                                                                    EXHIBIT 10.8

                       INDENTURE OF TRUST AND AGREEMENT

                                     among

              THE REDEVELOPMENT AGENCY OF THE CITY OF SAN MARCOS

                                      and

                         SAN MARCOS RETIREMENT VILLAGE

                                      and

                THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE,

                                      and

                        SECURITY PACIFIC NATIONAL BANK


________________________________________________________________________________


                            $13,500,000
        The Redevelopment Agency of the City of San Marcos
          Adjustable/Fixed Rate Multifamily Housing Bonds
              (San Marcos Retirement Village Project)


________________________________________________________________________________




                      __________________________________

                         Dated as of December 1, 1985

                      __________________________________


                                     INDEX

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RECITALS..............................................................   1

    PART I:    PLEDGE AND ASSIGNMENT; DEFINITIONS

         Article 1:  Pledge and Assignment by Issuer

Section 101    Pledge and Assignment of Issuer........................   2

Section 102    Defeasance of Lien; Termination of Borrower's
               Obligations on the Loan................................   2

         Article 2:  Definitions

    PART II:   THE BONDS

         Article 3:  The Bonds

Section 301    Issuance of Bonds......................................  19

Section 302    Delivery of Bonds......................................  20

Section 303    Execution; Authentication..............................  21

Section 304    Interest on Bonds......................................  21

Section 305    Lost Bonds; Exchange and Transfer of Bonds;
               Additional Interest Only Assignable by Separate
               Writing................................................  22

Section 306    Temporary Bonds........................................  24

         Article 4:  Redemption or Purchase of Bonds Before Maturity

Section 401    Redemption or Purchase of Bonds........................  25

Section 402    [Not Used]

Section 403    Selection of Bonds to be Redeemed......................  30

Section 404    Procedure for Redemption...............................  31

Section 405    No Partial Redemption After Default....................  31


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Section 406    Trustee to Notify Bank of Redemption
               of Principal...........................................  31

         Article 5:  Source and Application of Funds

Section 501    Project Fund...........................................  31

Section 502    Bond Fund..............................................  36

Section 503    Letter of Credit Fund; Draws Under
               Letter of Credit.......................................  36

Section 504    Investment of Moneys in Funds..........................  38

Section 504A   Payment of Bonds From Funds............................  39

Section 505    Avoidance of Arbitrage.................................  39

Section 506    Authorized Application of Funds; Moneys
               to be Held in Trust....................................  40

Section 507    Nonpresentment of Bonds................................  40

Section 508    Bonds Are Not General Obligations......................  40

Section 509    Substitute Letter of Credit............................  41

    PART III:  THE PROJECT

         Article 6:  Completion of the Project

Section 601    Borrower's Obligations to Complete
               Project, etc...........................................  42

Section 602    Completion Certificate.................................  42

Section 603    Subdivision of Project Site............................  43

         Article 7:  Damage and Destruction

Section 701    Damage and Destruction.................................  43

Section 702    Eminent Domain.........................................  43

Section 703    Payment to Borrower....................................  44


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    PART IV:   REPRESENTATIONS AND AGREEMENTS OF ISSUER AND BORROWER

         Article 8:   Representations and Agreements of Issuer

Section 801    Due Organization, etc..................................  44

Section 802    Payment of Bonds; Trustee's Rights with Respect to the
               Loan; Cooperation with Trustee.........................  45

         Article 9:  Representations and Covenants of the Borrower

Section 901    Legal Proceedings......................................  46

Section 902    Compliance with Law; Consents, etc.....................  46

Section 903    Adequacy of Disclosure.................................  46

Section 904    Acquisition, Construction and Completion of
               Project................................................  47

Section 905    Residential Rental Property............................  49

Section 906    Lower Income Tenants...................................  50

Section 907    Tax-Exempt Status of the Bonds.........................  51

Section 908    Modification and Termination of Special Tax
               Covenants..............................................  51

Section 909    Sale of Project........................................  52

         Article 10: Certain Agreements of Borrower

Section 1001   Borrower to Make Loan Payments Sufficient to Meet
               Debt Service on Bonds and Additional Payments..........  53

Section 1002   Borrower to Maintain Its Legal Existence...............  54

Section 1003   [Not Used]

Section 1004   Borrower to Give Notice of Event Adversely Affecting
               Tax-Exempt Status of Interest on Bonds.................  54


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Section 1005   Covenants Related to Mortgaged Property................  55

Section 1006   Instruments of Further Assurance; Recordings and
               Filing.................................................  57

Section 1007   Insurance and Worker's Compensation
               Coverage...............................................  57

Section 1008   Indemnification of Issuer, Bank and Trustee............  58

Section 1009   Inconsistencies Between Indenture and Reimbursement
               Agreement..............................................  60

    PART V:  EVENTS OF DEFAULT

         Article 11: Default Provisions and Remedies of
                     Trustee, Bank, Bondholders and Issuer

Section 1101   Events of Default; Defaults ...........................  60

Section 1102   Acceleration...........................................  62

Section 1103   [Not Used]

Section 1104   Remedies; Rights of Bank and Bondholders...............  63

Section 1105   Right of Bank and Bondholders to Direct
               Proceedings............................................  63

Section 1106   Appointment of Receiver ...............................  64

Section 1107   Application of Moneys .................................  64

Section 1108   Remedies Vested in Trustee.............................  64

Section 1109   Rights and Remedies of Bank and Bondholders............  65

Section 1110   Waivers of Events of Default ..........................  65

Section 1111   Intervention by Trustee ...............................  65

Section 1112   Remedies of Issuer on Event of Default.................  66

Section 1113   Non-Recourse...........................................  66


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     PART VI: THE TRUSTEE

          Article 12: The Trustee

Section 1201   Acceptance of Trusts.....................................  66

Section 1202   Fees and Expenses of Trustee.............................  67

Section 1203   Successor Trustee........................................  68

Section 1204   Resignation by Trustee; Removal..........................  68

Section 1205   Appointment of Successor Trustee.........................  68

Section 1206   Dealing in Bonds.........................................  69

Section 1207   Trustee as Bond Registrar; List of
               Bondholders..............................................  69

Section 1208   Successor Trustee as Custodian of Funds,
               Bond Registrar and Paying Agent..........................  69

Section 1209   Adoption of Authentication...............................  69

Section 1210   Designation and Succession of Paying
               Agents...................................................  69

Section 1211   Appointment of Co-Trustee................................  70

     PART VII: SUPPLEMENTAL INDENTURE AND WAIVERS;
               MISCELLANEOUS

          Article 13: Supplemental Indentures and Waivers

Section 1301   Supplemental Indentures Not Requiring
               Consent of Bondholders...................................  71

Section 1302   Supplemental Indentures Requiring Consent
               of Bondholders...........................................  72

Section 1303   Opinion of Counsel.......................................  73

Section 1304   Consent of Bank; Amendments to Letter of
               Credit...................................................  73

Section 1305   Modification by Unanimous Consent........................  73


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         Article 14: Miscellaneous

Section 1401   Consents, etc., of Bondholders.........................  74

Section 1402   Limitation of Rights...................................  74

Section 1403   Severability...........................................  74

Section 1404   Notices................................................  74

Section 1405   Payments Due on Saturdays, Sundays
               and Holidays...........................................  74

Section 1406   Extent of Issuer Covenants; No Personal
               Liability..............................................  74

Section 1407   Bonds Owned by Issuer or Borrower......................  75

Section 1408   Captions; Index........................................  75

Section 1409   Counterparts...........................................  75

Section 1410   Governing Law; Sealed Instrument.......................  75

Section 1411   Agreements to Constitute Covenants.....................  75

Signatures

Acknowledgements

EXHIBIT  301   - Form of Bond
EXHIBIT  401   - Form of Bondholder's Election Notice
EXHIBIT  501   - Costs of Issuance
EXHIBIT  601   - Description of Project
EXHIBIT 904A   - Form of Borrower's Certificate of Project Costs
EXHIBIT 904B   - Form of Monitoring Agreement
EXHIBIT 906A   - Form of Income Certification
EXHIBIT 906B   - Form of Borrower's Report

                       INDENTURE OF TRUST AND AGREEMENT

     This Indenture of Trust and Agreement (together with any supplemental indentures, the "Indenture") is made as of December 1, 1985, among The Redevelopment Agency of the City of San Marcos (the "Issuer"); San Marcos Retirement Village, a California general partnership (the "Borrower"); The First National Bank of Boston, authorized to execute trusts of the character herein set out, with its principal office in Boston, Massachusetts, as Trustee (the "Trustee"); and Security Pacific National Bank (the "Bank").

     Terms defined in this Indenture are used as defined. Unless otherwise indicated, references to Articles or Sections refer to those in this Indenture.


                                    RECITALS

     The Issuer has duly determined to issue $13,500,000 principal amount of industrial revenue bonds (the "Bonds", which term includes bonds issued in replacement or exchange and excludes Bonds for which the Trustee is holding payment therefor under Section 507 hereof). The proceeds of the Bonds will be loaned (the "Loan") hereunder by the Issuer to the Borrower. Such proceeds will be used to finance permitted costs in connection with the construct ion of residential dwelling units and facilities for the elderly to be owned and used by the Borrower in San Marcos, California. To secure the Bonds and the Bank Obligations (as defined in Article 2), and the obligations of the Issuer and the Borrower hereunder and under the Reimbursement Agreement, the Borrower is expected to grant a first deed of trust and second deed of trust and/or security interest in certain of its properties and the Issuer is herein pledging the Pledged Receipts and assigning certain of its rights hereunder.

     All things necessary to make the Bonds, when authenticated, the binding, limited obligations of the Issuer and to create a valid lien and pledge as herein provided have been accomplished; and the execution and delivery of this Indenture and the issuance of the Bonds have been duly authorized.

     In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree, covenant, grant, pledge, assign, represent and warrant as follows (it being understood and agreed that in the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a general obligation of the Issuer or a debt or pledge of the faith and credit of the State of California but shall be payable solely from the Pledged Receipts):


                                    PART I:
                                    ------

                       PLEDGE AND ASSIGNMENT; DEFINITIONS

     ARTICLE 1 - Pledge and Assignment by Issuer

     Section 101.  Pledge and Assignment of Issuer.  In order to secure the due
                   -------------------------------
payment of principal, premium, if any, and interest of or on the Bonds and compliance by the Issuer with its agreements contained in this Indenture and to secure the due payment and performance of the Bank Obligations, the Issuer hereby grants, pledges and assigns to the Trustee all of its right, title and interest in and to the following (the "Trust Estate"):

          (a) All of the Issuer's right, title and interest in and to the Pledged Receipts;

          (b) All of the Issuer's right, title and interest in and to the First Deed of Trust; and

          (c) All of the Issuer's right, title and interest in this Indenture, including enforcement rights and remedies (including the grant herein of a security interest under the Uniform Commercial Code to the maximum extent possible);

but excepting from such grant, pledge and assignment the right of the Issuer to any payment or reimbursement pursuant to Section 1001B, Section 1008 or the third sentence of Section 1112; to have and to hold the Trust Estate, whether
                                -------------------
now owned or hereafter acquired, unto the Trustee and its respective successors in trust and assigns forever; in trust nevertheless, upon the terms and trusts
                              ---------------------
herein set forth for the benefit, security and protection of (i) all present and future holders of all Bonds from time to time issued under and secured by this Indenture and (ii) the Bank.

     Section 102.  Defeasance of Lien; Termination of Borrower's Obligations on
                   ------------------------------------------------------------
the Loan.  When (i) the Issuer has paid or has caused to be paid out of Priority
- --------
Funds to the holders of all of the Bonds the principal and interest and premium, if any, due or to become due thereon at the times and in the manner stipulated therein and herein, (ii) all of the Bank Obligations have been performed or satisfied in full and (iii) all Additional Payments have been paid or provided for to the satisfaction of the Issuer and the Trustee, the lien of this Indenture on the Trust Estate shall terminate and the Borrower's obligations with respect to the Loan shall terminate, except that the rights given by Section 401(d) of this Indenture to the registered owners of all Outstanding Bonds shall survive for so long as such Bonds remain outstanding. Upon the Borrower's request, the Trustee shall upon the termination of the lien hereof promptly execute and deliver to the Borrower and the Issuer an appropriate discharge hereof and shall assign and deliver to the Borrower any property at the time subject to the lien of this Indenture which may then be in its possession, except amounts held by the Trustee pursuant to Section 507 for the payment of the principal of, premium, if any, and interest on the Bonds and Additional Payments and payments pursuant to
Section 1008.

     All the outstanding Bonds shall be deemed to have been paid within the meaning of this Section if:

          (a) After 123 days shall have passed and no Bankruptcy shall have occurred since the Borrower shall have deposited with the Trustee, in trust for and irrevocably committed thereto:

               (i)  sufficient moneys, or

              (ii) direct obligations of the United States to be of such maturities and interest payment dates and to bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the earnings therefrom (likewise to be held in trust and committed, except as hereinafter provided), be sufficient together with moneys referred to in (i) above, for the payment, at their maturities or redemption dates, of all principal of and interest and premium, if any, on such Bonds to the date of maturity or redemption, or if default in such payment shall have occurred on such date then to the date of the tender of such payment; provided, that if any such Bonds are to be defeased prior to the earlier of the redemption or the maturity thereof, notice of such redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of such notice and the Trustee shall have received an unqualified opinion of Bond Counsel that such payment shall not cause the Bonds to become "arbitrage bonds" within the meaning of Section 103(c) of the Internal Revenue Code of 1954, as amended; or

          (b) the Trustee shall have drawn under the Letter of credit and shall have paid to the holders of the Bonds, or pursuant to Section 503, 507 or 1107 shall be holding in trust for and irrevocably committed to the payment of the Bonds, sufficient Priority Funds for the payment, at their maturities or redemption dates or as provided in Section 503, of all principal of and interest and premium, if any, on such Bonds to the date of maturity or redemption or as provided in Section 503, as the case may be, or if default in such payment shall have occurred on such date, then to the date of tender of such payment; provided, that if any such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given as provided in this Indenture; and provided, further, that no Bond shall be deemed to have been paid within the meaning of this clause (b) if any payment of principal thereof or premium or interest thereon shall have been made out of funds or securities deposited with the Trustee by the Borrower and if with respect to any such deposit the conditions of clause (a) of this Section 103 shall not have been satisfied.

     The Bank Obligations shall be deemed to have been performed and satisfied in full within the meaning of this Section 103 if (A) the Letter of Credit is no longer outstanding, (B) the Borrower shall have paid sufficient moneys to the Bank for the payment of all of its obligations under the Reimbursement Agreement and (C) the Bank shall have so notified the Trustee in writing.

     Any moneys held by the Trustee in accordance with the provisions of this Section shall be invested by the Trustee in accordance with Section 504 (but only to the extent that such investments are available) only in direct obligations of the United States the maturities or redemption dates, without premium, of which shall coincide as nearly as practicable with, but not be later than, the time or times at which said moneys will be required for the aforesaid purposes; provided, however, that moneys drawn under the Letter of Credit shall be invested only in direct obligations of the United States with maturities of 30 or fewer days. The making of any such investments or the sale or other liquidation thereof shall not be subject to the control of the Issuer or the Borrower and neither the Trustee nor, without limiting it obligations under the Basic Agreements, the Borrower shall have any responsibility for any losses resulting from such investment. Any income or interest earned by, or increment to, the investments held under this Section, to the extent determined from time to time by the Trustee, with the consent of the Bank, to be in excess of the amount required to be held by it for the purposes of this Section 102, shall be paid to or for the account of the Borrower.

     Any amounts remaining in the Project Fund or the Bond Fund, after all of the outstanding Bonds shall be deemed to have been paid and all other amounts required to be paid under this Indenture, including without limitation the Bank Obligations, shall have been paid and after the Trustee shall have been notified by the Bank that all Bank Obligations have been satisfied, shall be paid to the Borrower upon the termination of this Indenture.

     ARTICLE 2 - Definitions

     The following terms as used in this Indenture, the Bonds and any certificate or document executed in connection therewith shall have the following meanings (or are defined elsewhere in this Indenture as indicated below) unless the context otherwise indicates:

     "Act of Bank Bankruptcy" means the Bank shall become insolvent or fail to pay its debts generally as such debts become due or shall admit in writing its inability to pay any of its indebtedness or shall consent to or petition for or apply to any authority for the appointment of a receiver, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or any such trustee, receiver, liquidator or similar official is otherwise appointed or insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings) shall be instituted by or against the Bank.

     "Additional Payments" means the amounts required to be paid by the Borrower under Section 1001B.

     "Adjustable Period Interest Payment Date" means (i) the first Wednesday in each calendar month during the Adjustable Rate Period, and (ii) the Conversion Date.

     "Adjustable Rate" means the lesser of (i) 12 1/2% per annum and (ii) a floating rate established as herein provided. Except as provided in the last sentence hereof, the floating rate shall be equal to ARBI plus a fixed interest component ("FIC") equal to (x) one-quarter of one percent (1/4th of 1%) or (y),
(y) from and after the first Wednesday of the Adjustable Rate Interest Period next succeeding the 15th day after the Remarketing Agent gives notice to the Registered Owners of the Bonds that the Bonds have been rated AA or better (or the equivalent thereof) by S&P or Moody's or their successors, one-eighth of one percent (1/8th of 1%), provided that:

          (i) if the Trustee shall have received a notice tendering any of the Bonds for purchase as described in Section 401(d) and if the Remarketing Agent shall remarket all or a portion of such Bonds pursuant to the Remarketing Agreement, the floating rate of interest for all Bonds shall be equal to the sum of (A) ARBI, plus (B) the FIC, plus (C), if required to enable the Remarketing Agent to remarket such tendered Bonds at par plus accrued interest, an additional interest component ("AIC") determined as hereinafter provided. The AIC shall be equal to that percentage of interest determined by the Remarketing Agent in connection with any remarketing effort and expressed in increments of 1/8th of 1% per annum, which when added to the sum of ARBI plus the FIC will produce the interest rate per annum necessary to enable the Remarketing Agent to remarket such Bonds at par plus accrued interest. The AIC shall become effective with respect to all Bonds as of the Purchase Date with respect to the Tendered Bonds under Section 401(d), unless such date occurs after the last Wednesday of an Adjustable Rate Interest Period, in which case such AIC shall become effective as of the first Wednesday of the next Adjustable Rate Interest Period; and

          (ii) if an AIC is added to the floating rate pursuant to the preceding clause (i), such AIC shall remain in effect until the end of the Adjustable Rate Interest Period following the Adjustable Rate Interest Period in which the Bonds were remarketed (except as provided in clause (iii) below), until a further adjustment to the floating rate is made pursuant to the preceding clause (i) or until the interest rate on the Bonds is otherwise determined as provided in this Indenture; and

         (iii) if the Remarketing Agent shall have advised the Borrower, the Issuer, the Trustee and each Bondholder not less than seven days prior to the first Wednesday of any Adjustable Rate Interest Period that the discontinuance of the AIC would result in the Bonds bearing interest at a rate different from the interest rate per annum necessary to enable the Remarketing Agent to remarket the Bonds at par plus accrued interest, the floating rate shall be equal to the floating rate as last adjusted pursuant to the preceding clause (i) until such time as the floating rate may again be adjusted pursuant to such clause (i) or until the interest rate on the Bonds is otherwise determined as provided for in this Indenture; and

          (iv) in the event that the Remarketing Agent shall have determined (which determination shall be within the judgment and discretion of the Remarketing Agent) that the Bonds may be remarketed at par plus accrued interest at an Adjustable Rate equal to ARBI, then from and after the first Wednesday of the adjustable Rate Interest Period next succeeding the 15th day after the Remarketing Agent gives notice to the Registered Owners of the Bonds that it has made such determination and so long as such determination shall remain in effect, the FIC shall equal zero.

     In the event that The First National Bank of Boston discontinues the announcement of ARBI, the floating rate shall be equal to the average coupon rate of interest expressed as a percentage of the yield evaluations at par of United States Treasury obligations having a maturity of 91 days, which is determined by the Remarketing Agent as necessary to remarket the Bonds at par plus accrued interest, and which shall be announced by the Remarketing Agent to the Trustee, the Issuer and the Borrower on Wednesday of each week, beginning on the first such Wednesday following the discontinuance of ARBI, each change in such floating rate to take effect on the Wednesday next following its announcement.

     "Adjustable Rate Interest Period" means each period during the Adjustable Rate Period commencing on (and including) the first Wednesday of each calendar month (or, in the case of the first such period, the date of delivery of the Bonds to the initial purchaser or purchasers of the Bonds) and ending on (but excluding) the first Wednesday of the next succeeding calendar month.

     "Adjustable Rate Period" means the period from the date of issuance and delivery of the Bonds to and including the earlier of (i) the Conversion Date and (ii) the date the principal of and interest on the Bonds shall have been paid in full or provision shall have been made for the payment thereof in accordance with this Indenture

     "AIC" -- See definition of Adjustable Rate.

     "ARBI" means the rate, calculated as a percentage (the "ARBI Percent") of the FNBB Base Rate, which, in the sole judgment of The First National Bank of Boston, will result in the minimum yield attainable on tax-exempt adjustable-rate bonds priced at par supported by the letter of credit of The First National Bank of Boston. ARBI shall change as and when the FNBB Base Rate changes, provided that (a) ARBI shall not be lower on any day during any Adjustable Rate Interest Period than on the first Wednesday of such Interest Period, and (b) changes in the FNBB Base Rate of which the Trustee is given notice after the last Wednesday in any Adjustable Rate Interest Period shall become effective on the first Wednesday of the next succeeding Adjustable Rate Interest Period. Changes in ARBI which result from a change in the ARBI Percent shall become effective with respect to a Adjustable Rate Interest period only if the Trustee is given notice of such change in the ARBI Percent at least seven days prior to the first Wednesday of such Adjustable Rate Interest Period. Changes in ARBI shall be communicated by The First National Bank of Boston to the Trustee and the Remarketing Agent promptly after they are announced.

     "Bank" means Security Pacific National Bank so long as its Letter of Credit is outstanding or, where the context requires, any bank or other financial institution issuing a Substitute Letter of Credit. If no Letter of Credit or Substitute Letter of Credit is outstanding, then any reference in this Indenture to the Bank shall be disregarded.

     "Bank Obligations" means any and all obligations of the Borrower to the Bank under the Reimbursement Agreement (including without limitation the obligation to reimburse the Bank for amounts drawn under the Letter of Credit and to pay interest on such amounts until paid).

     "Bankruptcy" means the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceeding) by or against the Borrower or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect.

     "Basic Agreements" means this Indenture, the Land Use Restriction Agreement, the Bonds, the Bond Purchase Agreement, the Depositary Agreement, the Reimbursement Agreement, the Bond Pledge Agreement, the Intercreditor Agreement, the Remarketing Agreement and the First Deed of Trust and the Second Deed of Trust.

     "Bond Counsel" means Kutak, Rock & Campbell or any other attorney at law or a firm of attorneys mutually acceptable to the Trustee and the Borrower of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

     "Bond Fund" -- See Section 502.

     "Bondholder" means, as of any time, the registered owner of any Bond as shown in the register kept by the Trustee as bond registrar.

     "Bondholder's Election Notice" -- See Section 401(d).

     "Bond Pledge Agreement" means the Bond Pledge Agreement of even date herewith among the Borrower, the Bank and the Trustee and entered into pursuant to the Reimbursement Agreement.

     "Bond Purchase Agreement" means the Bond Purchase Agreement of even date herewith among the Issuer, the Borrower and the initial purchaser or purchasers of the Bonds.

     "Bond Year" means any one-year period ending on the anniversary of the Closing Date.

     "Bonds" -- See Recitals in this Indenture.

     "Borrower -- See Recitals in this Indenture.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of Boston or the City of San Diego.

     "Certificate as to Arbitrage" means the Certificate as to Arbitrage dated the Closing Date among the Issuer, the Borrower and the Remarketing Agent.

     "Closing Date" means December 31, 1985.

     "Code" means the Internal Revenue Code of 1954, as amended.

     "Completion Certificate" -- See Section 602.

     "Computation Date" -- See Section 304(b).

     "Conversion Date" -- See Section 304(b).

     "Cost" or "Cost of the Project" or "Project Cost" means and is deemed to include to the extent permitted by the Enabling Act, whether incurred prior to or after the date of this Indenture, (a) obligations of the Issuer or of the Borrower incurred for labor, materials and other expenses and to contractors, builders and materialmen in connection with the acquisition, construction, installation and equipping of the Project and improvements thereto; (b) the cost of contract or performance bonds or of other bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project; (c) all costs of engineering services, including the expenses of the Issuer and the Borrower for test borings, surveys, test and pilot operations, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of the

Project; (d) compensation and expenses of the Trustee, legal, accounting, financial and printing expenses, fees and all other expenses incurred in connection with the issuance of the Bonds, which are not otherwise provided for under the terms of this Indenture; (e) interest on the Bonds during the period of construction of the Project, and for a period not exceeding one year after completion of construction of the Project; (f) all other costs which the Issuer or the Borrower shall be required to pay under the terms of any contract or contracts for the acquisition (by purchase, lease or otherwise), construction or installation of the Project; and (g) any sums required to reimburse the Issuer or the Borrower for advances made by either of them for any of the above items, or for any other costs incurred and for work done by any of them, which are properly chargeable to the facilities being acquired, constructed or installed.

     "Costs of Collection" means all attorneys' reasonable fees and out-of-pocket expenses incurred by the Trustee and all reasonable costs and expenses associated with travel on behalf of the Trustee, which costs and expenses are directly or indirectly related to the Trustee's efforts to collect and/or enforce the Bonds, this Indenture, the Bond Purchase Agreement, and/or any of the Trustee's rights, remedies, powers, privileges, or discretions against or in respect of the Borrower and/or any lessee of the Borrower (whether or not suit is instituted in connection with any of the foregoing).

     "Default" and "event of default" -- See Section 1101.

     "Depositary" means The First National Bank of Boston as depositary under the Depositary Agreement and its permitted successors and assigns.

     "Depositary Agreement" means the Depositary Agreement of even date herewith among the Trustee, the Borrower, the Depositary and the Remarketing Agent.

     "Determination of Taxability" means a determination that the interest income on any of the Bonds does not qualify as exempt interest under Section 103 of the Internal Revenue Code of 1954, as amended ("exempt interest"), for a reason other than that a Bondholder is a "substantial user" of the Project or a "related person" of the Borrower within the meaning of Section 103(b)(13) of said Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

          (a) the date on which the Trustee receives an opinion of Bond Counsel that the interest income on any of the Bonds does not qualify as exempt interest; or

          (b) the date on which the Trustee receives notice that any change in law or regulation has become effective or that the Internal Revenue Service has issued any private ruling, technical advice or any other written communication with or to the effect that the interest income on any of the Bonds does not qualify as exempt interest; or

          (c) the date on which the Borrower receives notice from the Trustee in writing that the Trustee has been advised by any holder of any Bonds that the Internal Revenue Service has issued a thirty-day letter or other notice which asserts that the interest on the Bonds does not qualify as exempt interest.

     "Enabling Act" means Chapter 8 (commencing 3375) of Part l of Division 24 of the Health and Safety Code of the State of California, as amended.

     "First Deed of Trust" means the First Deed of Trust on The Mortgaged Property to be entered into among the Borrower, as trustor, Founders Title Company, as trustee, and the Trustee, as Beneficiary, as provided in Section 603B hereof for the purpose of securing the Borrower's obligations to the Issuer hereunder.

     "Fixed Interest Index" means the interest rate index, determined by the Remarketing Agent and announced to the Trustee, the Issuer, the Bank and the Borrower from time to time, based upon yield evaluations at par (on the basis of a term approximately equal to the time remaining until the maturity of the Bonds) of not less than ten component issuers of comparable credit quality selected by the Remarketing Agent which may include, without limitation, issuers of industrial development revenue bonds and other limited and special obligation bonds, the interest on which is exempt from federal income taxation. In the event the Letter of Credit will remain outstanding and available on and after the Conversion Date or a Substitute Letter of Credit will be issued and available on and after the Conversion Date, the component issuers shall be of the same rating category as shall be assigned to the Bonds (or, if the Bonds are not rated, the long-term obligations of the issuer of the Letter of Credit or such Substitute Letter of Credit, as the case may be) by Moody's or S&P based on the availability of either such Letter of Credit. In the event the Letter of Credit will not remain outstanding and available on and after the Conversion Date, the component issuers shall be of the same credit quality as the Borrower in the judgment of the Remarketing Agent. The specific issuers included in the component issuers may be changed from time to time by the Remarketing Agent in its discretion. In the event the Fixed Interest Index cannot be determined by the aforementioned methods, such Index shall be equal to 95% of the most recent Bond Buyer Revenue Bond Index, provided that if the Bond Buyer Revenue Bond Index is no longer published at the time, then the Fixed Interest Index shall be equal to 90% of the average of the yield evaluations at par of United States Treasury obligations having a term to maturity within one year of the remaining term to maturity of the Bonds, as computed by the Remarketing Agent. In the event that the Fixed Interest Index cannot be determined by any of the aforementioned methods, the Fixed Interest Index shall be equal to twelve and one-half percent (12 1/2%) per annum.

     "Fixed Period Interest Payment Dates" means the January 1 or July 1 next succeeding the Conversion Date and each January 1 and July l thereafter until the principal of, and premium, if any, and interest on, the Bonds shall have been paid in full or provision shall have been made for the payment thereof in accordance with this Indenture.

     "Fixed Rate" means the rate of interest certified to the Borrower, the Issuer, the Bank and the Trustee by the Remarketing Agent no fewer than three Business Days prior to the Conversion Date as the minimum rate of interest which, in the opinion of the Remarketing Agent, is necessary to sell the Bonds in a secondary sale (by private placement, so long as the Remarketing Agent shall be an entity not allowed to sell Bonds publicly) on the Conversion Date at a price equal to 100% of the outstanding principal amount thereof; provided, however, that such rate of interest shall not be less than 75% nor more than 125% of the Fixed Interest Index as of the Computation Date.

     "Fixed Rate Period" means the period during which interest on the Bonds shall be payable at the Fixed Rate.

     "FNBB Base Rate" means the per annum rate of interest from time to time announced by The First National Bank of Boston at its principal office in Boston, Massachusetts as its Base Rate.

     "Income Certification" means an income certification substantially in the form attached hereto as Exhibit 906A, as such form may be revised by the Issuer from time to time.

     "Indenture" -- See first paragraph of this Indenture.

     "Intercreditor Agreement" means the Intercreditor Agreement to be entered into among the Bank, the Trustee and the Borrower at the time provided in
Section 603.

     "Interest Payment Dates" means, collectively, the Adjustable Period Interest Payment Dates and the Fixed Period Interest Payment Dates.

     "Issuer" -- See first paragraph of this Indenture.

     "Land Use Restriction Agreement" means that Land Use Restriction Agreement to be entered into by and among the Issuer, the Trustee and the Borrower.

     "Letter of Credit" means the direct draw Letter of Credit originally issued under the Reimbursement Agreement, in substantially the form of Exhibit A thereto and having an original Stated Amount (as therein defined) of $13,712,672, of which an amount not exceeding $13,500,000 may be drawn to pay unpaid principal on the Bonds, an amount not exceeding $212,672 may be drawn to pay up to 46 days interest accrued on Bonds, or any Substitute Letter of Credit.

     "Letter of Credit Fund" -- See Section 503.

     "Loan" -- See Recitals in this Indenture.

     "Lower-Income Tenants" means "Individuals of low or moderate income within the meaning of Section 103(b)(4)(A) of the Code.

     "Majority of the Bondholders" means the holders of more than fifty percent of the aggregate principal amount of Bonds at the time outstanding (other than Bonds registered in the name of the Borrower).

     "Monitoring Agent" means the monitoring agent appointed by the Borrower or the Trustee under the Monitoring Agreement.

     "Monitoring Agreement" means the Monitoring Agency Agreement to be executed among the Trustee, the Borrower and the Monitoring Agent substantially in the form of Exhibit 904B hereto or such other agreement as may be in effect from time to time pursuant to Section 904(i).

     "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, with the approval of the Borrower, by notice to the Trustee and the Borrower.

     "Mortgaged Property" means the real property and improvements comprising the Project which are subject to the liens of the First Deed of Trust and the Second Deed of Trust.

     "Notice Address" means:

     (a)  As to the Borrower:      San Marcos Retirement Village
                                   c/o Brim & Associates, Inc.,
                                     Managing Partner
                                   177 N.E. 102nd Avenue
                                   Portland, Oregon 97220

                                             and to

                                   University Financial Corporation
                                   12651 High Bluff Dr., Suite 200
                                   San Diego, California 92130

     (b)  As to the Issuer:        The Redevelopment Agency of the
                                     City of San Marcos
                                   105 West Richmar
                                   San Marcos, California  92069

                                   Attn:  Executive Director

     (c)  As to the Trustee        The First National Bank of
          or the Depositary          Boston
          for delivery by          100 Federal Street
          hand or overnight        Boston, Massachusetts  02110
          courier:
                                   Attn:  Manager Corporate Trust
                                          Division

     (d)  As to the Trustee,       The First National Bank
          for delivery by            of Boston
          U.S. Mail:               P.O. Box 1618
                                   Boston, Massachusetts  02105

                                   Attn:  Manager Corporate Trust
                                          Division

     (e)  As to the Bank:          Security Pacific National Bank
                                   1200 Third Avenue, Suite 200
                                   San Diego, California  92101

                                   Attn:  Eugene Watson,
                                          Vice President

     (f)  As to the Depositary     The First National Bank
          for delivery by U.S.     of Boston
          Mail                     P.O. Box 1897
                                   Boston, Massachusetts  02105

                                   Attn:  Corporate Trust Division
or to such other address or addresses as any such party shall designate by notice to the other parties.

     "Option to Convert" means the Borrower's and the Bank's right and option to convert the rate of interest payable on the Bonds from the Adjustable Rate to the Fixed Rate as provided in Section 304(b).

     "Outstanding Bonds" or "Bonds outstanding" means the amount of principal of the Bonds which has not at the time been paid, exclusive of (a) Bonds in lieu of which others have been authenticated under Section 303 and (b) principal of any Bond which has become due (whether by maturity, call for redemption or otherwise) and for which provision for payment as required herein has been made.

     "Paying Agent" means the Trustee or any other paying agent appointed in accordance with Section 1210 hereof.

     "Payment Date" means each date on which any principal of, premium, if any, or interest on any Bond is due and payable for any reason.

     "Permitted Encumbrances" means liens and encumbrances permitted hereby, including the lien upon the Mortgaged Property created by this Indenture, the liens upon the Mortgaged Property created by the First Deed of Trust and Second Deed of Trust and the liens upon the Mortgaged Property created by the Land Use Restriction Agreement; liens for ad valorem taxes or betterment assessments not then delinquent; and any other liens, encumbrances, easements and rights of way permitted under the Reimbursement Agreement or by the Bank.

     "Persons" means natural persons, firms, associations, partnerships, trusts, corporations, public bodies and other legal entities.

     "Plans and Specifications" means the Project as described in Exhibit 601.

     "Pledged Receipts" means all of the Issuer's right, title and interest in the Loan and all payments and other revenues received or receivable by the Issuer, or the Trustee for the account of the Issuer, in respect of the Loan, including without limitation moneys, investments and proceeds in the Bond Fund and the Project Fund, except for amounts in the Rebate Fund and payments to the Issuer under clauses (a) and (b) of Section 1001B or under Section 1008, and subject to the provisions of Section 507 regarding moneys for the benefit of the holders of particular Bonds.

     "Principal Office" when used with respect to the Trustee, means the office located at 100 Federal Street, Boston, Massachusetts 02110 and, when used with respect to any other Paying Agent and the Depositary means the office thereof designated in writing to the Trustee.

     "Priority Funds" means (a) with respect to any Payment Date occurring prior to the termination of the Letter of Credit and the disbursement of proceeds of any final drawing thereunder (i) moneys deposited in the Bond Fund pursuant to subsection (a) of Section 502 and any earnings thereon, (ii) moneys deposited in the Letter of Credit Fund pursuant to Section 503 and (iii) moneys deposited in the Bond Fund pursuant to subsection (b), (c), (d), (e) or (f) of Section 502, and any earnings thereon, which have been held by the Trustee, as agent and bailee, for at least 123 consecutive days, but only if no Bankruptcy has occurred prior to or during such 123-day period and if the chief executive or chief financial officer of the managing partner of the Borrower shall have delivered to the Trustee a certificate stating, as of a date no earlier than the last day of such period, that no Bankruptcy has occurred and (b) with respect to any Payment Date occurring after the termination of the Letter of Credit and the disbursement of proceeds of any final drawing thereunder, monies held by the Trustee and the proceeds thereof. Notwithstanding the foregoing, when used with respect to payment of any amount due in respect of any Tendered Bonds, the term Priority Funds shall mean any monies held by the Trustee and the proceeds from the investment thereof, except for monies drawn under the Letter of Credit.

     "Project" means the residential dwelling units and facilities for the elderly constructed, acquired and installed with the Loan, including without limitation the facilities described in Exhibit 601 and any permitted modification, substitutions and additions.

     "Project Fund" -- See Section 501.

     "Project Supervisor" means the person and each alternate designated to supervise the Project hereunder by written certificate furnished to the Issuer, the Trustee and the Bank, containing the specimen signature of such person and signed on behalf of the Borrower by the chief executive or chief financial officer of the managing partner of the Borrower. If the Borrower fails to designate at least one replacement within ten days after the Unavailability or inability of all such persons to act, the Bank may, but shall have no obligation to, appoint a successor who shall be any engineer qualified to practice the profession of engineering in California.

     "Purchase Draw" means a draw by the Trustee under the Letter of Credit to finance the purchase at a price equal to principal plus accrued interest to the date of purchase of the Bonds which the Remarketing Agent has failed or is unable to remarket on or prior to the applicable date of purchase thereof under
Section 401(d).

     "Purchaser" -- See Section 401(e).

     "Qualified Investments" means (i) any bonds or obligations which as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or banker's acceptances or interest bearing deposits of the Trustee or the Bank and banks affiliated with the Trustee or the Bank and banks or trust companies organized under the laws of the United States of America or any state thereof, which have capital and surplus of at least $100,000,000, (iii) commercial paper or finance company paper, including that of any affiliate of the Trustee or the Bank, which is rated not less than prime-one or A-1 or their equivalents by Moody's or S&P or their successors, (iv) bonds, obligations or commercial paper the interest on which is exempt from federal income taxation and which are rated not less than A by Moody's or S&P or their successors, and (v) any bonds or obligations of the District of Columbia, any territory of the United States of America or any state of the United States of America or of any political subdivision or other instrumentality of the foregoing which are rated in one of the two highest categories for such securities by Moody's or S&P or their successors; provided that such investment or deposit is not prohibited by federal or state banking laws applicable to the Trustee.

     "Qualified Project Costs" means Project Costs, but only to the extent that such costs (i) were paid or incurred after April 9, 1985, (ii) are chargeable to the Project's capital account or would be so chargeable either with a proper election or but for a proper election to deduct such costs, within the meaning of Treasury Regulation l.103-8(a)(1), as the same may be amended from time to time and (iii) are deemed to be "residential rental property" or "functionally related and subordinate" under Treasury Regulation 1.103-8(b).

     "Qualified Project Period" means that period beginning on the first day on which at least 10% of the units in the Project are first occupied (or, if later, the date of initial issuance and delivery of the Bonds) and ending on the latest of (a) the date which is ten years after the date on which at least 50% of the units in such Project are occupied (or, if later, the date of initial issuance and delivery of the Bonds), (b) the date equal to 50% of the term of the Bonds with the longest maturity, measured from the date on which any completed unit in the Project is occupied initially (or, if later, the date of initial issuance and delivery of the Bonds) or (c) the date on which any assistance provided with respect to such Project under Section 8 of the United States Housing Action of 1937, as amended, terminates.

     "Record Date" means (a) with respect to any Adjustable Period Interest Payment Date, the Business Day next preceding such Interest Payment Date, or (b) with respect to any Fixed Period Interest Payment Date, the fifteenth day of the month next preceding such Interest Payment Date, or, if such day shall not be a Business Day, the next preceding Business Day.

     "Reimbursement Agreement" means the Reimbursement Agreement of even date herewith between the Borrower and the Bank, as from time to time amended, and any agreement to which the Borrower and any Bank are parties and pursuant to which a Substitute Letter of Credit is issued.

     "Remarketing Agent" means The First National Bank of Boston or such other remarketing agent as may be appointed from time to time pursuant to the Remarketing Agreement.

     "Remarketing Agreement" means the Remarketing Agreement of even date herewith between the Borrower and the Remarketing Agent, as from time to time amended, pursuant to which the Borrower has appointed the Remarketing Agent as the exclusive agent for the remarketing of Bonds tendered by Bondholders for purchase or redemption pursuant to Sections 401(d) and 401(e) and such other agreement appointing a Remarketing Agent as may be in effect from time to time.

     "Required Property Insurance Coverage" means a policy or policies of insurance insuring against loss or damage of the kinds usually insured against by similar businesses in the area, including without limitation insurance with respect to the Mortgaged Property against loss or damage by fire and other risks from time to time included under extended coverage policies and federal flood insurance (if the Mortgaged Property is in a designated flood plain area), and insuring against such other risks as the Bank may from time to time reasonably request, all such insurance to be in amounts and with such deductibles as the Bank may from time to time reasonably request or approve.

     "Required Public Liability Insurance" means insurance against death or bodily injury and property damage in such amounts and with such deductibles as the Bank from time to time may reasonably request or agree to.

     "S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, with the approval of the Borrower, by notice to the Trustee and the Borrower.

     "Second Deed of Trust" means the Second Deed of Trust on the Mortgaged Property to be entered into among the Borrower, as trustor, the Bank, as beneficiary, and Founders Title Company as trustee, as provided in Section 603 hereof for the purpose of securing the Bank Obligations.

     "Substitute Letter of Credit" means any irrevocable transferable letter of credit, insurance policy, guaranty, surety bond or other agreement substituted for the Letter of Credit in accordance with Section 509.

     "Tendered Bonds" has the meaning provided therefor in the Depositary Agreement.

     "Trust Estate" -- See Section 101.

     "Trustee" -- See first paragraph of this Indenture.

     "Uniform Commercial Code" means the California Commercial Code.

     Any reference in this Indenture to the Borrower, the Issuer, the Trustee, the Bank, the Remarketing Agent or the Depositary shall include those which succeed to their functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions. Any reference in this Indenture to any statute or law or chapter or section thereof shall include all amendments, supplements or successor provisions thereto.


                                    PART II:
                                    -------

                                   THE BONDS

     ARTICLE 3 - The Bonds

     Section 301.  Issuance of Bonds.  The Bonds shall be designated "The
                   -----------------
Redevelopment Agency of the City of San Marcos Adjustable/Fixed Rate Multifamily Housing Bonds (San Marcos

Retirement Village Project)"; shall be issued in the aggregate principal amount of $13,500,000; shall be numbered consecutively from R-1 upwards; shall be issued in fully registered form; shall mature on December 1, 2010, except as provided herein; shall be substantially in the form set forth in Exhibit 301 attached hereto, with such variations, omissions and insertions as are permitted or required hereby; and shall be dated as of the Closing Date if authenticated prior to the first Interest Payment Date and otherwise shall be dated as of the Interest Payment Date next preceding the date of their authentication, except that if authenticated on an Interest Payment Date they shall be dated as of such date of authentication; provided that if at the time of authentication interest thereon is in default, they shall be dated as of the date to which interest has been paid or if no interest has been paid, they shall be dated as of the Closing Date. The Bonds shall be issued initially in fully registered form without coupons numbered from R-1 upwards in such denominations as shall be requested by the initial purchaser or purchasers of the Bonds.

     Interest on each Bond shall accrue from its date; provided, that interest shall not accrue on Bonds held by the Trustee for the account of the Borrower pursuant to the Bond Pledge Agreement as a result of a Purchase Draw under the Letter of Credit as provided in Section 503(c) hereof.

     Section 302.  Delivery of Bonds.  Upon the execution and delivery of this
                   -----------------
Indenture, the Issuer shall execute and deliver the Bonds to the Trustee and the Trustee shall authenticate the Bonds and deliver them to the initial purchaser or purchasers as provided in Section 2 of the Bond Purchase Agreement upon the direction of the Issuer.

     Prior to delivery by the Trustee of the Bonds, there shall be filed with the Trustee:

          (a) A copy, duly certified on behalf of the Issuer, of the resolutions adopted by the Issuer authorizing the execution and delivery of this Indenture and the issuance and sale of the Bonds.

          (b)  The Letter of Credit.

          (c)  An executed counterpart of this Indenture.

          (d) The Issuer's due request and authorization to the Trustee to authenticate and deliver the Bonds to the initial purchaser or purchasers upon payment of a specified sum to the Trustee for the account of the Issuer.

     Section 303.  Execution; Authentication.  Bonds shall be executed on behalf
                   -------------------------
of the Issuer by the manual or facsimile signature of Executive Director and attested by the Chairman. The official seal (which may be facsimile) of the Issuer shall be impressed or imprinted on all Bonds. In case any officer whose signature shall appear on the Bonds shall cease to be such Officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient.

     No Bond shall be valid or obligatory until authenticated as provided in
Exhibit 301 by the Trustee. Such authentication shall be conclusive evidence that such Bond has been authenticated and delivered hereunder. The certificate of authentication on any Bond shall be deemed to have been executed by the Trustee if manually signed by an authorized signatory of the Trustee, but it shall not be necessary that the same Person sign the certificate of authentication on all of the Bonds issued hereunder.

     Section 304.  Interest on Bonds.
                   -----------------

          (a) The Bonds shall bear interest from and including the date thereof (except as herein provided) until payment of the principal thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Prior to the Conversion Date interest accrued on the Bonds shall be computed on the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed. On and after the Conversion Date interest accrued on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

     During the Adjustable Rate Period the Bonds will bear interest at the Adjustable Rate. Subsequent to the Conversion Date, the Bonds shall bear interest at the Fixed Rate. Interest will be payable as provided in Exhibit 301 on each Interest Payment Date, commencing February 5, 1986.

          (b) The Bonds will be issued subject to the provision that the interest rate on the Bonds will cease to be at the Adjustable Rate and will become fixed until maturity at the Fixed Rate upon the election by the Borrower (or, under the circumstances set forth in Section 10.3 of the Reimbursement Agreement, the Bank) to exercise the Option to Convert as herein provided on such date which is a Business Day as the Borrower (or the Bank) shall select, subject to the terms and conditions hereof (the "Conversion Date"). The Borrower (or the Bank) may exercise the Option to Convert at any time subsequent to the six month anniversary of the Closing Date by giving written notice to the Issuer, the Trustee and the Bank (or the Borrower) stating (A) its election to convert to the Fixed Rate, which notice shall specify the date as of which the Fixed Interest Index was or shall be computed (the "Computation Date"), which date shall be not more than five Business Days from the date of such notice, (B) the Conversion Date, which date shall not be less than 20 nor more than 60 days from the date of such notice, and (C) whether the Letter of Credit has been extended and the terms thereof, or whether a Substitute Letter of Credit has been obtained and the terms thereof. Such notice shall be accompanied by an opinion of Bond Counsel stating that the establishment of the Fixed Rate and the purchase and resale of the Bonds in connection therewith are authorized and permitted by this Indenture and the Enabling Act and will not have an adverse effect on the income tax exemption of interest on the Bonds. Upon receipt of such written notice the Trustee in the name of the Issuer shall call all the Bonds for redemption as provided in Sections 401(e) and 403 hereof.

               As and for a sinking fund for the Bonds subsequent to the Conversion Date, the Issuer shall cause to be deposited into the Bond Fund on the first anniversary of the Conversion Date and on the same day of each year thereafter an amount which shall amortize the principal amount of Bonds outstanding at the Fixed Rate from the first anniversary of the Conversion Date to and including the Maturity Date so as to produce substantially equal debt service payments (principal and interest) on the Bonds in each such year (after taking into account considerations relating to the marketability of the Bonds). Such amounts shall be set forth in a supplemental indenture executed and delivered for such purpose.

          (c) No interest, principal or premium shall be paid or interest paid or accrued on Bonds purchased for the account of the Borrower pursuant to a Purchase Draw under the Letter of Credit as provided in Section 503(c) hereof for so long as such Bonds are held by the Trustee pursuant to the Bond Pledge Agreement.

     Section 305.  Lost Bonds; Exchange and Transfer of Bonds; Additional
                   ------------------------------------------------------
Interest Only Assignable by Separate Writing.  If any of the Bonds are lost,
- --------------------------------------------
wrongfully taken, mutilated, destroyed or improperly cancelled, the Issuer shall authorize the issuance of new Bonds to replace them upon proof satisfactory to the Issuer and the Trustee and (except in the case of mutilated or improperly cancelled Bonds which are surrendered to the Trustee) upon giving to the Issuer and Trustee an indemnity bond in such amount as the Issuer and Trustee may require (except as to any institutional holder, in which case its own agreement of indemnity shall be sufficient). Each new Bond shall in all respects be identical with the mutilated, lost, stolen, destroyed or improperly cancelled Bond, except that it shall include a notation of all principal previously advanced, paid or redeemed.

     Each such new Bond shall be signed by the same officers or duly authorized signatories of the Issuer and the Trustee who signed the original Bond; provided that if an officer or duly authorized signatory who executed the original Bond no longer occupies the same office with the Issuer or the Trustee or is otherwise unavailable, then such new Bond shall be signed by a duly authorized officer or signatory then in office. The obligation of the Issuer upon the new Bond shall be identical with its obligation upon the original Bond, and the rights of the holder shall be the same as those conferred by the original Bond. The Issuer and the Trustee may charge the owner of the Bond with their reasonable fees and expenses in connection with the issuance of a new Bond under this Section 305.

     The person in whose name a Bond is registered on the Bond register maintained by the Trustee shall be deemed the absolute owner for all purposes; and payment of any principal of or interest on any Bond shall be made only to or upon the order of the registered owner thereof or the owners attorney or legal representative. Such payments shall fully discharge the liability on the Bond to the extent of the sums so paid.

     At the option of the Bondholder, any Bond may be presented at the corporate trust office of the Trustee for endorsement showing the balance of principal due thereon and the date to which interest has been paid.

     Upon surrender of a Bond at the corporate trust office of the Trustee, as bond registrar, together with an assignment duly executed by the registered owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, the Bond may be exchanged for Bonds of the same maturity, aggregating in amount the then unpaid principal amount of the Bonds surrendered, of denominations of not less than $500,000 and integral multiples of $50,000 during the Adjustable Rate Period and of denominations of not less than $5,000 and integral multiples thereof during the Fixed Rate period and bearing interest at the same rate, and in the same form as the Bonds surrendered for exchange.

     Any Bond may be transferred upon the books kept for the registration and transfer of Bonds only upon surrender thereof to the Trustee, as bond registrar, together with an assignment duly executed by the registered owner or his attorney or legal representative in such form as shall be satisfactory to the

Trustee. Upon the transfer of any such Bond the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Bond or Bonds of the same maturity, of denominations of not less than $500,000 and integral multiples of $50,000 during the Adjustable Rate Period and of denominations of not less than $5,000 and integral multiples thereof during the Fixed Rate Period, aggregating in amount the then unpaid principal of the Bond surrendered, and bearing interest at the same rate and, in the same form as the Bonds surrendered.

     For the purpose of registration of transfers of Bonds purchased in lieu of redemption in accordance with Section 401(e), each Bondholder, by its acceptance of such Bonds appoints the Trustee as its duly authorized representative for purposes of endorsing such Bond so purchased for transfer to the purchaser thereof in accordance with said Section 401(e).

     In all cases in which Bonds shall be issued in exchange for or in replacement of other Bonds, the Bonds to be issued shall be signed and sealed on behalf of the Issuer, and authenticated by the Trustee as provided in Section
303. The obligation of the Issuer and the rights of the holders with respect to such Bonds shall be the same as with respect to the Bonds being exchanged or replaced. The Issuer and the Trustee may charge the holder of such exchanged or replaced Bond their reasonable fees and expenses for effecting such exchange or replacement, except that where such exchange or replacement occurs in connection with a transfer of ownership of a Bond such charge shall be borne by the Borrower.

     Whenever any outstanding Bond shall be delivered to the Trustee for cancellation pursuant to this Indenture, or for exchange and transfer pursuant to this Section 305, such Bond shall be promptly cancelled and destroyed by the Trustee and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Trustee to the Issuer and the Borrower.

     Section 306.  Temporary Bonds.  Pending the preparation of definitive
                   ---------------
Bonds, the Issuer may execute, and upon its request in writing, the Trustee shall authenticate and deliver one or more printed, lithographed or typewritten temporary Bonds. Temporary Bonds shall be issuable as registered Bonds without coupons, of any authorized denomination, and substantially in the form of definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Issuer. Temporary Bonds may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the

Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Issuer shall execute and shall furnish definitive registered Bonds without coupons and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds of authorized denominations. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds. At or prior to the initial issuance of the Bonds, the Issuer shall deliver to the Trustee six extra unnumbered temporary Bonds, signed and sealed on behalf of the Issuer for the Trustee's use in connection with transfers.

     ARTICLE 4 - Redemption or Purchase of Bonds Before Maturity

     Section 401.  Redemption or Purchase of Bonds.  The Bonds are subject to
                   -------------------------------
redemption or purchase prior to maturity as follows:

          (a) Optional Redemption.  The Bonds shall be subject to redemption by
              -------------------
the Issuer, at the written direction of the Borrower, as provided in this
Section 401(a):

              (i) During the Adjustable Rate Period, the Bonds shall be subject to redemption from funds other than those deposited as mandatory sinking fund requirements under Section 402, on any Adjustable Period Interest Payment Date in each January, April, July and October by the Issuer, at the written direction of the Borrower, as a whole or in part in the amount of $500,000 or any integral multiple of $50,000 above $500,000 from time to time, at a redemption price equal to the principal amount thereof, plus accrued interest to the Adjustable Period Interest Payment Date fixed for redemption; provided, however, that the Bonds shall not be subject to redemption as provided in this subparagraph (i) prior to July 1, 1986, or (ii) at any time after the Conversion Date; and provided, further, that the Borrower has deposited money with the Trustee in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of Credit.

             (ii) Subsequent to the fifth anniversary of the Conversion Date, the Bonds shall be subject to redemption by the Issuer, at the written direction of the Borrower, on any Interest Payment Date, as a whole or from time to time in part in the amount of $500,000, or any integral multiple of $50,000 above $500,000 at a redemption price equal to the principal of and accrued interest on the Bonds to the date fixed for redemption by the Borrower plus a premium equal to 3% during the first twelve months the Bonds are so subject to redemption, declining 1% per year thereafter until the premium equals zero; provided the Borrower has deposited money with the Trustee in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of credit.

          (b) Extraordinary Optional Redemption.  The Bonds may be redeemed in
              ---------------------------------
whole but not in part by the Issuer at any time, at the written direction of the Borrower, at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date, without premium, under any of the following conditions:

              (i) The Project or any production facility served thereby shall have been damaged or destroyed to such extent that (a) the Project cannot be reasonably restored within a period of twelve months from the date of such damage or destruction, or (b) the Borrower is thereby prevented from carrying on its normal operation of the Project for a period of twelve months from the date of such damage or destruction; or

             (ii) Title to, or the temporary use of all or substantially all of the Project or any production facility served thereby shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of twelve months; or

            (iii) As a result of changes in the Constitution of the United States of America or of the State of California or of legislative or executive action (whether state or federal) or by final decree or judgment of any court or administrative body (whether state or federal), the Bonds or this Indenture become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or herein or unreasonable burdens or excessive liabilities are imposed upon the Borrower by reason of the operation of the Project; or

             (iv) There shall have occurred a change in the economic availability or utility of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project or a technological or other change, which in the reasonable judgment of the Borrower renders the Project uneconomic, impractical or unfeasible for the purposes for which originally acquired, installed and equipped; provided, however, with respect to each of the foregoing, the Borrower has deposited with the Trustee money in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of Credit.

          (c) Mandatory Redemption.  The Bonds shall be subject to mandatory
              --------------------
redemption as provided in this Section 401(c):

              (i) At any time upon the occurrence of a Determination of Taxability the Bonds shall be redeemed, by a draw under the Letter of Credit in the amount specified in Section 503(b) hereof, in whole at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus, if the Determination of Taxability occurs during the Fixed Rate Period a premium equal to 3% of the outstanding principal amount of the Bonds.

             (ii) Upon the failure of the Borrower to comply with the provisions of Section 603 hereof on or before the date specified therein, the Bonds shall be redeemed pursuant to the terms of paragraph (b) of Section 501B in whole at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date; provided, however, that such redemption shall be made only after such moneys become Priority Funds .

            (iii) Mandatory redemptions may also be required pursuant to the terms of paragraph (e) of this Section 401, and paragraph (a) of Section 501B and Sections 402 and 502(d).

          (d) Tender for Purchase upon Election of Bondholder.
              -----------------------------------------------

              (i) On or prior to the Conversion Date any Bond (or portion thereof that is an integral multiple of $50,000 equal to or in excess of $500,000) shall be redeemed by the Issuer or purchased in accordance with the terms of the Depositary Agreement on the demand of the registered owner thereof, on any Business Day at a price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption or purchase, upon: (A) delivery to the Trustee at its Principal Office of a written notice in the form of Exhibit 401 hereto (a

"Bondholder's Election Notice") which (i) states the principal amount of such Bond, (ii) states the date (the "Purchase Date") on which such Bond or specified portion thereof shall be redeemed or purchased pursuant to this Section, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee, (iii) irrevocably requests such redemption and (iv) contains an undertaking of the registered owner to deliver the Bond to the Depositary in accordance with this Indenture; and (B) delivery of such Bond duly endorsed in blank for transfer at the Principal Office of the Depositary at or prior to 10:00 A.M., Boston time, on the Purchase Date.

               (ii) By the acceptance of each Bond, the registered owner thereof agrees that if there are funds available for such purpose in the Bond Purchase Fund established with the Depositary under the Depositary Agreement, then any Bond or specified portion thereof so delivered to the Depositary in accordance with this Section 401(d) shall be, on the Purchase Date specified in the Bondholder's Election Notice, purchased and not redeemed at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date; provided, however, that, if the Purchase Date for any Bond is an Interest Payment Date, the purchase price thereof shall be the principal amount thereof and interest on such Bond shall be paid to the registered owner of such Bond in the normal course. All Bonds purchased with moneys in the Letter of Credit Account in the Bond Purchase Fund referred to above and Bonds issued in replacement therefor shall remain duly authorized, issued and outstanding Bonds; shall remain the valid and binding limited obligations of the Issuer, enforceable in accordance with their respective terms; and shall be registered in the name of the Borrower and held by the Trustee pursuant to the Bond Pledge Agreement.

               (iii) At 1:00 P.M., Boston time (or as soon thereafter as possible), on each Purchase Date, moneys constituting immediately available funds in the Bond Purchase Fund (as defined in the Depositary Agreement) shall be used by the Depositary to purchase Tendered Bonds in the chronological order delivered to the Depositary at the purchase price thereof established pursuant to subparagraph (ii) of this Section 401(d), to the extent of such moneys. In the event that any Tendered Bond shall not have been delivered to the Depositary as provided by such subparagraph (ii), an amount equal to the purchase price thereof shall be delivered by the Depositary to the Trustee and held by the Trustee pursuant to Section 507; if such Tendered Bond subsequently is delivered to the Depositary, then the Depositary shall deliver such Tendered Bond to the Trustee for payment.

          (e)  Tender for Redemption or Purchase upon Expiration of Letter of
               --------------------------------------------------------------
Credit or Occurrence of Conversion Date.
- ---------------------------------------

               (i) The Bonds shall be redeemed by the Issuer on the expiration of the Letter of Credit (but only in circumstances where the same is not being renewed or replaced as contemplated by Section 509), at a price equal to 100% of the principal amount thereof plus accrued interest to the redemption date. In addition, the Bonds shall be subject to mandatory redemption on the Conversion Date even if the Letter of Credit has not expired or been terminated. (The date of redemption or purchase being herein referred to in the previous two sentences is referred to as the "Redemption Date"). In the event that the mandatory redemption is in connection with the occurrence of the Conversion Date, no redemption shall take place with respect to Bonds purchased as contemplated by subparagraph (ii) hereof, and Bonds issued in exchange for or upon the registration or transfer of such Bonds.

              (ii) (A) Bonds called for and subject to redemption pursuant to this paragraph (e) may be purchased, in lieu of redemption, by the Borrower's designee, which may be the Remarketing Agent (the "Purchaser"), if notice to that effect is given to the Trustee by the Borrower no later than 2:00 P.M., Boston time, on the second Business Day immediately preceding the Redemption Date, which notice shall include the identity of the Purchaser, and the conditions set forth in this subparagraph (ii) are satisfied.

                    (B) By 4:00 P.M., Boston time, on the second Business Day next preceding the Redemption Date, the Trustee shall give notice, by telephone, promptly confirmed in writing, to the Borrower and the Remarketing Agent as to the number of the account of the Trustee to which the purchase price for Bonds to be purchased pursuant to this subparagraph (ii) should be sent. To the extent the Purchaser identified by the Borrower in its notice given pursuant to subclause (A) above has deposited on or before 11:00 A.M., Boston time, on the Redemption Date in the account designated by the Trustee for such purpose an amount equal to or greater than the aggregate principal amount of Bonds called for redemption pursuant to this paragraph (e) plus interest thereon to the Redemption Date, the tendered Bonds shall be purchased, and not redeemed, on the Redemption Date with funds deposited in the aforesaid account at a purchase price for each bond equal to the principal amount thereof plus interest, if any, thereon to the Redemption Date.

                    (C) In the event that any Bond purchased as provided in the preceding clause (B) shall not have been delivered to the Trustee on the Redemption Date, an amount equal to the purchase price thereof shall be retained by the Trustee pursuant to Section 507 for payment to the registered owner of such purchased Bond (without interest after the Redemption Date) upon delivery thereof to the Trustee. Any other moneys remaining in the aforesaid account at the close of business on the Redemption Date after making the payments specified in this subparagraph (ii), shall be wired by the Trustee to such account as may be designated by the depositor thereof as promptly as practicable. All Bonds purchased as herein provided in the event of a call for redemption upon the termination of the Letter of Credit (unless the termination date is the Conversion Date) shall be registered by the Trustee for transfer (pursuant to the authority contained in Section 305) and redelivered to such Person or Persons as shall be designated by the Purchaser. All Bonds purchased as herein provided following the exercise of an Option to Convert shall be exchanged for Bonds of denominations of $5,000 or any integral multiple thereof and delivered to such Person or Persons as shall be designated by the Purchaser.

          Section 402.  [Not Used.]

          Section 403.  Selection of Bonds to be Redeemed.  A redemption of
                        ---------------------------------
Bonds shall be a redemption of the whole or of any part of the Bonds from any funds available for that purpose in accordance with the provisions of this Indenture, provided, that there shall be no partial redemption of less than $50,000 in principal amount of Bonds during the Adjustable Rate Period and $5,000 in principal amount of Bonds during the Fixed Rate Period. If less than all the Bonds shall be called for redemption under any provision of this Indenture permitting such partial redemption (other than purchase of Bonds under Section 401(d) hereof) the particular Bonds to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem fair and appropriate; provided, however, (a) that the portion of any Bond to be redeemed shall be in the principal amount of $5,000 or some integral multiple thereof,
(b) that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by $5,000, and (c) that during the Adjustable Rate Period no partial redemption of a Bond may reduce the principal amount thereof to less than $100,000. If there shall be called for redemption less than all of a Bond, the Issuer shall execute and deliver and the Trustee shall authenticate, upon surrender of such Bond, and at the expense of the Borrower and without charge to the owner thereof, for the unredeemed balance of the Bond so surrendered, Bonds of like series.

          Section 404.  Procedure for Redemption.
                        ------------------------

             (a) Except for redemptions of Bonds pursuant to section 401(d), in the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the Issuer, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, and the place or places where amounts due upon such redemption will be payable (which shall be the principal Office of the Paying Agent) and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds, and the portions of Bonds, so to be redeemed, (ii) state any condition to such redemption provided for in this Article, and (iii) state that on the redemption date, and upon the satisfaction of any such condition, the Bonds to be redeemed shall cease to bear interest. Such notice may set forth any additional information relating to such redemption. Such notice shall be given by mail at least ten days prior to the date fixed for redemption to the registered owners of Bonds to be redeemed at the address shown on the registration books kept by the Trustee; provided, however, that failure to give such notice to any Bondholder or any defect in such notice shall not affect the validity of the proceedings for the redemption of any of the other Bonds.

             (b) Any Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with Section 507 shall cease to bear interest on the specified redemption date.

     Section 405.  No Partial Redemption After Default. Anything in this
                   -----------------------------------
Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default, there shall be no redemption of less than all of the Bonds at the time outstanding.

     Section 406.  Trustee to Notify Bank of Redemption of Principal.  Promptly
                   -------------------------------------------------
after any redemption of principal of the Bonds made from Priority Funds other than amounts drawn under the Letter of Credit, the Trustee shall certify such redemption to the Bank in writing designating the amount of such redemption, the date on which such redemption was made and the amount by which the Stated Amount of the Letter of Credit (as defined therein) shall be reduced by reason of such redemption.

     ARTICLE 5 - Source and Application of Funds

     Section 501.  Project Fund.  A Project Fund is hereby established by the
                   ------------
Issuer with the Trustee. Deposit of Bond proceeds into the Project Fund shall constitute the Loan.

     A.  Source and Disbursements.  Proceeds of the issuance of the Bonds (other
         ------------------------
than any accrued interest required to be deposited in the Bond Fund) shall be deposited in the Project Fund.



     Disbursements from the Project Fund shall be applied for the payment or reimbursement of Costs of the Project.

     Such disbursements shall be made only in compliance with the Covenants and Disbursement Procedures set forth in Appendix I to the Reimbursement Agreement and upon receipt by the Trustee of a written requisition signed by the managing partner or partners of the Borrower and approved by Bank in substantially the form provided in such Covenants and Disbursement Procedures and paid as set forth in the written requisition; provided that, without requisition, the Trustee shall at the written direction of the Borrower transfer funds to the Bond Fund to pay construction interest. No requisition shall be submitted to the Trustee which requests reimbursement for payments or payment for obligations originally paid or incurred before April 15, 1985, except for amounts not to exceed $828,700. In addition, no requisition shall be submitted to the Trustee for payment of any Project Costs (other than cost and expenses incurred in connection with the issuance of the Bonds set forth on Exhibit 501 not to exceed $375,670) until (a) the Borrower shall have complied with the first sentence of
Section 603 and (b) the Remarketing Agent shall have notified the Trustee that the Remarketing Agent has received an opinion of Bond Counsel, in form and substance acceptable to the Remarketing Agent, addressed to the Trustee, the Remarketing Agent and the Bondholders and dated as of the Closing Date or such later date as the Remarketing Agent shall approve, to the effect that payments of principal and interest on the Bonds to the Bondholders from funds drawn under the Letter of Credit (or other Priority Funds) will not constitute a preference or transfer voidable under the United States Bankruptcy Code in the event of a bankruptcy or insolvency of any Person other than the Bank and as to such related matters as the Remarketing Agent shall have requested. In addition, in any event, no requisition shall be submitted to the Trustee for payment of land acquisition costs without the written approval of Kutak, Rock & Campbell.

     B.  Transfer of Funds from Project Fund to Bond Fund.
         ------------------------------------------------

         (a) All moneys in the Project Fund (including moneys earned thereon by investment) remaining after delivery of the Completion Certificate and payment or provision for payment in full of the Costs which are then due and payable shall promptly at the written direction of the chief executive officer or chief financial officer of the managing partner of the Borrower be (i) used for the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the current price at which Bonds may be prepaid plus accrued interest thereon to the date of payment therefor, or
(ii) paid into the Bond Fund and applied in accordance with Section 401(a) hereof to pay principal of the Bonds on the first optional prepayment date on which Bonds may be prepaid without premium, without further authorization from the Borrower or the Issuer, or (iii) paid into the Bond Fund and applied to pay interest on the Bonds, or (iv) such combination of any or all of the foregoing as is provided in such direction; provided that (l) before any funds are applied pursuant to this paragraph the Trustee shall have received an opinion of Bond Counsel or a ruling of the Internal Revenue Service that such payment will not adversely affect the exemption from federal income taxation of the interest paid on the Bonds, (2) the funds applied pursuant to this paragraph shall have become Priority Funds and (3) the Trustee shall give notice of any prepayment of Bonds pursuant to this paragraph to the Bondholders at least 15 days prior to the prepayment date and otherwise in accordance with Section 403 hereof. However, amounts approved by the Project Supervisor shall be retained in the Project Fund for payment of Costs not then due and payable. Any such retained funds remaining after full payment of all such Costs shall be likewise applied as aforesaid. All moneys in the Bond Fund representing capitalized interest remaining after delivery of the Completion Certificate shall also be applied as aforesaid.

          (b) In the event the Borrower fails to comply with the provisions of
Section 603 hereof on or before the date specified therein, all moneys in the Project Fund (including moneys earned thereon by investment and moneys held in the Cash Collateral Account established pursuant to Section 501E) remaining on such date shall promptly be transferred by the Trustee to the Bond Fund.

          (c) Any amounts deposited into the Bond Fund pursuant to subparagraph
(a) or (b) of this Section 501B or any amounts in the Bond Fund representing capitalized interest remaining after delivery of the Completion Certificate shall be held in a separate account in escrow invested at the direction of the Issuer, which shall ensure that such investment proceeds to produce a yield not "materially higher" (as that term is used in Section 103(c) of the Code), than the yield on the Bonds unless the Trustee receives an opinion of Bond Counsel or a ruling of the Internal Revenue Service that investment of such amounts at a "materially higher" yield will not adversely affect the exemption from federal income taxation of the interest paid on the Bonds. The Trustee shall not be responsible if any such investments produce a yield in violation of such Code section.

     C.  Borrower Required to Pay Costs if Project Fund insufficient.  If the
         -----------------------------------------------------------
moneys in the Project Fund are not sufficient to pay in full the Costs to be paid therefrom, the borrower agrees, in order to fulfill the purposes of the Enabling Act, to complete the acquisition of the Project and to pay all Costs therefor in excess of the moneys available in the Project Fund. The Issuer makes no warranty, express or implied, that moneys paid into the Project Fund or otherwise available to complete the Project will be sufficient to pay all Costs therefor.

     D.  Obligation of the Parties to Furnish Documents.  The Borrower agrees to
         ----------------------------------------------
cooperate in furnishing to the Trustee the documents that are required to effect payments out of the Project Fund. Such obligation is subject to any provisions of this Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Indenture.

     E.  Cash Collateral Account.  There shall also be established as a separate
         -----------------------
account with the Bank a "Cash Collateral Account" into which the Borrower shall deposit with the Bank on or before the Closing Date certificates of deposit representing the amount of $803,545, $375,670 of which represents the estimated costs associated with the issuance of the Bonds as set forth on Exhibit 501 and $427,875 of which represents up to one hundred twenty (120) days interest on the Bonds at the maximum rate of 12 1/2%, to secure the performance of the Borrower's obligations under Section 603 hereof. The Bank shall ensure that these certificates of deposit are issued in the name of "The First National Bank of Boston, as Trustee." In the event the Borrower fails to comply with the provisions of Section 603, the Trustee shall, upon the request of the Bank, direct that all moneys held in the Cash Collateral Account be applied in accordance with subparagraph (b) of Section 501B. Upon compliance by the Borrower of all the terms and conditions of Section 603 hereof, and upon certification by the Bank to the Trustee of the Borrower's compliance with the requirements of Paragraph A.4(h) of Appendix I of Reimbursement Agreement, the Trustee shall direct the Bank to promptly pay all moneys held in the Cash Collateral Account to the Borrower. Amounts held in the Cash Collateral Account shall be invested at the direction of the Bank. The Trustee shall not be responsible if any such investments produce a yield in violation of such Code section. The Bank agrees to indemnify and hold the Trustee harmless for all liability or responsibility resulting from the Borrower's failure to deposit the certificates of deposit and issue them in the name of the Trustee, as required by this Section. At the closing, or promptly thereafter, the Bank shall provide evidence satisfactory to the Trustee that the certificates of deposit have been properly deposited and issued.

     F.  Interest Reserve Account.  There is hereby established an "Interest
         ------------------------
Reserve Account" into which the Trustee shall deposit out of the proceeds of the issuance of the Bonds the sum of $1,500,000. Such amounts shall be disbursed in accordance with the provisions of Section 503(e) hereof.

     G.  Remarketing Reserve Account.  There is hereby established a
         ---------------------------
"Remarketing Reserve Account" into which the Trustee shall deposit out of the proceeds of the issuance of the Bonds an amount equal to 4% of the original principal amount of the Bonds. Upon reaching the Break Even Date (as defined in the Reimbursement Agreement), all of the positive cash flow of the project shall be deposited by the Borrower quarterly in the Remarketing Reserve Account on the fifteenth day of each January, April, July and October until the amount held in such Remarketing Reserve Account equals eight percent (8.0%) of the Stated Amount; provided, however, that the Borrower shall not be required to make deposits from positive cash flow in excess of two percent (2.0%) in any one calendar year. Thereafter on each January 15th, the Borrower shall deposit such amount, if any, as is necessary to cause the amount on deposit in the Remarketing Reserve Account to be at least equal to eight percent (8.0%) of the Stated Amount. Amounts on deposit in the Remarketing Reserve Account shall be invested in time or demand deposits in the Bank, and such investments shall be valued at cost. Prior to completion of the Project, investment earnings in the Reserve Account shall be transferred to the Project Fund. Funds on deposit in the Remarketing Reserve Account shall be (i) transferred to the Bank to reimburse it for any draws on the Letter of Credit honored by the Bank when an Event of Default under the Reimbursement Agreement has been occurred and is continuing or (ii) used to make payments of principal and interest with respect to the Bonds in the event the Bank does not honor a draw upon the Letter of Credit. Amounts on deposit in the Remarketing Reserve Account shall also be used to reimburse the Bank for any payment under the Letter of Credit in connection with a redemption, whether by maturity, upon acceleration, or otherwise, of any of the Bonds. At such times as the Project reaches break even in cash flow (taking into account operating costs as accrued and payable and Project debt service at an assumed interest rate of an average of the interest rate applicable to the Bonds during the relevant period) for a period of six consecutive months (as certified to the Trustee by the Borrower and the Bank), the Borrower's obligation to maintain the Remarketing Reserve Account pursuant to this Section 501G shall be reduced to four percent (4.0%) of the Stated Amount for the remainder of the term of the Reimbursement Agreement. All amounts in excess of such requirement shall be transferred by the Trustee to the Borrower.

     Section 502.  Bond Fund.  A Bond Fund is hereby established by the Issuer
                   ---------
with the Trustee, and the Trustee is hereby appointed paying agent for the Bonds. Except as otherwise provided in this Indenture, the Bond Fund shall be used solely for the payment of the principal (including redemptions), interest and any premium on the Bonds and, to the extent permitted hereunder, Additional Payments, as and when the same shall become due. Moneys shall be deposited in the Bond Fund from time to time as follows:

     (a) Proceeds equal to any accrued interest and premium paid by purchasers of any Bonds shall be deposited into the Bond Fund.

     (b) Upon completion of the Project, funds shall be transferred from the Project Fund to the Bond Fund and applied as provided in subparagraph (a) of
Section 501B.

     (c) Payments of construction interest pursuant to Section 501A and Loan payments by the Borrower pursuant to Section 1001A shall be deposited into the Bond Fund.

     (d) Proceeds from damage to the Project and condemnation awards shall be deposited into the Bond Fund when required by Article 7 and Section 1005. The Trustee shall use such amounts as provided in Section 403 for the redemption, without penalty, of principal of the Bonds immediately upon the earliest practicable redemption date on or after which such amounts have become Priority Funds selected by the Trustee for the redemption without further authorization from the Borrower or the Issuer so as, to the extent possible, to exhaust such amount. Any balance remaining after such application shall be deemed part of the Bond Fund and available for any purposes of the Bond Fund.

     (e) Sums received upon exercise of remedies by the Trustee or the Issuer after an event of default shall be deposited in the Bond Fund, except sums received by the Issuer pursuant to (i) the third sentence of Section 1112 or
(ii) rights not assigned hereunder.

     (f) Sums transferred from the Project Fund as provided in subparagraph (b) of Section 501B.

     Section 503.  Letter of Credit Fund; Draws Under Letter of Credit.  A
                   ---------------------------------------------------
Letter of Credit Fund is hereby established with the Trustee for the benefit of the Bondholders and the Bank. The moneys deposited in the Letter of Credit Fund shall be held in escrow by the Trustee and shall consist solely of sums drawn by the Trustee under the Letter of Credit and any earnings thereon. The Trustee shall make draws upon the Letter of Credit for deposit into the Letter of Credit Fund as follows:

          (a) At or prior to 4:00 P.M., Boston time, on the second Business Day immediately preceding each Interest Payment date the Trustee shall draw upon the Letter of Credit in accordance with the terms thereof in an amount equal to such interest then becoming due and payable, to the extent that priority Funds are not then available therefor, in order to pay the interest on the Bonds becoming due and payable on such Interest Payment Date.

          (b) At or prior to 4:00 P.M., Boston time, on the second Business Day immediately preceding each Payment Date on which a payment of principal, and any premium on, of the Bonds is due and payable, whether by redemption pursuant to
Section 401 or 402 hereof, by acceleration of the Bonds pursuant to Section 1102 or upon final maturity of the Bonds, the Trustee shall draw upon the Letter of Credit in accordance with the terms thereof in an amount equal to such principal, any premium and accrued interest thereon, then becoming due and payable, to the extent that Priority Funds are not then available therefor, in order to provide moneys necessary to pay the principal, any premium and accrued interest thereon, then becoming due and payable.

          (c) At or prior to the time specified in the Depository Agreement, the Trustee shall draw upon the Letter of Credit, in order to make timely payment of the Purchase Price of the Bonds tendered for purchase on the Purchase Date. All moneys received by the Trustee pursuant to a Purchase Draw under the Letter of Credit shall be deposited by the Trustee in the Letter of Credit account of the Bond Purchase Fund established in accordance with the Depositary Agreement to be used solely for the payment of the Purchase Price of tendered Bonds. Any Bonds so purchased with a Purchase Draw shall be registered in the name of the Borrower and held pursuant to the Bond Pledge Agreement for the benefit of the Bank as security for the reimbursement of the amount of such Purchase Draw by the Borrower.

          (d) In the event of a drawing upon the Letter of Credit under Section 503(b) to pay principal and interest on the Bonds to be purchased or redeemed pursuant to Section 401(d) or (e), then immediately following its receipt of the proceeds of such drawing the Trustee shall on the Conversion Date wire to the Bank in immediately available funds the amount deposited with the Trustee by the Purchaser pursuant to clause (B) of subparagraph (ii) of Section 401(e), which amount shall be applied by the Bank to the payment of the obligations of the Borrower to the Bank under the Reimbursement Agreement.

          (e) In the event of a drawing upon the Letter of Credit under Section 503(a) to pay interest in the Bonds, then following its receipt of the proceeds of such drawing, the Trustee shall, on the Interest Payment Date for which the drawing was made, wire to the Bank in immediately available funds from monies, if any, remaining on deposit in the Interest Reserve Account established pursuant to Section 501F an amount sufficient to reimburse the Bank for the amount of the drawing on the Letter of Credit. Within five (5) business days of the Interest Payment Date on which a reimbursement payment is made to the Bank pursuant to this Section 503(e) which reduces the amount remaining in the Interest Reserve Account to an amount which is insufficient to reimburse the Bank for the interest drawing on the next succeeding Interest Payment Date, the Trustee shall give written notice to the Borrower to the effect that the Borrower shall be responsible for making the reimbursement payments to the Bank on the next succeeding Interest Payment Date in accordance with the terms of the Reimbursement Agreement. Any monies remaining in the Interest Reserve Account after the giving of such notice shall be transferred to the Project Fund and applied as provided herein.

     Section 504.  Investment of Moneys in Funds.  The Trustee shall invest
                   -----------------------------
moneys in the Project Fund in any Qualified Investments and may sell or liquidate any such investment upon the written direction of the chief executive officer or chief financial officer of the managing partner of the Borrower, if the Borrower is not then in default hereunder; provided, however, until the conditions set forth in Section 603 hereof are satisfied, such direction of the Borrower is to be made only with the prior written consent of the Bank. Moneys in the Bond Fund and the Letter of Credit Fund shall be invested by the Trustee (but only to the extent that such investments are available) only in direct obligations of the United States, the maturities or redemption dates of which shall coincide as nearly as practicable with, but not be later than, the time or times at which said moneys will be required for the purposes of this Indenture; provided, however, that moneys drawn under the Letter of Credit shall be invested only in direct obligations of the United States with maturities of 30 or fewer days. The making of any such investments or the sale or other liquidation thereof shall not be subject to the control of the Borrower and neither the Trustee nor, without limiting its obligations under the Basic Agreements, the Borrower shall have any responsibility for any losses resulting from such investment. Any investments pursuant to this Section may be purchased from the Trustee or the Bank. Except with respect to the Project Fund the Trustee is authorized to sell or otherwise convert into cash investments credited to any Fund at the times and in the amounts necessary to meet payments when due from such Fund. No order of the Borrower shall restrict such authorization, and the Trustee shall not be liable for any loss occurring from such sale or conversion to cash. Each Fund shall include all investments made from moneys credited to such Fund and shall include all proceeds from such investments. For purposes of this Indenture, such investments shall be valued at face amount or market value, whichever is less. All proceeds of the Bonds, including without limitation funds and accounts established under the Indenture and any monies pledged under the Reimbursement Agreement, may be invested without regard to yield restriction until February 28, 1986 inclusive, at which time such proceeds must be invested in obligations described in Section 103(a) of the Code, unless in the opinion of Kutak, Rock & Campbell provided to the Trustee, the continued investment of such funds without respect to yield limitations will not adversely affect the exemption from federal income tax of interest on the Bonds.

     Section 504A.  Payment of Bonds From Funds.  The Trustee shall apply moneys
                    ---------------------------
on each Payment Date for the purpose of paying principal and premium, if any, and principal on the Bonds then due and payable from the monies and in the reference indicated:

          (a) Moneys deposited into the Bond Fund pursuant to Section 502(a) and any investment earnings thereon;

          (b)  Other Priority Funds held in the Bond Fund;

          (c) Moneys drawn by the Trustee under the Letter of Credit and deposited in the Letter of Credit Fund pursuant to Section 503;

          (d) After the acceleration of the maturity of the Bonds under Section 1102, after funds held in the Bond Fund; and

          (e) After the acceleration of the maturity of the Bonds under Section 1102, received by the Trustee from any other source.

     Section 505.  Avoidance of Arbitrage.  The Borrower agrees to restrict the
                   ----------------------
use of Bond proceeds in such manner and to such extent as necessary to assure that the Bonds will not constitute arbitrage bonds under Section 103(c) of the Internal Revenue Code and the regulations prescribed under that Section. The Chairman of the Issuer is authorized and directed, alone or in conjunction with any other officer, employee or consultant of the Issuer or the Borrower, to give an appropriate certificate on behalf of the Issuer, for inclusion in the transcript of proceedings for the Bonds, setting forth the facts, estimates and circumstances and reasonable expectations pertaining to Section 103(c) of the

Internal Revenue Code of 1954, as amended and the regulations thereunder.

     Section 506.  Authorized Application of Funds; Moneys to be Held in Trust.
                   -----------------------------------------------------------
The Trustee is authorized to apply each Fund as provided in this Indenture. All moneys deposited with the Trustee hereunder shall be held by the Trustee in trust but need not be Segregated from other funds except as required by law. The Trustee will withdraw sufficient funds from the Bond Fund or the Letter of Credit Fund, as the case may be, to pay principal of and premium, if any, and interest on the Bonds on behalf of the Issuer as the same become due and payable. If and to the extent that, following acceleration, by declaration or otherwise, under Section 1102, sufficient Priority Funds, including moneys drawn under the Letter of Credit, are not available to pay principal of, premium, if any, and interest on the Bonds, then other available moneys, including amounts realized pursuant to Article 11, shall be used to pay principal of and premium, if any, and interest on the Bonds.

     Section 507.  Nonpresentment of Bonds.  If funds sufficient to pay
                   -----------------------
principal of and interest on any Bond (including without limitation any Tendered Bond or other Bond purchased as provided in Section 401(d) or (e) hereof) have been deposited with the Trustee and irrevocably committed thereto, all liability of the Issuer and the Borrower for the payment of such amount shall forthwith cease. The Trustee shall hold such funds, without liability for interest thereon, for the benefit of the registered owner of such Bond or Tendered Bond, who shall thereafter be restricted exclusively to such funds for any claim with respect to such amount. Any such funds which remain unclaimed for four years after such due date shall upon request in writing by the Borrower be paid to the Borrower without any interest thereon, and the Trustee shall have no further responsibility with respect to such moneys.

     Section 508.  Bonds Are Not General Obligations.  The Bonds do not now and
                   ---------------------------------
shall never constitute a general obligation of the Issuer nor a debt or pledge of the faith and credit of the State of California, and each covenant and undertaking by the Issuer herein and in the Bonds to make payments is not a general obligation of the Issuer or of the State of California or a debt or a pledge of the faith and credit of the State of California, but is a special, limited obligation payable solely from the Pledged Receipts and is a valid claim of the holders only against such Pledged Receipts (but in addition is secured by the First Deed of Trust on and security interest in certain properties of the Borrower). Nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than the Pledged Receipts.

     Section 509.  Substitute Letter of Credit.  At any time prior to the
                   ---------------------------
expiration of the Letter of Credit, the Borrower may, at its option, provide for the delivery to the Trustee of a substitute Letter of Credit. The stated termination date of any substitute Letter of Credit shall not be earlier than one year subsequent to the date on which such Substitute Letter of Credit is issued, except that any Substitute Letter of Credit issued during the Adjustable Rate Period may provide that it will terminate on the Conversion Date. Any Substitute Letter of credit provided for the Fixed Rate Period or any portion thereof shall provide for the payment of at least 210 days interest accrued on the Bonds (calculated on the basis of a year having 360 days) and a redemption premium in the amount of 3% of the outstanding principal amount of the Bonds.
On or prior to the date of the delivery of such Substitute Letter of Credit to the Trustee, the Borrower shall furnish to the Trustee and the Issuer (i) an opinion of Bond Counsel stating that the delivery of such substitute Letter of Credit to the Trustee is authorized under this Indenture and complies with the terms hereof, (ii) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (and substantially similar in content with respect to the Substitute Letter of Credit as those opinions originally rendered with respect to the Letter of Credit in connection with the original issuance of the Bonds) to the effect that the Substitute Letter of Credit is the valid, binding and enforceable obligation of the bank or other financial institution issuing it (subject to customary exceptions as to limitations on enforceability by bankruptcy and other laws affecting creditors' rights generally and by the application of equitable principles) and that payments on the Bonds out of the proceeds of a drawing on the Substitute Letter of Credit will not constitute voidable preferences under the federal Bankruptcy Code or other applicable laws and regulations, and (iii) either (A) written evidence from Moody's if the Bonds are rated by Moody's, and S&P, if the Bonds are rated by S&P, to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit for the Letter of Credit will not, by itself, result in a reduction of its ratings of the Bonds from those which then prevail, or (B) written evidence satisfactory to the Trustee that the commercial bank or other financial institution issuing such Substitute Letter of Credit has a rating on its long-term obligations from Moody's and/or S&P which is (x) equal to or better than the second highest long-term debt rating category, or (y) equal to or better than such ratings of long-term obligations of the issuer of the credit facility being replaced by such Substitute Letter of Credit.

     The Letter of Credit may by its terms provide for extensions thereof and the Borrower may, at its election, and with the consent of the Bank, provide for one or more additional extensions of the Letter of Credit for any period commencing after the expiration of such Letter of Credit.


                                   PART III:
                                   --------

                                  THE PROJECT

     ARTICLE 6 - Completion of the Project; Subdivision of Project Site

     Section 601.  Borrower's Obligations to Complete Project, etc.  The
                   -----------------------------------------------
Borrower shall cause the Project to be completed as promptly as feasible but in no event later than December 1, 1987 unless otherwise approved by the Bank which approval shall not be unreasonably withheld, and shall at its expense do or cause to be done all things necessary or proper for such completion in accordance with applicable law and regulations.

     Until completion of the Project, the Borrower shall make no changes in the Plans and Specifications or take any other action which would affect the qualification of the Project as a "project", as defined in the Enabling Act, or would affect in any material respect the description of the Project approved by the Issuer.

     Section 602.  Completion Certificate.  Completion of the Project shall be
                   ----------------------
evidenced to the Trustee by a Completion Certificate signed by the Project Supervisor and approved by the Bank, which approval shall not be unreasonably withheld or delayed, (i) stating that the Project or such additional facilities, as the case may be, has been substantially completed in accordance with the Plans and Specifications so as to permit efficient operation thereof, and all costs then due and payable in connection therewith have been paid, and that completion has been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other regulations of all governmental authorities having jurisdiction; (ii) specifying the date by which the foregoing events had occurred; (iii) stating that there is no laborer, supplier, materialman, or other person then entitled to assert a materialman's or other similar lien upon the Mortgaged Property; (iv) indicating the nature and estimated cost of any work to be done on the Mortgaged Property which is ancillary or supplemental to the Project; and (v) stating that it is given without prejudice to any rights against third parties which then exist or may subsequently come into being.

     Section 603.  Subdivision of Project Site.  The Borrower shall cause the
                   ---------------------------
subdivision map of the Project site to be filed and recorded with the San Diego County Recorder's Office on or before May 1, 1986, or such later date as may be approved by the bank. Immediately after the recordation of such map, the Borrower shall cause to be submitted to the Trustee a certification from the Bank that the conditions set forth in paragraph A.4(h) of Appendix I to the Reimbursement Agreement have been satisfied and shall submit a written requisition as provided in Section 501A for disbursement of moneys sufficient to pay the purchase price for the Project site and shall enter into and record with the San Diego County Recorder's Office the First deed of Trust, the Second Deed of Trust and shall enter into and deliver the Intercreditor Agreement, the Land Use Restriction Agreement and such other instruments or collateral assignments as the Bank may reasonably request.

     ARTICLE 7 - Damage and Destruction

     Section 701.  Damage and Destruction.  If the Mortgaged Property shall be
                   ----------------------
damaged or destroyed by fire, flood, or other casualty, there shall be no abatement or reduction in the payments required to be made by the Borrower hereunder and (i) the Borrower shall repair, replace, restore or reconstruct the Mortgaged Property so as to restore it to substantially its prior value and to a state suitable for its continued use as a residential dwelling facility for the elderly as reasonably determined by the Borrower and (ii) any net proceeds of insurance shall be held in a separate account by the Trustee and applied for such purpose in the manner provided for moneys in the Project Fund. If such net proceeds are insufficient, the Borrower will complete such restoration and will provide for payment of the costs of such completion from its own moneys. Any insurance proceeds remaining after the payment of all such costs shall be paid to the Bank to the extent of any unreimbursed obligations under the Reimbursement Agreement and then to the Borrower. However, if within 30 days after the damage or destruction, the Borrower determines in good faith that the Mortgaged Property cannot be reasonably restored within twelve months to a condition substantially equivalent to that immediately preceding such damage or destruction and so notifies the Trustee and the Bank in writing, the Borrower shall not be obligated to restore the Mortgaged Property and the net insurance proceeds shall be paid into the Bond Fund.

     Section 702.  Eminent Domain.  If title to or the temporary use of all or
                   --------------
part of the Mortgaged Property shall be taken under exercise of any power of eminent domain, there shall be no abatement or reduction in the payments required to be made by the

Borrower hereunder and any net proceeds from any award for such taking shall be paid to the Trustee and held in a special account and invested and disbursed in the manner provided for moneys in the Project Fund, and applied as follows:

          (a) The restoration of the Mortgaged Property to an economic unit comparable to its previous state.

          (b) The acquisition or construction of other land and improvements, exclusive of movables, deemed by the Borrower to be adequate for the continuance of its business operations at the project site (which improvements shall be deemed a part of the project); but only if such land and improvements are acquired by the Borrower subject only to liens and encumbrances constituting permitted Encumbrances.

          (c)  Payment into the Bond Fund.

     Within 90 days following entry of a final order in any eminent domain proceedings granting condemnation, an officer of the managing partner of the Borrower shall elect in a writing furnished to the Trustee and the Bank one of the above uses. Absent such notice, the Trustee shall pay such proceeds into the Bond Fund. Any net proceeds not applied for the purposes set forth in subsections (a) or (b) above shall be paid into the Bond Fund. The Borrower agrees that, if it shall elect to apply the proceeds to the purposes set forth in either subsection (a) or subsection (b) above, the Borrower shall grant the Trustee and the Bank a deed of trust on and a security interest in any land or other property acquired with such proceeds, and such property shall be included in the Mortgaged Property for the purposes of this Indenture.

     Section 703.  Payment to Borrower.  Upon the termination of the lien of
                   -------------------
this Indenture, unexpended proceeds of any insurance or condemnation award shall be paid to the Borrower free of any obligation hereunder.


                                    PART IV
                                    -------

                        REPRESENTATIONS AND AGREEMENTS
                            OF ISSUER AND BORROWER

     ARTICLE 8 - Representations and Agreements of Issuer

     Section 801.  Due Organization, etc.  The Issuer represents and warrants as
                   ---------------------
follows:

          (a) It is a political subdivision of the State of California, with the power under and pursuant to the Enabling Act, to execute, deliver and perform its obligations under this Indenture and the Bond Purchase Agreement, and to issue and sell the Bonds.

          (b) It has taken all necessary action and has complied with all provisions of the Constitution of the State of California and the Enabling Act required to make this Indenture, the Bond Purchase Agreement, the Land Use Restriction Agreement and the Bonds the valid obligations of the Issuer which they purport to be; and, when executed and delivered by the parties hereto, this Indenture, the Land Use Restriction Agreement and the Bond Purchase Agreement will each constitute a valid and binding agreement of the Issuer and be enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

          (c) When delivered to and paid for by the initial purchaser or purchasers in accordance with the terms of the Bond Purchase Agreement and this Indenture, the Bonds will constitute valid and binding special, limited obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Indenture.

     Section 802.  Payment of Bonds; Trustee's Rights with Respect to the Loan;
                   ------------------------------------------------------------
Cooperation with Trustee.  The Issuer agrees that it will promptly pay or cause
- ------------------------
to be paid the principal of and interest on all Bonds as herein provided. The Issuer agrees that the Trustee may enforce all rights of the Issuer (except those rights not assigned under this Indenture) and all obligations of the Borrower with respect to the Loan for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder. The Issuer agrees that, except as provided herein, it will not mortgage, encumber or alienate any part of the Pledged Receipts. The Issuer further agrees to provide assurances to the same extent as required of the Borrower under the first paragraph of Section 1006.

     All agreements of the Issuer in this Section 802 are subject to the limitation described in Section 508.

     ARTICLE 9 - Representations and Covenants of the Borrower

     The Borrower hereby confirms to the Issuer and the Trustee its representations and warranties made or incorporated by reference in Section 5 of the Reimbursement Agreement, and hereby further represents and warrants and, as to Sections 904, 905, 906, 907 and 908 covenants as follows:

     Section 901.  Legal Proceedings.  There is no action, suit, proceeding or
                   -----------------
investigation at law or in equity before or by any court or public board or body pending or, to the knowledge of the borrower, threatened against it, wherein an unfavorable decision, ruling or finding would in any material respect adversely affect the business, assets or condition (financial or otherwise) of the Borrower or the transactions contemplated by the Basic Agreements, or which in any way would adversely affect the validity of the Basic Agreements.

     Section 902.  Compliance with Law; Consents, etc.  The Borrower is not in
                   ----------------------------------
violation of any term or provision of its partnership agreement, or in material violation of any term or provision of any mortgage, lease, agreement or other instrument which is material to its business or assets, or of any judgment, decree, governmental order, statute, rule or regulation by which it is bound or to which it or any of its assets is subject. The execution, delivery and performance of and compliance with the Basic Agreements will not violate or constitute a default under the partnership agreement of the Borrower or of any term or provision of any mortgage, lease, agreement or other instrument, or of any judgment, decree, governmental order, statute, rule or regulation by which the Borrower is bound or to which any of its assets is subject. No approval by, authorization of, or filing with any federal, state, or municipal or other governmental commission, board, or agency or other governmental authority is necessary in connection with the execution and delivery of any of the Basic Agreements by the Borrower other than those not obtainable at this time which are not required to be obtained at this time, except for necessary approvals under the Enabling Act, which have been, or by the time of delivery of the Bonds will have been, obtained.

     Section 903.  Adequacy of Disclosure.  Neither this Indenture nor the
                   ----------------------
Reimbursement Agreement or any other document, certificate or statement furnished to the initial purchaser or purchasers or the Issuer by or on behalf of the Borrower in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact pertaining to the Borrower, the Project, the Mortgaged Property necessary in order to make the statements contained herein and therein not misleading.

     Section 904.  Acquisition, Construction and Completion of Project.
                   ---------------------------------------------------

          (a) The Borrower has entered into a substantial binding obligation to purchase the land for the Project, and the Borrower intends to commence construction of the Project within six months of the date hereof, pursuant to which the Borrower is obligated to expend at least the lesser of $100,000 or 2-1/2% of the total cost of acquisition and construction of the Project and will proceed with due diligence to complete the Project in accordance with the provisions hereof;

          (b) The Borrower reasonably expects that the total cost of acquisition, construction and development of the Project will be at least $13,500,000 and the Borrower reasonably expects to complete the acquisition, development and construction of the project and to expend the full amount remaining in the Project Fund for Project Costs within 36 months after the delivery of the Bonds;

          (c) Substantially all (at least 90%) of the aggregate amount disbursed from the Project Fund (minus amounts expended for "Neutral Project Costs" as shown on Schedule C of Exhibit 904A hereto) to pay or reimburse Project Costs shall be applied to pay or reimburse qualified Project Costs and that not more than an insubstantial portion (not more than 10%) of the aggregate amount disbursed from the Project Fund (minus amounts expended for "Neutral Project Costs" as shown on Schedule C of Exhibit 904A hereto) to pay or reimburse Projects Costs shall be applied to pay or reimburse Project Costs other than Qualified Project Costs. In connection with this covenant, Borrower shall execute the Borrower's Certificate attached hereto as Exhibit 904A;

          (d) Any and all contracts to acquire any part of the Project which were entered into prior to April 15, 1985 (with respect to which payments are to be made from the proceeds of Bonds as Qualified Project Costs) were, on such date, fully executory in nature, and none of the burdens or benefits of ownership of any property which was the subject of such contracts had accrued to or been imposed upon the Borrower or any 'related person," as such term is defined in the Code, prior to such date;

          (e) The Borrower shall submit to the Trustee, prior to or upon the date of each disbursement from the Project Fund, a statement (which statement may be contained in the Borrower's requisition for payment hereunder) certifying that the full amount of such disbursement will be applied to pay or reimburse Project Costs and that after taking into account the proposed disbursement substantially all (at least 90%) of the aggregate disbursements from the Project Fund (minus amounts expended for "Neutral Project Costs", as shown on Schedule C of Exhibit 904A hereto) will have been applied to pay or reimburse the Borrower for paying Qualified Project Costs;

          (f) Upon the completion of the Project the Borrower shall submit to the Issuer and the Trustee a certificate of completion (which certificate shall be signed by the Bank) which, in addition to the requirements of Section 602 hereof, will contain the following (i) the Borrower's statement that the project has been substantially completed and is ready and available for occupancy as of a specified date (which shall be the "Completion Date"); (ii) the Borrower's statement, of the aggregate amount expected to be disbursed from the Project Fund upon the Completion Date; and (iii) the Borrower's certification that all of the amounts expected to be disbursed from the Project Fund will be applied to pay or reimburse Project Costs and that none of the amounts disbursed from the Project Fund are expected to be applied to pay or reimburse costs or expenses other than project Costs; and (iv) the Borrower's certification that substantially all (at least 90%) of the amounts disbursed from the Project Fund (minus amounts expended for "Neutral Project Costs" as shown on Schedule C of Exhibit 904A hereto) will be applied to pay or reimburse Qualified Project Costs and that no more than an insubstantial amount (not more than 10%) of the amounts disbursed form the Project Fund will be applied to pay or reimburse costs or expenses other than Qualified Project Costs;

          (g) Money on deposit in any fund or account in connection with the Bonds, whether or not such money was derived from other sources, will not be used by or under the direction of the Borrower in a manner which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 103(c) of the Code, and the Borrower specifically agrees that the investment of money in any fund created hereunder shall be restricted as may be necessary to prevent the Bonds from being "arbitrage bonds" under the Code;

          (h) The Borrower will not take or omit to take any action if such action or omission would cause interest on the Bonds to become subject to federal income taxation, except during such period as the Bonds are owned by a "substantial user" of the Project or a "related person" and except for,, any federal tax characterized as a "minimum" or "preference tax to the extent such tax affects the includability of interest on the Bonds in the income of the recipient thereof; and

          (i) Prior to the commencement of the Qualified Project period, the Borrower will appoint a Monitoring Agent and enter into a Monitoring Agreement substantially in the form attached hereto as Exhibit 904B, with such substantive changes, modifications or deletions as may be approved by Bond Counsel.

     Section 905.  Residential Rental Property.  The Borrower hereby
                   ---------------------------
acknowledges and agrees that the Project is to be owned, managed and operated as a project for "residential rental property" as such term is defined in Section 103(b)(4)(A) of the code. To that end, the Borrower hereby represents, warrants and covenants for the Qualified Project Period or until the Bonds are no longer Outstanding Bonds, whichever is later, as follows:

          (a) That the Project will be acquired and constructed for the purpose of providing multifamily residential rental property, and that the Project shall be owned, managed and operated as a project to provide multifamily residential property comprised of a building or structure or several proximate and interrelated buildings or structures owned by the same person for federal income tax purposes, financed by the Bonds and containing one or more dwelling units and facilities functionally related and subordinate to such units, in accordance with Section 103(b)(4)(A) of the Code;

          (b) That substantially all of the Project will consist of units of similar quality and type of construction, containing facilities for living, sleeping, eating, cooking and sanitation for a single person or a family;

          (c) That none of the dwelling units in the Project shall at any time be utilized on a transient basis, shall ever be leased or rented for a period of less than thirty days, and shall ever be used as a hotel, motel, dormitory, fraternity house, sorority house, rooming house, hospital, sanitarium or rest home;

          (d) That the dwelling units in the Project shall be leased, rented or available for lease or rental to members of the general public, including Lower-Income Tenants;

          (e) That the Project is located on a single tract of land or on two or more contiguous tracts of land, and that all of the buildings, structures and facilities which are part of the Project comprise a single geographically and functionally integrated project for residential rental property, as evidenced by the ownership, management, accounting and operation of the Project;

          (f) That the Borrower has no present plan nor does there exist any contractual arrangement, formal or informal, to convert the Project during the period of this covenant to any use other than use as residential rental property; and

          (g) That, if the Project contains fewer than five units, none of the units will at any time be occupied by the "owner" of the Project for federal income tax purposes.

     Section 906.  Lower Income Tenants.  The Borrower will execute the Land Use
                   --------------------
Restriction Agreement to satisfy the requirements of Section 103(b)(4)(A) of the Code and the Enabling Act and to meet the foregoing requirements, the Borrower will for the Qualified Project Period (or such other period specified):

          (a) (i) rent initially (or hold available for rent) at least 20% of the completed dwelling units in the Project to Lower-Income Tenants, prior to the satisfaction of which no additional units shall be rented or leased to persons other than Lower-Income Tenants, and (ii) after initial rental occupancy of such dwelling units by Lower-Income Tenants, at least 20% of the completed dwelling units in the Project shall be rented to and occupied (or held available for rent if previously rented to and occupied by Lower-Income Tenants) by Lower-Income Tenants as required by Section 103(b)(4)(A) of the Code;

          (b) obtain and maintain on file Income Certifications from each Lower-Income Tenant each certification dated or confirmed within five days immediately prior to the initial occupancy of such tenant in the Project in the form attached hereto as Exhibit 906A;

          (c) file with the Issuer (with a copy to the Bank) reports substantially in the form attached hereto as Exhibit 906B within 30 days after the end of each calendar quarter, commencing with the first calendar quarter during the Qualified Project Period.

          (d) for the entire term of the Bonds, maintain complete and accurate records pertaining to the dwelling Units occupied or to be occupied by all tenants in the Project, and permit any duly authorized representative of the Trustee, the Issuer, the Bank, the Monitoring Agent, the Department of the Treasury or the Internal Revenue Service to inspect the books and records of the Borrower pertaining to the Income Certifications of Lower-Income Tenants residing in the Project.

     Section 907.  Tax-Exempt Status of the Bonds.
                   ------------------------------

          (a) The Borrower will not take or permit, or omit to take or cause to be taken, any action that would adversely affect the exemption from federal income taxation of the interest on the Bonds and, if it should take or permit, or omit to take or cause to be taken, any such action, the Borrower shall take all lawful actions necessary to rescind or correct such actions or omissions promptly upon having knowledge thereof;

          (b) The Borrower will take such action or actions as may be necessary, in the opinion of Bond Counsel, to comply fully with all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated, proposed or made by the Department of the Treasury or the Internal Revenue Service pertaining to obligations issued under Section 103(b)(4)(A) of the Code;

          (c) The Borrower will file of record such documents and take any other steps as are necessary, in the opinion of Bond Counsel, in order to insure that the requirements and restrictions of this Indenture will be binding upon all owners of the Project, including, but not limited to, the execution and recordation of the Land Use Restriction Agreement. The Borrower hereby covenants to include such requirements and restrictions in any documents transferring any interest in the Project to another to the end that such transferee has notice of, and is bound by such restrictions and to obtain the agreement from any transferee to so abide.

     Section 908.  Modification and Termination of Special Tax Covenants.
                   -----------------------------------------------------

          (a) Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of this Indenture), Sections 905 and 906 of this Indenture may not be amended, changed, modified, altered or terminated except as permitted pursuant to this Section 908. Anything to the contrary notwithstanding, the Issuer, the Trustee, the Bank and the Borrower hereby agree to amend this Indenture to the extent required or permitted, in the opinion of Bond Counsel, for interest on the Bonds to remain exempt from federal income taxation under Section 103(b)(4)(A) of the Code. The party requesting such amendment shall notify the other parties to this Indenture, with a copy of such requested amendment to Bond Counsel. After review of such proposed amendment, Bond Counsel Shall render to the Trustee an opinion as to the effect of such Proposed amendment upon the includability of interest on the bonds in the income of the recipient thereof for federal income tax purposes. The Borrower shall pay an amount to the Trustee sufficient to reasonably compensate Bond Counsel for rendering such opinion.

          (b) The Borrower, the Issuer and, where applicable, the Trustee shall execute, deliver and, if applicable, the Borrower or the Issuer shall file and record any and all documents and instruments, including, without limitation, an amendment to the Land Use Restriction Agreement, necessary to effectuate the intent of this Section 908, and in the event that the Borrower or the Issuer fails to file of record such documents or instruments both the Borrower and the Issuer hereby authorize the Trustee at its option to execute, deliver and, if applicable, file and record on behalf of the Borrower or the Issuer, as is applicable, any such document or instrument (in such form as may be approved by Bond Counsel) if either the Borrower or the Issuer defaults in the performance of its obligation under this subsection (b); provided, however, that the Trustee shall take no action under this subsection (b) without first notifying the Borrower or the Issuer, or both, as is applicable, of its intention to take such action and providing the Borrower or the Issuer, or both, as is applicable, a reasonable opportunity to comply with the requirements of this Section 908.

          (c)  Notwithstanding anything to the contrary contained in this
Section 908, the restrictions provided herein regarding the use and operation of the Project shall be terminated upon the occurrence of any event of involuntary noncompliance contemplated by Section 103(b)(4)(A) of the Code and certified by a certificate of the chief executive officer or chief financial officer of the managing partner of the Borrower, supported by an opinion of Bond Counsel, furnished to the Trustee, including fire, seizure, requisition, foreclosure, transfer of title by deed in lieu of foreclosure, change in federal law or action of a federal agency, condemnation or similar event after the issuance of the Bonds which prevents the Issuer from enforcing the requirements of Sections 905 and 906 of this Indenture, so long as the Bonds are redeemed within sixty days following the date certified by the Authorized Borrower Representative as of the date of involuntary noncompliance (or within a period of time thereafter determined by the Trustee to be reasonable).

     Section 909.  Sale of Project.  In the event of any sale, transfer,
                   ---------------
assignment or other disposition of the Project in accordance with the provisions hereof, the purchaser, transferee or assignee shall assume the obligations of the Borrower under Article 9 hereof and under the Land Use Restriction Agreement.

     ARTICLE 10 - Certain Agreements of Borrower

     The Borrower agrees as follows:

     Section 1001.  Borrower to Make Loan Payments Sufficient to Meet Debt
                    ------------------------------------------------------
Service on Bonds and Additional Payments.
- ----------------------------------------

     A.   Borrower's Loan Payments.  The Borrower agrees to pay as a Loan
          ------------------------
payment to the Trustee a sum in immediately available funds which, including amounts deposited pursuant to the next following paragraph of this Section 1001 (plus interest accrued thereon) but excluding amounts which are then held for purposes other than the next succeeding payment of principal, premium, if any, and interest on the Bonds, equals all payments due on the Bonds on such Payment Date (excluding amounts excluded pursuant to Section 304(c) hereof). The Borrower shall receive a credit against its obligation to make Loan payments to the extent of (i) any moneys drawn by the Trustee under the Letter of Credit, and (ii) the amount of any other Priority Funds available to make the corresponding payment with respect to the Bonds.

     In any event the Loan payments payable under this Section shall be sufficient to pay the total amount due with respect to such principal of and interest and any premium on the Bonds as and when due. If at any time when said payments are due the balance in the Bond Fund available for said purpose is insufficient to make such payments, the Borrower forthwith will pay to the Trustee any such deficiency. Subject to such obligation and the obligation of the Borrower under the immediately preceding paragraph, the Borrower shall not be required to make any Loan payment to the extent its application would result in an excess in the Bond Fund over the amounts necessary to meet obligations then due and payable from the Bond Fund plus any additional amounts then required to be maintained in the Bond Fund.

     B.   Additional Payments.  The Borrower agrees to duly make on demand (by
          -------------------
the Issuer or the Trustee, as the case may be) Additional Payments as follows:

          (a) To the Issuer, as reimbursement for all reasonable costs, expenses and liabilities paid or incurred by the Issuer in satisfaction of any obligations-of the Borrower not performed by the Borrower as required hereunder or under the Bond Purchase Agreement.

          (b) To the Issuer, as reimbursement for or prepayment of all reasonable costs, expenses and liabilities paid or incurred or to be paid or incurred by the Issuer or any of its directors, officers, employees or agents at the request of the Borrower or as required by this Indenture, the Enabling Act, other than any rebates due to the United States of America under Section 103(c)(6) of the Code on account of moneys and investments held by the Issuer.

          (c) To the Trustee, its reasonable fees and expenses as trustee, bond registrar and paying agent, including the reasonable fees and expenses of its attorneys and agents, and any other amounts due to the Trustee under this Indenture.

     C.   Bank Obligations.  The Borrower agrees to pay all Bank Obligations
          ----------------
when due.

     D.   Obligations Unconditional.  The Borrower's obligations to make the
          -------------------------
payments required by this Indenture shall be absolute and unconditional and shall not be subject to any right of recoupment or set-off. Until the lien of this Indenture has terminated and ceased to have effect, the Borrower will not
(i) suspend or discontinue any payments required by this Indenture or (ii) fail to fulfill its other agreements herein for any cause including without limitation failure fully to acquire and install the Project, or damage to the Project, any failure of consideration or commercial frustration of purpose, any change in federal or state or other laws or administrative rulings or actions or any failure of the Issuer to fulfill any agreement, duty, liability or obligation related to this Indenture.

     Section 1002.  Borrower to Maintain Its Legal Existence.  The Borrower will
                    ----------------------------------------
maintain its legal existence and qualification under the laws of the State of California.

     Section 1003.  [Not Used].

     Section 1004.  Borrower to Give Notice of Event Adversely Affecting Tax-
                    ---------------------------------------------------------
Exempt Status of Interest on Bonds.  The Borrower will give prompt written
- ----------------------------------
notice to the Trustee and the Bank of the occurrence of any Determination of Taxability or any basis therefor, and of any allegation by any federal or state agency that any such event has occurred, of which the Borrower has or acquires knowledge.

     Section 1005.  Covenants Related to Mortgaged Property.
                    ---------------------------------------

     A.   Maintenance and Modifications of Mortgaged Property by Borrower;
          ----------------------------------------------------------------
Restrictions on Prior Liens, etc.  Subject to the provisions of this Section
- --------------------------------
1005 and Article 7 (dealing with damage and destruction), the Borrower will maintain the Mortgaged property in good repair, working order and condition and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.

     The Mortgaged Property and any use thereof by the Borrower or any lessee shall conform with all applicable zoning, planning, building, environmental and other regulations of governmental authorities having jurisdiction over the Borrower, and neither the Borrower nor any lessee shall permit a nuisance thereon. Subject to the foregoing, the Borrower may at its cost remodel or make substitutions, modifications and improvements to the Mortgaged Property as it deems desirable for its uses and purposes and the same shall be the property of the Borrower and be included as part of the Mortgaged Property and the Project; provided that the Borrower shall advise the Bank and the Trustee of any such substitutions, modifications and improvements involving the expenditure of more than $350,000 in the aggregate or $25,000 individually in any fiscal year.

     So long as the Letter of Credit or the Substitute Letter of Credit is outstanding, except as expressly permitted hereunder, the Borrower will not sell or transfer any part of the Mortgaged Property, or create, incur, assume or permit to exist any encumbrance, lien or charge of any kind on the Trust Estate (except Permitted Encumbrances) without the written consent of the Bank. The Borrower shall not suffer or permit any mechanics lien or other encumbrance to remain against the Trust Estate by reason of work, labor, services or materials supplied or claimed to be supplied, in connection with the Mortgaged Property; provided that after notice to the Trustee and the Bank, the Borrower may contest promptly the validity or the amount of any such lien or encumbrance by appropriate proceedings timely instituted, unless the Trustee or the Bank shall notify the Borrower that, in the opinion of its counsel, by nonpayment of any such items the lien of this Indenture as to any part of the Trust Estate will be subject to loss or forfeiture, in which event the Borrower shall promptly cause such mechanics' lien or other encumbrance to be discharged or dissolved.

     B.   Disposition of Portions of Mortgaged Property.  The Borrower in its
          ---------------------------------------------
sound discretion may sell or otherwise dispose of any machinery or equipment or other personal property included in the Mortgaged Property owned by it which it determines has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary,
Provided:

          (a) substitute property having equal or greater utility (but not necessarily having the same function) in the operation of the facility at which the replaced property was located is installed anywhere at such facility; such removal and substitution will not impair operating utility or change the nature of such facility to the extent that it would not constitute the type of facility operated prior to such replacement; and such property shall be free of all liens and encumbrances (other than Permitted Encumbrances) and shall become a part of the Mortgaged Property; or

          (b) the Project Supervisor shall certify that removal of such Property, together with any substitution, will not materially impair the efficiency of the Borrower's operations or adversely affect the Structural integrity of such facility or change the nature of such facility to the extent that it would not constitute the type of facility operated prior to such replacement; and (except as hereinafter provided) any disposition proceeds or trade-in credit are paid into the Bond Fund.

     Any damage to structures not being removed shall be repaired at the cost of the Borrower, utilizing insurance Proceeds to the extent available.

     Except as may be waived in writing by the Bank, the Borrower shall Promptly report to the Trustee and the Bank each such removal, substitution, sale and other disposition and shall pay to the Trustee any amounts required hereunder; but no such report or payment need be made unless the aggregate fair market value of all machinery or equipment or other Personal Property included in the Mortgaged Property sold or otherwise disposed of exceeds $350,000 in the aggregate or $25,000 individually in any fiscal year.

     Notwithstanding any other provision in this Indenture, the Borrower, with the written approval of the Bank, may sell or dispose of all or any part of the Mortgaged Property.

     C.   Taxes, Other Governmental Charges and Utility Charges. The Borrower
          -----------------------------------------------------
shall duly pay or cause to be paid all taxes and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Mortgaged Property, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Mortgaged Property are all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Mortgaged Property. However, the Borrower may contest in good faith any such items, assessments and other charges and, in such event, may Permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same, so long as adequate reserves have been established and enforcement of the contested item is effectively stayed, unless the Trustee or the Bank shall notify the Borrower that, in the opinion of Its counsel, by nonpayment of such items the lien of the Indenture as to any part of the Trust Estate will be subject to loss or forfeiture, in which event the Borrower shall Promptly cause such taxes and charges to be discharged.

     D.   Right of Access.  The Borrower agrees that upon reasonable request In
          ---------------
writing to the Project Supervisor, the Issuer, the Trustee and the Bank and their representatives may at all reasonable times examine and inspect the Mortgaged Property.

     E.   Location.  The Borrower will not change its name or the location of
          --------
its Principal Place of business without notice to the Trustee and the Bank at least thirty days prior to such change.

     Section 1006.  Instruments of Further Assurance; Recordings and Filing.
                    -------------------------------------------------------
The Borrower will do, execute, acknowledge and deliver or cause to be so Performed such supplemental indentures and such further acts, instruments and transfers as the.Trustee or the Bank may reasonably require for the better assuring, transferring, Pledging, assigning and conferring unto the Trustee and the Bank the Property and rights herein described and the income and revenue Pledged hereby.

     The Borrower will cause this Indenture and any necessary financing statements, and other instruments (and Supplements and amendments to any of the foregoing) to be recorded and filed as may be required by law in order to preserve fully and protect the security of the Bank and the holders of the Bonds and the rights of the Trustee hereunder.

     The Trustee shall cause to be filed any continuation statements or instruments of a similar character which, in its opinion, are required by law in order to Preserve and protect the security of the Bondholders and the Bank.

     Section 1007.  Insurance and Worker's Compensation Coverage. The Borrower
                    --------------------------------------------
will insure or cause to be Insured the Mortgaged Property in the amount and with the coverage of the Required Property Insurance Coverage. Any insurance policy Issued pursuant to this Section shall be so written as to name the Trustee and the Bank as additional insureds and to make losses with respect to the Mortgaged Property payable directly to the Trustee to be held by the Trustee in a separate insurance loss account and disbursed in the manner provided in Section 701.

     The Borrower will cause all such policies of insurance to (i) provide that all insurance proceeds shall be adjusted with and payable to the Trustee and the Bank, (ii) include waivers by the insurer of all claims for insurance premiums against the Trustee or the Bank, and (iii) provide that any losses shall be payable to the Trustee and the Bank notwithstanding any act or failure to act or negligence by either of the Trustee or the Bank, or violation of warranties, declarations or conditions contained in any policy and notwithstanding foreclosure or other proceedings or notice of sale of such property or any change in title or ownership of such property.

     The Borrower will carry or cause to be carried Required public Liability Insurance applicable to the Mortgaged Property. Proceeds of such insurance shall be applied against the related liability. The Borrower will maintain all worker's compensation coverage required of it by the applicable laws of the State of California.

     All insurance acquired hereunder shall be with generally recognized responsible insurance companies authorized to do business in the State of California selected by the Borrower as approved by the Bank. Such insurance may be blanket insurance and shall provide that it may not be cancelled or materially altered without 30 days' prior written notice to the Trustee and the Bank. The Borrower shall furnish the Trustee and the Bank (and keep updated) evidence of such insurance in such form as the Trustee or the Bank may require.

     Substitutions for or omissions from the coverage required by this Article may be made upon the written consent of the Bank.

     Section 1008.  Indemnification of Issuer, Bank and Trustee. Notwithstanding
                    -------------------------------------------
its insurance agreements, the Borrower shall to the extent not prohibited by applicable law indemnify and save harmless the Issuer, the Bank and the Trustee and their respective directors, officers, employees and agents against and from
(a) all claims by or on behalf of any person arising out of (i) any condition of the Mortgaged Property, or (ii) the acquisition, installation or use of it, or
(iii) any accident, injury or damage to any person occurring in or about the Mortgaged Property, or (iv) any breach or default by the Borrower of any of its obligations under the Basic Agreements, or (v) any act or omission of the Borrower or any of its agents, contractors, servants, employees, or licensees, or (vi) to the extent not Prohibited by applicable law, the offering, issuance, sale or resale of the Bonds, or (vii) in the case of the Trustee, all losses, costs, charges, expenses, judgments and liabilities to third parties arising out of its acceptance, performance or administration of this Indenture and the transactions contemplated hereby and (b) all reasonable costs, counsel fees, expenses or liability reasonably incurred in connection with any such claim or any action or Proceeding brought thereon. Any indemnification of the Trustee under clause (i),
(ii) or (iii) shall not be effective if the claim arises while the Trustee is in possession of the Mortgaged Property Pursuant to the provisions of the First Deed of Trust, If any action or proceeding is brought against the Issuer, the Bank or the Trustee or any such director, officer, employee or agent by reason of any indemnified claim, the Borrower upon notice from the affected party shall resist or defend such action or proceeding. Subject to the foregoing, the Issuer, the Bank and the Trustee shall cooperate and join with the Borrower at the expense of the Borrower as may be required in connection with any action taken or defended by the Borrower.

     The Issuer, the Bank and the Trustee and their respective directors, officers, employees and agents shall be entitled to the advice of counsel (who may also be counsel for the Borrower or any Bondholder) and shall be wholly Protected as to action taken or omitted to be taken in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to them under the Basic Agreements and reasonably believed by them to be genuine. They shall not be liable for any action (i) taken by them in good faith and reasonably believed by them to be within the discretion or powers conferred upon them, or (ii) in good faith not taken by them because reasonably believed to be beyond the discretion or powers conferred upon them, or (iii) taken by them Pursuant to any direction or instruction by which they are governed by the Basic Agreements, or (iv) omitted to be taken by them by reason of the lack of any direction or instruction required hereby or by the Bond Purchase Agreement for such action; nor shall they be responsible for the consequence of any error or judgment reasonably made by them. The Issuer, the Bank and the Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any Person, except their own directors, officers and employees and others specified in Section 1201(b). When any consent or other action by them is called for by the Basic Agreements, they may defer such action pending such investigation, inquiry, or supporting evidence as they may require. They shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to them is furnished for any expense or liability to be incurred thereby. They shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the FNBB Base Rate, in the exercise of their rights or the performance of their obligations hereunder, to the extent that they act without previously obtaining indemnity. No permissive right or power to act which they may have shall be construed as a requirement to act; and no delay in the exercise of a right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by the Borrower under any Basic Agreement, except when given notice thereof by the Trustee. No recourse shall be had by the Borrower, the Trustee, the Bank or any Bondholder for any claim based on any Basic Agreement against any director, officer, employee or agent of the Issuer alleging Personal liability on the part of such person unless such claim is based upon the willful dishonesty of or intentional violation of law by such person.

     Section 1009.  Inconsistencies Between Indenture and Reimbursement
                    ---------------------------------------------------
Agreement.  With respect to any obligations of the Borrower under this Article X
- ---------
owing to the Bank, any inconsistency between the Provisions of this Indenture and those contained in the Reimbursement Agreement shall be interpreted in favor of the agreements contained in the Reimbursement Agreement.


                                    PART V
                                    ------

                               EVENTS OF DEFAULT
                               -----------------

     ARTICLE 11 - Default Provisions and Remedies of Trustee, Bank, Bondholders and Issuer

     Section 1101.  Events of Default; Defaults.  The occurrence of any of the
                    ---------------------------
following events shall constitute an event of default" hereunder:

          (a) Failure by the Issuer to pay interest on any Bond when due and payable.

          (b) Failure by the Issuer to pay any Principal or premium on any Bond when due and payable, whether at stated maturity or by acceleration or pursuant to any redemption or Purchase requirements under Section 401.

          (c) Failure by the Borrower to make any Loan payment or Additional Payment when due and payable.

          (d) Failure by the Borrower or the Issuer to observe or perform any other covenant, condition or agreement on its part to be observed or performed in this Indenture or the Bonds, for a period of 30 days after notice of such failure shall have been given to the Borrower and the Bank by the Trustee or the Issuer or to the Issuer and the Bank by the Trustee, unless (l) the Trustee receives an opinion of Bond Counsel stating that (i) such failure does not cause the interest on the Bonds to cease to be exempt from federal income taxation or
(ii) such failure can be remedied with the effect of Permitting the interest on the Bonds to continue to be exempt from federal income taxation and (iii) such failure does not cause a violation of the Enabling Act by the Issuer or the Borrower and (2) such failure is remedied within the period of time determined by Bond Counsel to be necessary to permit interest on the Bonds to continue to be exempt from federal income taxation.

          (e) Receipt by the Trustee of notice from the Bank that an "Event of Default" within the meaning of the Reimbursement Agreement has occurred.

          (f) The Letter of Credit shall be revoked or terminated for any reason prior to its stated expiration date and a Substitute Letter of Credit shall not have been issued within 30 days after such revocation or termination, or the Bank shall wrongfully refuse to honor the Letter of Credit.

          (g) The material inaccuracy or incompleteness of any material representation or warranty made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby.

          (h)  The occurrence of a Bankruptcy.

          (i) An occurrence of an Act of Bank Bankruptcy unless a Substitute Letter of Credit has been issued within 30 days after such event.

          (j) The occurrence of any default under the Land Use Restriction Agreement.

          (k) Receipt by the Trustee, on or after March 1, 1986, of notice from the Remarketing Agent that the Remarketing Agent has not received the opinion of Bond Counsel described in Section 501A.

     The term "default" hereunder means a default by the Issuer or the Borrower which, with the passage of time or giving of notice or both, would constitute an event of default.

     The Borrower agrees to notify the Issuer and the Trustee promptly in writing of the occurrence of any known event of default.

     Within five days after actual knowledge of an event of default under subsection (a), (b), (c) or (e) above by an Officer in its Corporate Trust Division, the Trustee shall give written notice, by registered or Certified mail, to the Issuer, the Borrower, the Bank and all of the Bondholders, and upon notice as provided in Section 1201(d) shall give similar notice of any other event of default.

     Section 1102.  Acceleration.  Upon occurrence of any event of default
                    ------------
described in the subsection (a), (b), (e), (f), (h), (i) or (k) of Section 1101, the Trustee shall immediately, and upon the occurrence of an event of default described in any other subsection of Section 1101 the Trustee shall, upon and only upon the written request of the Bank, declare all Bonds then outstanding to be due and payable immediately, and, upon the declaration, all Principal and interest accrued thereon shall become immediately due and payable, and there shall be an automatic corresponding acceleration of the Borrower's indebtedness on the Loan; Provided, however, that if there shall have occurred any event of
             --------  -------
default under subsection (h) or (i) of Section 1101, the Principal of and Premium, if any, on all Bonds then outstanding and the interest accrued thereon automatically shall become immediately due and payable without any action by the Trustee. Interest shall accrue to the Payment date determined by the Trustee (which Payment date shall be not later than 15 days following the acceleration) or the actual payment date, if later.

     The Provisions of this Section 1102 are subject to the condition that with respect to an event of default under subsection (e) of Section 1101, any waiver by the Bank of any "Event of Default" under the Reimbursement Agreement and rescission and annulment of its consequences shall constitute a waiver of the corresponding event of default under this Indenture and a rescission and annulment of the consequences thereof. No such waiver, rescission and annulment shall extend to or affect any subsequent event of default or impair any right or remedy consequent thereon.

     Notwithstanding the foregoing, no waiver, rescission or annulment of an event of default hereunder shall be made if the Bank shall theretofore have honored in full a drawing under the Letter of Credit in respect of such event of default.

     Section 1103.  [Not used].

     Section 1104.  Remedies; Rights of Bank and Bondholders.
                    ----------------------------------------
Upon acceleration under Section 1102, or upon the occurrence of an event of default under subsection (h) or (i) of Section 1101, whether or not acceleration has occurred, the Trustee immediately shall draw upon the Letter of Credit as Provided in Section 503(b) in an amount equal to the Principal of the Bonds, together with interest thereon to the Payment Date established by the Trustee under Section 1102.

     Upon the continuance of an event of default, if so requested by the Bank or, unless and until the Principal of and interest on the Bonds shall be paid in full, a Majority of the Bondholders, and if Satisfactory indemnity has been furnished to it, the Trustee shall exercise such of the rights and Powers conferred by this Indenture or the First Deed of Trust as the Trustee, being advised by counsel, shall deem most effective to enforce and protect the interests of the Bondholders and the Bank.

     No remedy under this Indenture or the First Deed of Trust is intended to be exclusive, and to the extent Permitted by law each remedy shall be cumulative and in addition to any other remedy hereunder or now or hereafter existing; Provided, however, that upon acceleration under Section 1102 the Trustee shall first draw upon the Letter of Credit as Provided in Section 503(b).

     No delay or omission to exercise any right or power shall impair such right or power or constitute a waiver of any default or event of default or acquiescence therein; and each such right and power may be exercised as often as deemed expedient.

     No waiver by the Trustee, the Bank or the Bondholders of any default or event of default shall extend to any subsequent default or event of default.

     Section 1105.  Right of Bank and Bondholders to Direct Proceedings.
                    ---------------------------------------------------
Anything in this Indenture to the contrary notwithstanding, the Bank and, so long as Bonds are outstanding, a Majority of the Bondholders shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided that such direction shall be in accordance with applicable law and this Indenture, and Provided that the Trustee shall be indemnified to its satisfaction. In the event of a disagreement between the Bank and a Majority of the Bondholders in the exercise of their rights hereunder, then so long as the Bonds have been accelerated under Section 1102 and are outstanding, the direction of a Majority of the Bondholders shall be controlling.

     Section 1106.  Appointment of Receiver.  Upon the occurrence and
                    -----------------------
continuance of an event of default and commencement of judicial Proceedings to enforce the rights of the Trustee and of the Bondholders and the Bank under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Mortgaged Property, Pending such proceedings, with such power as the court making such appointment shall confer.

     Section 1107.  Application of Moneys.  Upon the occurrence and continuance
                    ---------------------
of an event of default, there shall be deposited in the Bond Fund all moneys and proceeds held or received by the Trustee or any receiver Pursuant to this Indenture or the First Deed of Trust or any related document or the exercise of any rights granted hereby or thereby, except amounts drawn under the Letter of Credit, which amounts shall be deposited in the Letter of Credit Fund, and all moneys in the Letter of Credit Fund shall be applied to the payment of interest on and principal of (and, during the Fixed Rate Period, premium, if any, on) the Bonds, and all moneys in the Bond Fund (except funds for which provision has been made under Section 507) shall be applied after payment of all Costs of Collection incurred by the Trustee or any receiver (i) to the payment of any amounts due as Additional Payments under Section 1001B or amounts due under
Section 1008, (ii) then to the payment of interest, including interest on overdue principal, then due on the Bonds, without regard to when such interest became due, (iii) then to the payment of principal and premium, if any, then due on the Bonds, without regard to when such principal became due, and (iv) then to the payment of any Bank Obligations then remaining due; or in such other order as may be determined by the Trustee with the written consent of all of the Bondholders and, if the Issuer is affected thereby, the written consent of the Issuer. Payments shall be made ratably, according to the amounts due respectively for interest and principal and premium if any, among Bondholders entitled to receive the payment being made.

     Section 1108.  Remedies Vested in Trustee.  All rights of action (including
                    --------------------------
the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or their production in any proceeding; and any such proceeding instituted by the Trustee shall be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds or the Bank; and any recovery of the judgment shall be for the benefit of the holders of the outstanding Bonds and the Bank, subject, however, to the provisions of this Indenture.

     Section 1109.  Rights and Remedies of Bank and Bondholders.
                    -------------------------------------------
Neither the Bank nor any Bondholder shall have any right to institute any proceeding for the enforcement of this Indenture or any right or remedy granted hereby unless (i) an event of default is continuing, (ii) the Trustee has due notice thereof and has been notified as provided In Section 1201(d), (iii) the Bank or the holders of at least 25% in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to exercise its powers or to institute such proceeding in its own name, and have offered to the Trustee indemnity satisfactory to It, and (iv) the Trustee shall have failed or refused to exercise its power or to institute such proceeding. Such notice, request and offer of Indemnity shall at the option of the Trustee be conditions Precedent to the execution of the powers and trusts of this Indenture, and to any action for the enforcement of this Indenture or of any right or remedy granted hereby; it being understood and intended that neither the Bank nor any one or more holders of the Bonds shall have any right to affect or prejudice the lien of this Indenture by its or their action or to enforce any right hereunder except in the manner herein provided and that proceedings shall be instituted and maintained in the manner herein provided and for the benefit of the Bank and the holders of all Bonds then outstanding. Notwithstanding the foregoing, each Bondholder shall have a right of action to enforce the payment of the principal of and premium, if any, and interest on any Bond held by it at and after the maturity thereof, at the place, from the sources and in the manner expressed in such Bond.

     Section 1110.  Waivers of Events of Default.  The Trustee shall waive (in
                    ----------------------------
advance or otherwise) any event of default and its consequences and rescind any declaration of maturity of principal upon the written request of all of the Bondholders (or, if the Bonds are no longer outstanding, the Bank) and, with respect to any right of the Issuer to payment or reimbursement pursuant to
Section 1001B or 1008, the written consent of the Issuer, but no such waiver (except as specifically provided therein) or rescission shall extend to any subsequent or other event of default. Notwithstanding the foregoing, the Trustee shall waive an event of default under Section 1101(e) and its consequences and rescind any declaration of maturity of principal only upon the express written consent of the Bank.

     Section 1111.  Intervention by Trustee.  In any judicial Proceeding which
                    -----------------------
the Trustee believes has a substantial bearing on the interests of the Bank or the Bondholders, the Trustee may intervene on behalf of the Bank or the Bondholders.

     Section 1112.  Remedies of Issuer on Event of Default.  Upon the occurrence
                    --------------------------------------
and continuance of an event of default, the Issuer (i) shall, if requested by the Trustee, confirm in writing any acceleration of Loan indebtedness, (ii) may, upon the request of the Trustee, take such action in law or equity as may appear desirable to collect any Past due or accelerated Loan indebtedness or other payments hereunder or to enforce compliance with any obligation or agreement of the Borrower in this Indenture and (iii) shall have access to and may examine and make copies of the books, accounts and other data and tax returns of the Borrower insofar as they pertain to the Mortgaged Property or to the Borrower's operation thereof. However, the Issuer shall not be required to take any action which in its opinion might cause it to expend time or money or otherwise incur any liability unless satisfactory indemnity has been furnished to it. Anything in this Indenture to the contrary notwithstanding, the Issuer may enforce its rights under Sections 1001B and 1008 of this Indenture by any lawful available remedy.

     Section 1113.  Non-Recourse.  If an event of default shall occur hereunder,
                    ------------
the sole remedy of the Trustee, Issuer and Bank shall be hereunder against the Mortgaged Property and under any other instruments or collateral given as security for the Borrower's obligations under this Indenture and the Bank Obligations, and the Borrower shall not have any liability for any deficiency of the Borrower's obligations under the Loan, or for any default under this Indenture or the Bank Obligations.


                                    PART VI
                                    -------

                                  THE TRUSTEE

     ARTICLE 12 - The Trustee

     Section 1201.  Acceptance of Trusts.  The Trustee accepts the trusts
                    --------------------
imposed upon it by this Indenture and agrees to perform such trusts, but only upon the terms and conditions contained herein and in Section 1008.

          (a) The Trustee, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied agreements or obligations shall be read into this Indenture against the Trustee. In case an event of default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) The Trustee may execute any of its trusts or powers and perform any of its duties through attorneys, agents, receivers or employees but shall be answerable for their conduct in accordance with the above standard, except that as to attorneys, agents and receivers the Trustee shall be answerable only as to the selection of same in accordance with said standards. The Trustee shall be entitled to advice of counsel concerning all matters of trust duties hereunder, and may pay reasonable compensation to all such attorneys, agents, receivers, employees and counsel as may reasonably be employed.

          (c) Any action taken by the Trustee Pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding upon all future holders of such Bond.

          (d) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except defaults described in Section 1101(a), (b), (c) or (e), unless an officer in its Corporate Trust Division shall be notified in writing of such default by the Borrower, the Issuer, the Bank or by the holders of at least 25% in aggregate principal amount of Bonds then outstanding. Until such notice is received, the Trustee may conclusively assume there is no such default.

          (e)  The Trustee shall not be required to give any bond or surety.

     Section 1202.  Fees and Expenses of Trustee.  The Trustee shall be entitled
                    ----------------------------
to fees for its services rendered hereunder in the amounts of an acceptance fee of $3,200 payable on the date of delivery of the Bonds to the initial purchaser or purchasers and an annual fee of $5,000 or such other amount as may be agreed to from time to time between the Trustee and the Borrower payable annually in advance on the date of delivery of the Bonds to the initial purchaser or purchasers and thereafter on the first Wednesday in December in each year, commencing December 3, 1986. The Trustee also shall be entitled to reimbursement of all advances, counsel fees and other out-of-pocket expenses reasonably made or incurred by the Trustee in connection with such services, including but not limited to wire transfer and telex expenses, and for such reasonable fees and expenses as it may charge after an event of default has occurred and is continuing.

     Section 1203.  Successor Trustee.  Any corporation or association into
                    -----------------
which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all its trust business and assets, and any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer, ipso facto, shall be
                                                          ---- -----
and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its Predecessor, without the execution or filing of any instrument or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any such successor Trustee shall be a trust company or bank in good standing having trust powers.

     Section 1204.  Resignation by Trustee; Removal.  The Trustee may at any
                    -------------------------------
time resign from the trusts hereby created by giving 30 days written notice to the Issuer, to the Borrower, to the Bank and to each Bondholder, but such resignation shall not take effect until the appointment of a successor Trustee and acceptance by the successor Trustee of such trusts. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer and signed by a Majority of the Bondholders or, if the Bonds are no longer outstanding, the Bank.

     Section 1205.  Appointment of Successor Trustee.  If the Trustee hereunder
                    --------------------------------
shall resign or be removed, or be dissolved, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Borrower. At any time within one year after any such vacancy shall have occurred, a Majority of the Bondholders or, if a Majority of the Bondholders have not so acted or the Bonds are no longer outstanding, the Bank may appoint a successor Trustee by an instrument or concurrent instruments in writing signed by or on behalf of such holders, which appointment shall supersede any Trustee theretofore appointed by the Borrower. Each successor Trustee shall be a trust company or bank in good standing having trust powers and having a reported capital and surplus of not less than $25,000,000. Any such successor Trustee shall become Trustee upon giving notice to the Borrower, the Issuer, the Bank and the Bondholders, if any, of its acceptance of the appointment, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Any predecessor Trustee shall execute, deliver and record and file such instruments as the Trustee may reasonably require to confirm or perfect any such succession. In the event that a successor Trustee is not appointed within 30 days of the resignation of the Trustee, then the Trustee may petition a court of competent jurisdiction to appoint its own successor.

     Section 1206.  Dealing in Bonds.  The Trustee and any of its directors,
                    ----------------
officers, employees or agents may become the owners of any or all of the Bonds secured hereby.

     Section 1207.  Trustee as Bond Registrar; List of Bondholders.  The Trustee
                    ----------------------------------------------
is hereby designated as bond registrar for the Bonds and, as such, will keep on file a list of names and addresses of the holders of all Bonds; provided, however, that the Trustee shall be under no responsibility with regard to the accuracy of the address of any Bondholder. At reasonable times and under reasonable regulations established by the Trustee, such list may be inspected and copied by the Borrower or by owners (or a designated representative thereof) of Bonds then outstanding, such ownership and the authority of any such designated representative to be evidenced to the satisfaction of the Trustee.

     Section 1208.  Successor Trustee as Custodian of Funds, Bond Registrar and
                    -----------------------------------------------------------
Paying Agent.  In the event of a change in the office of Trustee, the
- ------------
predecessor Trustee which has resigned or been removed shall cease to be custodian of any funds it may hold pursuant to this Indenture, and cease to be the bond registrar and Paying Agent for any of the Bonds, and the successor trustee shall become such custodian, bond registrar and Paying Agent.

     Section 1209.  Adoption of Authentication.  In case any Bonds shall have
                    --------------------------
been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the predecessor Trustee and deliver the Bonds as so authenticated.

     Section 1210.  Designation and Succession of Paying Agents. After 15 days'
                    -------------------------------------------
written notice to the Borrower and subject to the Borrower's approval, the Trustee may designate any other banks or trust companies as Paying Agents.

     Any bank or trust company with or into which any Paying Agent other than the Trustee may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the posItion of such Paying Agent shall become vacant for any reason, the Trustee shall, within 30 days thereafter, appoint a bank or trust company located in the same State as such Paying Agent to fill such vacancy.

     The paying Agents shall enjoy the same protective provisions as the performance of their duties hereunder as are specified in Section 1201 with respect to the Trustee, insofar as such provisions may be applicable.

     Section 1211.  Appointment of Co-Trustee.  It is the purpose of this
                    -------------------------
Indenture and the other Basic Agreements that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of California) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any other Basic Agreement and in particular in case of the enforcement thereof on the occurrence of an event of default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein or therein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, the Trustee may appoint an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture or any other Basic Agreement to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

     Should any deed, conveyance or instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to Such separate or Co-Trustee. Any Co-Trustee appointed by the Trustee pursuant to this Section may be removed by the Trustee, in which case all powers, rights and remedies vested in the Co-Trustee shall again vest in the Trustee as if no such Appointment of a Co-Trustee had been made. In no event shall the Trustee be held liable or responsible for the actions of the Co-Trustee, provided that the Co-Trustee has been selected with due care.

                                   PART VII
                                   --------

               SUPPLEMENTAL INDENTURE AND WAIVERS: MISCELLANEOUS



     ARTICLE 13 - Supplemental Indentures and Waivers

     Section 1301.  Supplemental Indentures Not Requiring Consent of
                    ------------------------------------------------
Bondholders. The parties may without the consent of, or notice to, any of the
- ------------
Bondholders, enter into indentures supplemental to this Indenture and financing statements or other instruments evidencing the existence of a lien as shall not, in their opinion, be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

          (a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture;

          (b) To grant to or confer upon the Trustee for the benefit of the Bondholders and the Bank any additional rights, remedies, powers, or authority that may lawfully be granted to or conferred upon the Bondholders, the Bank or the Trustee;

          (c) To subject to the lien and pledge of this Indenture additional revenues, properties or collateral;

          (d) To evidence any succession to the Issuer and the assumption by such successor of the agreements of the Issuer contained in this Indenture and the Bonds;

          (e) To the extent required by law, to permit registration of the Bonds under the federal Securities Act of 1933, as amended, and the federal Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to permit qualification of the Indenture under the Trust Indenture Act;

          (f) To provide for uncertificated Bonds or, to the extent permitted by law, for the issuance of coupons and bearer Bonds or Bonds registered only as to principal without causing interest on such Bonds to be subject to federal income taxation;

          (g)  To the extent permitted by Section 908 hereof;

          (h) To effect any other change herein which is necessary or proper in order to obtain a rating of the Bonds by Moody's or S & P equal to the rating applicable to the Bank or to enable Bond Counsel to render the opinion referred to in section 501A and which, in the judgment of the Remarketing Agent, is not to the prejudice of the holders of the Bonds; and

          (i) To effect any other change herein which, in the judgment of the Trustee and the Bank, is not to the prejudice of the holders of the Bonds.

     Section 1302.  Supplemental Indentures Requiring Consent of Bondholders.
                    --------------------------------------------------------
In addition to Supplemental indentures Permitted by section 1301, a Majority of the Bondholders shall have the right, from time to time, to consent to and approve the execution by the parties hereto of such other indenture or indentures Supplemental hereto for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental indenture; provided, however, that nothing in this Section contained shall permit (a) an extension of the stated maturity of the principal of or the interest on any Bond without the consent of the holder of such Bond; (b) a reduction in the principal amount of any Bond, the rate of interest thereon or the premium to be paid upon the prepayment thereof prior to maturity without the consent of the holder of such Bond; (c) the establishment of a privilege or priority of any Bond or Bonds over any other Bond or Bonds without the consent of all the Bondholders; (d) a reduction in the aggregate principal amount of Bonds the holders of which are required to consent to any such Supplemental indenture without the consent of the holders of all the Bonds at the time outstanding which would be affected by the action to be taken; (e) a modification of the rights, duties or immunities of the Issuer, the Trustee or the Bondholders without the written consent of the affected party and all the Bondholders; (f) any amendment of the provisions of this Indenture pertaining to the drawing and application of proceeds of the Letter of Credit or the definition or application of Priority Funds without the consent of the holders of all the Bonds outstanding; or (g) subject to the provisions of Section 1304, any modification, amendment or revocation of the Letter of Credit without the consent of the holders of all of the Bonds secured thereby.

     If at any time the Issuer shall request the Trustee to enter into any Supplemental indenture pursuant to this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution to be made in the manner required for redemptions of principal of Bonds pursuant to Section 402; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of the proceedings.

     Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. Except as otherwise provided in this Section 1302, if, within 60 days or such longer period (not to exceed two years) as shall be prescribed by the Issuer following the final mailing of such notice, not less than a majority of the Bondholders at the time of the execution of any such supplemental indenture, shall have consented to and approved the execution thereof, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental indenture as in this Section permitted and provided this Indenture shall be and be deemed to be modified and amended in accordance therewith.

     Section 1303.  Opinion of Counsel.  The Trustee shall be entitled to
                    ------------------
receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it, who may be counsel for the Issuer or the Bank, as conclusive evidence that any such proposed Supplemental indenture complies with the provisions of this Indenture and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such supplemental indenture.

     Section 1304.  Consent of Bank; Amendments to Letter of Credit.  Anything
                    -----------------------------------------------
herein to the contrary notwithstanding, a supplemental indenture under this Article shall not become effective unless and until the Bank shall have consented in Writing to the execution and delivery of such Supplemental indenture. The Letter of Credit may not be amended without the consent of the holders of all of the Bonds secured thereby except to correct a mistake or omission so long as such correction is not prejudicial to any Bondholder. Subject to the foregoing, the Reimbursement Agreement may be amended without notice to or consent of any Person other than the Bank and the Borrower.

     Section 1305.  Modification by Unanimous Consent. Notwithstanding anything
                    ---------------------------------
contained elsewhere in the Indenture, the rights and obligations of the Issuer and of the holders of the Bonds, and the terms and provisions of the Bonds and this Indenture or any Supplemental indenture may be modified or altered in any respect with the consent of the Borrower, the Issuer, the Trustee, the holders of all of the Bonds then outstanding and the Bank.

Article 14 - Miscellaneous

     Section 1401.  Consents, etc., of Bondholders.  Any consent, request,
                    ------------------------------
direction, approval, objection or other instrument required by this Indenture to be executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be executed by such Bondholders in person or by agent appointed in writing.

     Section 1402.  Limitation of Rights.  With the exception of rights herein
                    --------------------
expressly conferred, nothing expressed or implied from this Indenture or the Bonds shall give to any Person other than the parties hereto and the holders of the Bonds any right or remedy with respect to this Indenture. This Indenture and all of the covenants, conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and the holders of the Bonds as herein provided.

     Section 1403.  Severability.  In the event that any provision of this
                    ------------
Indenture shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

     Section 1404.  Notices.  All notices, certificates or other communications
                    -------
hereunder shall be sufficiently given and, except as provided in Section 1201(d) hereof, shall be deemed given when mailed by registered or certified mail, postage prepaid, or sent by telegram addressed to the appropriate Notice Address, with a copy to each other party hereto.

     Section 1405.  Payments Due on Saturdays, Sundays and Holidays.  In any
                    -----------------------------------------------
case where a Payment Date is a Saturday or Sunday or a day on which the Trustee is required, or authorized or not prohibited, by law (including executive orders) to close and is closed, then payment of interest or principal and any premium due on such day need not be made by the Trustee on such date but may be made on the next succeeding Business Day on which the Trustee is open for business with the same force and effect as if made on the Payment Date.

     Section 1406.  Extent of Issuer Covenants; No Personal Liability.  No
                    -------------------------------------------------
covenant, stipulation, obligation or agreement of the Issuer contained in this Indenture shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his individual capacity; and no such person (including any such person executing the Bonds) shall be liable personally on the Bonds or be subject to any personal liability by reason of their issuance.

     Section 1407.  Bonds Owned by Issuer or Borrower.  In determining whether
                    ---------------------------------
Bondholders of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, the Borrower, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower (unless the Issuer, the Borrower, or such person owns all Bonds which are then outstanding, determined without regard to this Section 1407) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds of which an officer in the Corporate Trust Division of the Trustee has actual knowledge are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, the Borrower, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower (unless such pledgee owns all Bonds which are then outstanding, determined without regard to this Section
1407). In case of a dispute as to such right, any decision by the Trustee taken in good faith upon the advice of counsel shall be full protection to the Trustee in accordance with its standards of performance hereunder.

     Section 1408.  Captions; Index.  The captions, headings and index in this
                    ---------------
Indenture are for convenience only and in no way define or describe the scope or content of any provision of this Indenture.

     Section 1409.  Counterparts.  This Indenture may be executed in several
                    ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same Indenture.

     Section 1410.  Governing Law; Sealed Instrument.  The validity and
                    ---------------------------------
interpretation of this Indenture and the Bonds shall be governed by the laws of the State of California. It is intended that this Indenture shall have the effect of a sealed instrument.

     Section 1411.  Agreements to Constitute Covenants.  Words of agreement and
                    ----------------------------------
promises shall also constitute covenants.

     IN WITNESS WHEREOF, each of the Borrower, the Issuer and the Bank has caused this Indenture to be executed and delivered in its name and behalf by its partners or authorized officer and to evidence its acceptance of the trusts hereby created, the Trustee has caused this Indenture to be executed in its name and behalf by its authorized officer, all as of the date appearing on page 1.

(Seal)                                  THE REDEVELOPMENT AGENCY OF THE
                                        CITY OF SAN MARCOS

By [signature illegible]                By [signature illegible]
   --------------------------              -------------------------------


                                        SAN MARCOS RETIREMENT VILLAGE

                                        UNIVERSITY FINANCIAL
                                        CORPORATION, Partner


                                        By [signature illegible]
                                           -------------------------------
                                           Vice President


                                        BRIM & ASSOCIATES, INC.


                                        By [signature illegible]
                                           -------------------------------
                                           Vice President

                                        THE FIRST NATIONAL BANK OF
                                        BOSTON, AS TRUSTEE


                                        By [signature illegible]
                                           -------------------------------
                                           Vice President

                                        SECURITY PACIFIC NATIONAL BANK


                                        By [signature illegible]
                                           -------------------------------
                                           Vice President

                                        By Eugene B. Watson
                                           -------------------------------
                                           Vice President

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )


     On this the 30th day of December, 1985, before me, Barbara J. Juric, the undersigned Notary Public, personally appeared Lionel E. Burton and ____________________________,


     / - / personally known to me


     / X / proved to me on the basis of satisfactory evidence



to be the person(s) who executed the within instrument as _______________________________ and ___________________________ or on behalf of
The Redevelopment Agency of the City of San Marcos therein named, and acknowledged to me that the Agency executed it.

     WITNESS my hand and official seal.




                                        /s/ Barbara J. Juric
                                        -----------------------------
                                        Notary's Signature

(S E A L)

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )



     On this the 31st day of December, 1985, before me, Kay J. Thornburg, the undersigned Notary Public, personally appeared Wendy A. Warnick,


          / - / personally known to me


          / X / proved to me on the basis of satisfactory evidence

to be the Vice President of University Financial Corporation, a partner of the partnership that executed the within instrument on behalf of the partnership therein named, and acknowledged to me that the corporation executed it.

     WITNESS my hand and official seal.


                                        /s/ Kay J. Thornburg
                                        -----------------------------
                                        Notary's Signature



(S E A L)

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )



     On this the 31st day of December, 1985, before me, Kay J. Thornburg, the undersigned Notary Public, personally appeared Bruce A. Schoen,


          / - / personally known to me

          / X / proved to me on the basis of satisfactory evidence


to be the Vice President of Brim & Associates, Inc., a partner of the partnership that executed the within instrument on behalf of the partnership therein named, and acknowledged to me that the partnership executed it.

     WITNESS my hand and official seal.



                                        /s/ Kay J. Thornburg
                                        -----------------------------
                                        Notary's Signature



(S E A L)

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )


     On this the 31st day of December, 1985, before me, Kay J. Thornburg, the undersigned Notary Public, personally appeared K. D. Woods,


          / - / personally known to me


          / X / proved to me on the basis of satisfactory evidence

to be the person(s) who executed the within instrument as Vice President on behalf of The First National Bank of Boston therein named, and acknowledged to me that the bank executed it.

     WITNESS my hand and official seal.



                                        /s/ Kay J. Thornburg
                                        -----------------------------
                                        Notary's Signature

(S E A L)

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )


     On this the 31st day of December 31, 1985, before me, Kay J. Thornburg, the undersigned Notary Public, personally appeared G. O. Clements.


          / - /  personally known to me


          / X /  proved to me on the basis of satisfactory evidence

to be the person(s) who executed the within instrument as Vice President or on behalf of Security Pacific National Bank therein named, and acknowledged to me that the bank executed it.

     WITNESS my hand and official seal.



                                        /s/ Kay J. Thornburg
                                        -------------------------------
                                        Notary's Signature



(S E A L)

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF SAN DIEGO  )


     On this the 31st day of December 31, 1985, before me, Kay J. Thornburg, the undersigned Notary Public, personally appeared Eugene Watson.


          / - /  personally known to me


          / X /  proved to me on the basis of satisfactory evidence

to be the person(s) who executed the within instrument as Vice President or on behalf of Security Pacific National Bank therein named, and acknowledged to me that the bank executed it.

     WITNESS my hand and official seal.


                                        /s/ Kay J. Thornburg
                                        ------------------------------
                                        Notary's Signature



(S E A L)

                                  EXHIBIT 301
                                  -----------

                                 FORM OF BOND

________________________________________________________________________________

          The form of the Bonds is, for the sake of convenience, shown as a single, fully registered Bond. Appropriate and necessary changes should be made in any Bond or Bonds subsequently issued.

________________________________________________________________________________

No. R_                                                             $____________

                           UNITED STATES OF AMERICA


                              STATE OF CALIFORNIA


              THE REDEVELOPMENT AGENCY OF THE CITY OF SAN MARCOS

                             ADJUSTABLE/FIXED RATE


                           MULTIFAMILY HOUSING BOND


                        (SAN MARCOS RETIREMENT VILLAGE)


REGISTERED OWNER:

PRINCIPAL AMOUNT:                                                  DOLLARS

MATURITY DATE   December ____, 2010

BOND DATE:  As of December 31, 1985

________________________________________________________________________________

     THIS BOND IS NOT A GENERAL OBLIGATION OF THE CITY OF SAN MARCOS OR THE REDEVELOPMENT AGENCY OF THE CITY OF SAN MARCOS NOR A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF CALIFORNIA, BUT IS PAYABLE SOLELY FROM THE REVENUES PLEDGED FOR ITS PAYMENT IN ACCORDANCE WITH THE DEED OF TRUST, INDENTURE OF TRUST AND AGREEMENT REFERRED TO BELOW.
________________________________________________________________________________

     1.   Payment Provisions.  The Redevelopment Agency of the city of San
          ------------------
Marcos, (the "Issuer"), for value received, promises to pay to the Registered Owner of this Bond, or registered assigns or legal representatives (but only from the special, limited sources and in the manner hereinafter described), the Principal Amount on the Maturity Date unless redeemed prior thereto as hereinafter provided, and to pay interest from the Bond Date, at the rates, and payable on the dates, set forth below on the unpaid principal amount of this Bond outstanding from time to time.

          The final payment of principal and premium, if any, and interest shall be payable in immediately available funds at the corporate trust office of the Trustee (hereinafter defined) upon surrender of this Bond, and other payments (except as otherwise provided herein) shall be payable by wire transfer of immediately available funds, provided sufficient wire transfer instructions have been given to the Trustee, and otherwise by check or draft mailed by the Trustee to the Registered Owner at its address appearing on the bond register kept by the Trustee, as of the close of business on the Record Date, which when used herein shall mean (a) with respect to any Adjustable Period Interest Payment Date (as hereinafter defined), the business day next preceding such Adjustable Period Interest Payment Date or (b) with respect to any Fixed Period Interest Payment Date (as hereinafter defined), the fifteenth day of the month next preceding such Fixed Period Interest Payment Date, or, if such day shall not be a business day, the next preceding business day.

          The terms and conditions of this Bond are continued on the reverse hereof and such continued terms and provisions shall for all purposes have the same effect as though fully set forth at this place.

          Principal and premium, if any, and interest are payable in lawful money of the United States of America.

          a.   Adjustable Rate Period.  This Bond shall bear interest from and
               ----------------------
including the date hereof (except as herein provided) until payment of the principal thereof shall have been made or provided for in accordance with the provisions hereof and of the Indenture (hereinafter defined) whether at maturity, upon redemption or otherwise. Prior to the date on which San Marcos Retirement Village, a California general partnership, (the "Borrower"), or the LOC Bank (hereinafter defined) elects to exercise the option Under the Indenture to convert the interest rate hereon to a fixed rate as hereinbelow described (the "Conversion Date"), this Bond shall bear interest at a rate (the "Adjustable Rate") equal to the lesser of (a) 12 1/2% per annum and (b) a floating rate established as herein provided.

          Except as provided in the last sentence of this paragraph, the floating rate shall be equal to ARBI plus a fixed interest component ("FIC") equal to (x) one quarter of one percent (1/4th of 1%) or (y) from and after the first Wednesday of the Adjustable Rate Interest Period next succeeding the 15th day after the Remarketing Agent gives notice to the Registered Owners of the Bonds that the Bonds have been rated AA or better (or the equivalent thereof) by S&P or Moody's or their respective successors and so long as such rating shall remain in effect, one-eighth of one percent (1/8th of 1%), provided that:

          i. if the Trustee shall have received a notice tendering any of the Bonds for purchase as described in Section 401(d) of the Indenture and if the Remarketing Agent (initially The First National Bank of Boston pursuant to a Remarketing Agreement dated as of December 1, 1985 among the Borrower, the Trustee and said Bank and including any successor or replacement Remarketing Agent) shall remarket all or a portion of the Bonds, the floating rate of interest for all of the Bonds shall be equal to the sum of (A) ARBI, plus (B) the FIC, plus (C), if required to enable the Remarketing Agent to remarket such tendered Bonds at par plus accrued interest, an additional interest component ("AIC") determined as hereinafter provided. The AIC shall be equal to that percentage of interest, determined by the Remarketing Agent in connection with any remarketing effort and expressed in increments of 1/8th of 1% per annum, which when added to the sum of ARBI plus the FIC will produce the interest rate per annum necessary to enable the Remarketing Agent to remarket such Bonds at par plus accrued interest. The AIC shall become effective with respect to all Bonds as of the purchase date with respect to Bonds tendered Under Section 401(d) of the Indenture, unless such date occurs after the last Wednesday of a Adjustable Rate Interest Period, in which case such AIC shall become effective as of the first Wednesday of the next Adjustable Rate Interest Period; and

          ii. if an AIC is added to the floating rate pursuant to the preceding clause (i), such AIC shall remain in effect Until the end of the Adjustable Rate Interest Period following the Adjustable Rate Interest Period in which Bonds Were remarketed (except as provided in clause (iii) below), until a further adjustment to the floating rate is made pursuant to the preceding clause (i) or Until the interest rate on the Bonds is otherwise determined as Provided herein; and

          iii. if the Remarketing Agent shall have advised the Borrower, the Issuer, the Trustee and each Registered Owner not less than seven days prior to the first Wednesday of any Adjustable Rate Interest Period that the discontinuance of the AIC would result in the Bonds bearing interest at a rate different from the interest rate per annum necessary to enable the Remarketing Agent to remarket the Bonds at par plus accrued interest, the floating rate shall be equal to the floating rate as last adjusted pursuant to the preceding clause (i) until such time as the floating rate may again be adjusted pursuant to such clause (i) or until the interest rate on the Bonds is otherwise determined as provided for herein and;

          iv. in the event that the Remarketing Agent shall have determined (which determination shall be within the judgment and discretion of the Remarketing Agent) that the Bonds may be remarketed at par plus accrued interest at an adjustable Rate equal to ARBI, then from and after the first Wednesday of the Adjustable Rate Interest Period next succeeding the 15th day after the Remarketing Agent gives notice to the Registered Owners of the Bonds that it has made such determination and so long as such determination shall remain in effect, the FIC shall equal zero.

               In the event that The First National Bank of Boston discontinues the announcement of ARBI, the floating rate shall be equal to the average coupon rate of interest expressed as a percentage of the yield evaluations at par of United States Treasury obligations having a maturity of 91 days, which is determined by the Remarketing Agent as necessary to remarket the Bonds at par plus accrued interest, and which shall be announced by the Remarketing Agent to the Trustee, the Issuer and the Borrower on Wednesday of each week, beginning on the first such Wednesday following the discontinuance of ARBI, each change in such floating rate to take effect on the Wednesday next following its announcement.

               As used herein, "ARBI" means the rate, calculated as a percentage (the "ARBI Percent") of the FNBB Base Rate, which is announced by The First National Bank of Boston from time to time, as the annual rate of interest which, in the sole judgment of The First National Bank of Boston, will result in the minimum yield attainable on tax-exempt adjustable-rate bonds supported by the letter of credit of The First National Bank of Boston. ARBI shall change as and when the FNBB Base Rate changes, provided that (a) ARBI shall not be lower on any day during any Adjustable Rate Interest Period, than on the first Wednesday of such Adjustable Rate Interest Period, and (b) changes in the FNBB Base Rate of which the

Trustee is given notice after the last Wednesday in any Adjustable Rate Interest Period shall become effective on the first Wednesday of the next succeeding Adjustable Rate Interest Period. Changes in ARBI which result from a change in the ARBI percent shall become effective with respect to a Adjustable rate Interest Period only if the Trustee is given notice of such change in the ARBI Percent at least seven days prior to the first Wednesday of such Adjustable Rate Interest Period. Changes in the FNBB Base Rate and ARBI Percent shall be communicated by The First National Bank of Boston to the Trustee and the Remarketing Agent promptly after they are announced. As used herein, "FNBB Base Rate" means the per annum rate of interest from time to time announced by The First National Bank of Boston at its principal office in Boston, Massachusetts as its Base Rate. As used herein, "Adjustable Rate Interest Period" means each period during the Adjustable Rate Period commencing on (and including) the first Wednesday of each calendar month (or in the case of the first such period the date of delivery of the Bonds to the original purchaser) and ending on (but excluding) the first Wednesday of the next succeeding calendar month.

               Interest prior to the Conversion Date shall be computed on the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed, and shall be payable on (i) the first Wednesday in each calendar month during the Adjustable Rate Period commencing February 5, 1986, and (ii) the Conversion Date (each such date being herein referred to as an "Adjustable Period Interest Payment Date").

          b.   Fixed Rate Period.  Subsequent to the Conversion Date, this Bond
               -----------------
shall bear interest at a fixed rate as hereinafter described. Such interest shall be computed on the basis of a 360-day year, consisting of twelve 30-day months, and shall be payable on each January l and July l thereafter Until the principal of and premium, if any, and interest on, this Bond shall have been paid in full or provision shall have been made for the payment thereof in accordance with the Indenture (each such date being herein referred to as a "Fixed Period Interest Payment Date").

               Notwithstanding anything herein contained to the contrary, the interest rate on this Bond shall be established at a fixed rate (the "Fixed Rate") upon the election by the Borrower (or Under certain circumstances the LOC Bank as hereinafter defined) to exercise the Option to Covert (as hereinafter defined) on such date which is a business day as the Borrower (or the LOC Bank) shall select, subject to the terms and conditions of the Indenture. The

Fixed Rate will be the rate of interest certified to the Borrower, the LOC Bank and the Trustee by the Remarketing Agent no fewer than three business days prior to the Conversion Date as the minimum rate of interest which, in the opinion of the Remarketing Agent, is necessary to sell the Bonds in a secondary sale (by private placement, so long as the Remarketing Agent shall be an entity not allowed to sell the bonds publicly) on the Conversion Date at a price equal to 100% of the outstanding principal amount thereof; provided, however, that such rate of interest shall not be less than 75% nor more than 125% of an index computed as hereinafter described (the "Fixed Interest Index") as of the Computation Date (as hereinafter defined). The Fixed Interest Index shall mean the interest rate index, determined by the Remarketing Agent and announced to the Trustee, the Issuer and the Borrower from time to time, based upon yield evaluations at par (on the basis of a term approximately equal to the time remaining until the maturity of the Bonds) of not less than ten component issuers of comparable credit quality selected by the Remarketing Agent which may include, without limitation, issuers of industrial development revenue bonds and other limited and special obligation bonds, the interest on which is exempt from federal income taxation. In the event the Letter of Credit (hereinafter defined) remains outstanding and available on and after the Conversion Date or a substitute credit facility is issued and available on and after such date, the component issuers are required to be of the same rating category as shall then be assigned to the Bonds (or, if the Bonds are not rated, the long-term obligations of the issuer of the Letter of Credit or such substitute credit facility, as the case may be) by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"). In the event the Letter of Credit will not remain outstanding and available on and after the Conversion Date and no substitute credit facility will be issued and available on and after the Conversion Date, then the component issuers shall be of the same credit quality as the Borrower in the judgment of the Remarketing Agent. The specific issuers included in the component issuers may be changed from time to time by the Remarketing Agent in its discretion. In the event the Fixed Interest Index cannot be determined by the aforementioned method, such Index will be equal to 95% of the most recent Bond Buyer Revenue Bond Index; provided that if the Bond Buyer Revenue Bond Index is no longer published, then such Index will be equal to 90% of the average of the yield evaluations at par of United States Treasury obligations having a term to maturity within one year of the regaining time to maturity of the Bonds as computed by the Remarketing Agent; and provided further that if such Index cannot be determined by any of such methods, then it will be equal to 12 1/2%.

               As and for a sinking fund for the Bonds subsequent to the Conversion Date, the Issuer shall cause to be deposited into the Bond Fund on the first anniversary of the Conversion Date and on the same day of each year thereafter an amount which shall amortize the principal amount of Bonds outstanding at the Fixed Rate from the first anniversary of the Conversion Date to and including the Maturity Date so as to produce substantially equal debt service payments (principal and interest) on the Bonds in each such year (after taking into account considerations relating to the marketability of the Bonds). Such amounts shall be set forth in a supplemental indenture executed and delivered for such purpose.

          c.   Option to Convert.  The Borrower (or under certain circumstances
               -----------------
the LOC Bank hereinafter defined) may exercise the right to convert to a fixed rate (the "Option to Convert") at any time on or after the six month anniversary of the Bond Date by giving written notice to the Issuer, the trustee and the LOC Bank stating (i) its election to convert to the Fixed Rate, which notice shall specify the date as of which the Fixed Interest Index shall be computed (the "Computation Date") (which date shall not be more than five business days from the date of such notice), (ii) the Conversion Date, which date shall not be less than 20 nor more than 60 days from the date the Borrower gives such notice,
(iii) whether the Letter of Credit has been extended and the terms thereof, or whether a substitute credit facility has been obtained and the terms thereof,
(iv) a debt service schedule for the Bonds and (v) a form of notice of redemption satisfying the requirements of the indenture and containing all the information required to be included in such notice. Such notice shall be accompanied by an opinion of Bond Counsel stating that the establishment of the Fixed Rate and the purchase and resale of the Bonds in connection therewith are authorized and permitted by the Indenture and the Enabling Act, and will not have an adverse effect on the exemption from federal income tax of interest on the Bonds.

          2.   Effect of Determination of Taxability.  The Bonds shall be
               -------------------------------------
redeemed by the Issuer (but only from the limited sources and in the manner hereinafter described), prior to stated maturity, in whole, upon the occurrence of a Determination of Taxability (hereinafter defined). The redemption price for the Bonds to be redeemed in such event shall be equal to the sum of the outstanding principal amount thereof plus accrued and unpaid interest thereon to the redemption date, at the Adjustable Rate or the Fixed Rate, as the case may be, plus if the Determination of Taxability occurs during the Fixed Rate Period (hereinafter defined) a premium equal to 3% of the outstanding principal amount of the Bonds.

          "Determination of Taxability" means a determination that the interest income on any of the Bonds does not qualify as exempt interest under Section 103 of the Internal Revenue Code of 1954, as amended ("exempt interest"), for a reason other than that a Registered Owner is a "substantial user" of the Project or a "related person" of the Borrower within the meaning of Section 103(b)(13) of said Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

          a. the date on which the Trustee receives an opinion of Bond Counsel that the interest income on any of the Bonds does not qualify as exempt interest; or

          b. the date on which the Trustee receive notice that any change in law or regulation has become effective or that the Internal Revenue Service has issued any private ruling, technical advice or any other written communication with or to the effect that the interest income on any of the Bonds does not qualify as exempt interest; or

          c. the date on which the Borrower receives notice from the Trustee in writing that the Trustee has been advised by any Registered Owner that the Internal Revenue service has issued a thirty-day letter or other notice which asserts that the interest on the Bonds does not qualify as exempt interest.

          Any such redemption shall be made not less than 15 days after the Determination of Taxability. Any Determination of Taxability shall be conclusive as to the Issuer, the Borrower and the Registered Owner.

     3.   Description of Bond Issue.  This Bond is one of an issue of
          -------------------------
$13,500,000 Adjustable/Fixed Rate Industrial Development Revenue Bonds (San Marcos Retirement Village Project) (the "Bonds") issued under an Indenture of Trust and Agreement dated as of December 1, 1985 (together with any supplements, the "Indenture") among the Borrower, the Issuer, The First National Bank of Boston, as Trustee (the "Trustee", which term includes any successors in said trust), and Security Pacific National Bank. The proceeds of the Bonds will be loaned (the "Loan") by the Issuer to the Borrower Under the Indenture to finance costs of acquiring, improving and equipping residential dwelling units and facilities for the elderly (the "Project"), including costs incidental thereto and to the financing thereof, for use by the Borrower within the City of San Marcos, California (the "City"), thereby providing for development and employment opportunities. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of California and pursuant to Chapter 8 (commencing with Section 3375) of
Part 1 of Division 24 of the health and Safety Code of the State of California, as amended, and resolutions duly adopted by Issuer, which resolutions also authorize the execution and delivery of the Indenture.

          Simultaneously with the delivery of the Bonds, there has been delivered to the Trustee an irrevocable direct draw letter of credit (the "Letter of Credit") issued by Security Pacific National Bank (the "LOC Bank") pursuant to a Reimbursement Agreement between the Borrower and the LOC Bank, dated as of December 1, 1985 (the "Reimbursement Agreement"), to provide for the payment of principal of and premium, if any, on the Bonds, and up to 46 days' interest (subject to reinstatement as provided therein) accrued on the Bonds. By its terms, the Letter of Credit will expire on December 31, 1992, but may be extended, renewed or replaced by a substitute credit facility (including an irrevocable transferable letter of credit, insurance policy, guaranty, surety bond or other agreement) on or before such date, if the Borrower shall furnish to the Trustee (i) an opinion of Bond Counsel stating that the delivery of such substitute credit facility to the Trustee is authorized under the Indenture and complies with the terms thereof, (ii) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (and substantially similar in content with respect to the substitute credit facility as those opinions originally rendered with respect to the Letter of Credit in connection with the original issuance of the Bonds) to the effect that the substitute credit facility is the valid, binding and enforceable obligation of the bank or other institution issuing it and that payments on the Bonds out of the proceeds of a drawing on the substitute credit facility will not constitute voidable preferences under the federal Bankruptcy Code or other applicable laws and regulations and (iii) written evidence from Moody's, if this Bond is rated by such rating agency, and S&P, if this Bond is rated by such rating agency in each case to the effect that such rating agency has reviewed the proposed substitute credit facility and that the substitution of the proposed substitute credit facility for the Letter of Credit will not, by itself, result in a reduction of its rating of this Bond from that which then Prevails. The Borrower, at its election, may, with the consent of the LOC Bank, extend the credit facility or may provide for a Substitute Letter of Credit for the period after the expiration of the Letter of Credit.

          The obligations of the Borrower to pay or cause to be paid Loan payments sufficient for the prompt payment when due of the principal of, premium, if any, and interest on the Bonds are expected to be secured by a first deed of trust on and security interest in certain property of the Borrower (the "Mortgaged Property"). As security for the performance by the Borrower of its obligations under the Reimbursement Agreement to reimburse the LOC Bank with respect to drawings under the Letter of Credit, the Borrower is expected to grant to the Trustee for the benefit of the LOC Bank, a second deed of trust on and security interest in any Mortgaged Property.

          The Bonds are to be equally and ratably secured and entitled to the protection given by the Indenture and the Letter of Credit or any substitute credit facility. Reference is hereby made to such documents for a description of the nature and the extent of the security for the Bonds, the rights, duties and obligations and immunities of the Issuer, the Trustee and the Registered Owners and the terms upon which the Bonds are or may be issued and secured.

     4.   Exchange and Transfer.  This Bond is exchangeable for fully registered
          ---------------------
bonds in denominations of not less than $500,000 and integral multiples of $50,000 during the Adjustable Rate Period and not less than $5,000 and integral multiples thereof during the Fixed Rate Period, as Provided in the Indenture.

          This Bond is transferable on the bond register upon its Surrender at the corporate trust office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee, duly executed by the Registered Owner or its attorney or legal representative, as provided in the Indenture.
The Issuer and the Trustee may treat the Registered Owner as the absolute owner hereof for all purposes and shall not be affected by any notices to the contrary.

     5.   Redemption.  Principal of the Bonds is subject to redemption as
          ----------
follows:

          a.   Optional Redemption.  The Bonds may be called for redemption on
               -------------------
or prior to the Conversion Date, as Provided by Section 401(a) of the Indenture, by the Issuer at the direction of the Borrower (but only from the limited sources and in the manner hereinabove described), in whole or in part in the amount of $500,000 or any integral multiple of $50,000 above $500,000, from time to time on any Adjustable Period Interest Payment Date in each January, April, July and October, at a redemption price equal to the principal amount thereof together with accrued interest thereon to the

Adjustable Period Interest Payment Date fixed for redemption; provided, however, that no such redemption may be effected prior to July 1, 1986, and, provided further that the Borrower has deposited money with the Trustee in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of Credit.

          The Bonds may be called for redemption subsequent to the fifth anniversary of the Conversion Date, as provided by section 401(a) of the Indenture, by the Issuer at the direction of the Borrower on any Interest Payment Date (but only from the limited sources and in the manner hereinabove described) as a whole or from time to time in part in the amount of $500,000 or any integral multiple of $50,000 above $500,000, at a redemption price equal to the principal of and accrued interest on the Bonds to the date fixed for redemption plus a premium equal to 3% in the first year the Bonds are so subject to redemption, declining 1% per year thereafter until the premium equals zero; provided that the Borrower has deposited money with the Trustee in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of Credit.

          b.   Extraordinary Redemption.  Principal of the Bonds shall be
               ------------------------
redeemed in whole but not in part by the Issuer (but only from the limited sources and in the manner hereinbelow described), at the option and direction of the Borrower, on any date at a redemption price of 100% of the principal amount redeemed, plus accrued interest to the redemption date, if any of the following events shall have occurred:

               i. The Project or any production facility served thereby shall have been damaged or destroyed to such extent that, in the opinion of the Borrower, the Project cannot be reasonably restored within a period of twelve months from the date of such damage or destruction, or the Borrower is thereby prevented from carrying on its normal operation of the Project for a period of twelve months from the date of such damage or destruction; or

               ii. Title to or the temporary use of all or Substantially all of the Project or any production facility Served thereby shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented from carrying on its normal operation of the Project for a period of twelve months; or

               iii. As a result of changes in the constitution of the United States of America or of the State of california or of legislative or administrative action (whether state or federal) or by final decree or judgment of any court or administrative body (whether state or federal), the Bonds or the Indenture become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or unreasonable burdens or excessive liabilities are imposed upon the Borrower, by reason of the operation of the project; or

               iv. There shall have occurred a change in the economic availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project or a technological or other change which in the reasonable judgment of the Borrower renders the project uneconomic, impractical or infeasible for the purposes for which originally acquired, improved and equipped.

provided that the Borrower has deposited money with the Trustee in sufficient amounts to provide Priority Funds or has obtained the consent of the Bank to pay the redemption price with a draw on the Letter of Credit.

                    To exercise its option pursuant to this subparagraph (b) the Borrower shall give notice of its intention to redeem to the Issuer and the Trustee within twelve months after the occurrence of an event described above. The notice shall refer to the applicable section of this paragraph, describe and give the date of such event and direct the redemption of all outstanding Bonds on a Specified date which shall not be earlier than 30 days following the date of such notice.

          c. Mandatory Redemption. Principal of the Bonds shall be redeemed without premium from funds deposited in the Bond Fund pursuant to subparagraphs
 (a) and (b) of section 501B or pursuant to 502(e) of the indenture to the extent, in the manner and at the times Provided for therein at 100% of the principal amount redeemed in whole and not in part, plus accrued interest to the redemption date. The Bonds shall be redeemed, as provided in Paragraph 2 above, upon a Determination of Taxability.

          d.   Tender for Purchase upon Election of Bondholder. As provided in
Section 401(d) of the Indenture, on or prior to the Conversion Date this Bond may be tendered for purchase on the demand of the Registered Owner (but only from the limited sources and in the manner hereinabove described) on any business day at the purchase price specified in the next paragraph of this Bond upon delivery to the Trustee at its principal office of a written notice in the form of such notice appended hereto at the time of issuance of this Bond (a "Bondholder's Election Notice") which (i) states the principal amount of this Bond, (ii) states the date on which this Bond shall be purchased, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee (provided, however, that if the seventh day next succeeding the date of such delivery is not a business day such date may be the next preceding business day), (iii) irrevocably requests such purchase, and (iv) contains an undertaking of the registered owner hereof to deliver this Bond to The First National Bank of Boston, as depositary (the "Depositary"), as provided in such notice.

               By the acceptance of this Bond, the Registered Owner agrees that if there are funds available for such purpose in the Bond Purchase Fund established with the Depositary under the Depositary Agreement dated as of December 1, 1985 among the Trustee, the Borrower and the Depositary, then any Bond tendered to the Depositary for purchase as Provided in the preceding Paragraph shall be, on the date specified in the Bondholders Election Notice, purchased at a purchase price equal to the Principal amount thereof plus accrued interest, if any, to the date of Purchase; provided, however, that if the Purchase date for any Bond is an Interest Payment Date, the purchase price thereof shall be the principal amount thereof and interest on such Bond shall be paid to the Registered Owner in the normal course.

               NOTICE BY THE REGISTERED OWNER OF TENDER OF THIS BOND IS IRREVOCABLE. BY ACCEPTANCE OF THIS BOND THE REGISTERED OWNER AGREES (1) THAT UPON RECEIPT BY THE DEPOSITARY OF THE PURCHASE PRICE FROM A PURCHASER HEREOF THE REGISTERED OWNER SHALL SURRENDER THIS BOND TO THE DEPOSITARY, (2) THE OWNERSHIP OF THIS BOND SHALL BE TRANSFERRED TO THE PURCHASER WHETHER OR NOT SO SURRENDERED TO THE DEPOSITARY, (3) THEREAFTER THIS BOND SHALL NOT BE CONSIDERED AN OUTSTANDING BOND UNDER THE INDENTURE AND (4) THE REGISTERED OWNER SHALL BE ENTITLED ON AND AFTER THE PURCHASE DATE ONLY TO RECEIVE PAYMENT FROM THE PURCHASE PRICE SO DEPOSITED WITH THE DEPOSITARY, WITHOUT FURTHER ACCRUAL OF INTEREST.

          e. Tender for Redemption or Purchase upon Expiration of Letter of Credit or Occurrence of Conversion Date. As Provided in Section 401(e) of the Indenture, this Bond shall be redeemed by the Issuer or Purchased in accordance with the terms of the Depositary Agreement at a price equal to the principal amount thereof plus accrued interest to the redemption date seven days prior to the date of expiration of the Letter of Credit and on the Conversion Date. In the event such redemption is in connection with the occurrence of the conversion Date no redemption shall take place with respect to Bonds Purchased by the Borrower's designee in accordance with the Indenture.

               By acceptance of this Bond, the Registered owner agrees that any Bonds called for redemption in connection with the occurrence of the Conversion Date Pursuant to Section 401(e) of the Indenture may be purchased in lieu of redemption, by the Borrower's designee, which may not be the Borrower or a subsidiary or affiliate of the Borrower at a purchase price for each Bond equal to the Principal amount thereof plus interest, if any, thereon to the date of payment. The Purchase price will be paid from moneys deposited by the purchaser into an account designated by the Trustee.

          f. Notice of Redemption; Selection of Bonds to be Redeemed. Any redemption either as a whole or in part, shall be made upon notice given by mail at least ten days prior to the date fixed for redemption to the Registered Owners of Bonds to be redeemed; provided, however, that failure duly to give such notice by mail to any Registered Owner, or any defect therein, shall not affect the validity of the Proceedings for the redemption of any of the other Bonds. On the date designated for redemption, notice having been given as provided in the Indenture, the Bonds or portions thereof so called for redemption shall become and be due and payable at the redemption price Provided for redemption of such Bonds or such portions thereof on such date, and, if moneys for payment of the redemption price and the accrued interest shall be held by the Trustee or any paying agent, all as provided in the Indenture, interest on such Bonds or such portions thereof so Called for redemption shall cease to accrue, such Bonds or such portions thereof so called for redemption shall cease to be entitled to any benefit or security for redemption under the Indenture, and the owners thereof shall have no rights in respect of such Bonds or such Portions thereof so called for redemption except to receive payment of the redemption price thereof and the accrued interest so held by the Trustee or by any paying agent. If a portion of this Bond shall be called for redemption, a new registered Bond without coupons in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

               If less than all of the Bonds shall be called for redemption pursuant to the foregoing subparagraphs (a) or (c), the Particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee in the manner provided in Section 403 of the Indenture. All payments upon partial redemption of the Bonds shall be of amounts of not less than $50,000 during the Adjustable Rate Period and $5,000 during the Fixed Rate Period. Notice of any redemption shall be given to the extent, and in the manner, required by the Indenture. That portion of this Bond called for redemption shall cease to bear interest on the specified redemption date provided sufficient Priority Funds (as defined in the indenture) to redeem such portion and to pay accrued interest thereon to the redemption date are on deposit with the Trustee at that time. Thereafter such portion shall cease to be outstanding under the Indenture.

     6.   Additional Provisions.  The Registered Owner shall have no right to
          ---------------------
enforce the provisions of the Indenture or to institute or appear in Proceedings with respect to the Indenture or its enforcement except as provided in the indenture. In certain events as provided in the Indenture, the principal of all the Bonds then outstanding under the Indenture may become or be declared due and payable before their stated maturity, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only as Provided by the indenture.

          The Bonds shall not constitute the personal obligation, either jointly or severally, of any director, officer, employee or agent of the Issuer.

          This Bond shall not be valid or entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, the Issuer has caused this Bond to be duly executed, and its corporate seal to be hereunto affixed by the _________________________ of __________________________.


(Seal)                                  THE REDEVELOPMENT AGENCY OF THE
                                        CITY OF SAN MARCOS


Attest:


By _____________________________        By ____________________________

                         CERTIFICATE OF AUTHENTICATION



     This Bond is one of the Bonds described in the aforementioned Indenture.


                                        The First National Bank of Boston,
                                        as Trustee



                                        By ________________________________

                                                  Authorized Officer

                                  ASSIGNMENT



     FOR VALUE RECEIVED, _________________________________ , the undersigned, hereby sells, assigns, and transfers unto _________________________

Please insert Social Security or other identifying number of assignee
________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including zip code of transferee)

________________________________________________________________________________

the within Bond and all rights thereunder and hereby irrevocably constitutes and appoints

________________________________________________________________________________

attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________________________


                    ____________________________________________________________
                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever

                                  EXHIBIT 401
                                  -----------



                     FORM OF BONDHOLDER'S ELECTION NOTICE



Date ___________________________________________________________________________



To: The First National Bank of Boston, as Trustee under the Indenture of Trust and Agreement dated as of December 1, 1985 (the "Indenture") among The Redevelopment Agency of the City of San Marcos, San Marcos Retirement Village, The First National Bank of Boston, as Trustee and Security Pacific National Bank



Attention:  Corporate Trust Division

Gentlemen:

     Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of all or a portion of the Bond described below.

     1. The Bond is one of the The Redevelopment Agency of the City of San Marcos Adjustable/Fixed Rate Multifamily Housing Bonds (San Marcos Retirement Village Project), numbered R__, the Principal amount of which is $______________; and if only a portion of the Bond is requested to be purchased, the Principal amount of such portion is $__________ (which must be an integral multiple of $100,000).

     2. The date on which the Bond shall be Purchased (a day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of Boston or the City of San Diego, but not prior to the seventh calendar day immediately following the date of delivery of this Notice) shall be ____________.

     3.   The name of the registered owner is _______________________________
          and the address of such owner is __________________________________
          __________________________________________________________________.

     4. The person to whom or to whose order the proceeds of the purchase of the Bond are to be paid, and the address of such payee is
          __________________________________________________.



          I (we) hereby undertake to deliver such Bond to the Depositary at 100 Federal Street, Boston, Massachusetts 02110 no later than 10:00 A.M., Boston time, on the business day set forth in paragraph 2 above.

Name and signature of registered owner or registered owner's duly authorized attorney-in-fact:


          Name                           Signatures
          ----                           ----------

                                  EXHIBIT 501
                                  -----------

                               COST OF ISSUANCE

                                 DISBURSEMENTS
                               ----------------

Letter Of Credit Fee                         $102,845

Bond Counsel                                   37,000

Trustee Fee                                     8,200

Placement Fee                                 101,250

Annual Fee                                     16,875

Bank's Attorney                                45,000

Borrower's Attorney                            40,000

Printing and rating                            15,000

Trustee Counsel Fee                             5,250

Application & Filing (City of San Marcos)       1,500

Trustee Out-Of-Pocket                           2,750
                                             --------
  TOTAL                                      $375,670

                                  EXHIBIT 601
                                  -----------


                                  THE PROJECT



     The Project includes the construction in the City of San Marcos, California, of a two and three-story wood frame building containing approximately 170,000 square feet or floor space and will be approximately a 212-unit congregate rental facility for the elderly. Common areas will include a central kitchen and dining room with seating capacity for approximately 200 individuals. Activity areas and lounge space will be provided, as well as a beauty and barber shop, administrative offices, laundry, public restrooms and open areas for recreation Approximately 4 elevators will be located throughout the facility. The grounds will be landscaped. Approximately 120 parking spaces will be provided for residents, guests, and employees.

     The 212 units include approximately 38 studio units, approximately 140 one-bedroom units, and approximately 34 two-bedroom units. An emergency call system will connect each apartment unit to the central reception area. The Project will include a full service dietary program, housekeeping, security services and emergency call.

                                 EXHIBIT 904A
                                 ------------


                    BORROWER'S CERTIFICATE OF PROJECT COSTS
                    ---------------------------------------


     Each of the undersigned, as members of the Executive committee of San Marcos Retirement Village, a California general partnership (the "Borrower"), DO HEREBY CERTIFY to The Redevelopment Agency of the City of San Marcos (the "Issuer")

     1. I am a member of the Executive Committee of the Borrower, which is the owner of a residential congregate care housing project known as "San Marcos Retirement Village" (the "Project"), and am authorized to execute and deliver this certificate on behalf of the Borrower. The Borrower has applied to the Issuer for a loan (the "Loan") to finance a portion of the cost of the Project.

     2.   The total cost of the Project is not less than $      . The total cost
to be financed by the Loan and Investment earnings on the Loan is $          ,
which is the total of the costs in the categories and amounts set forth in schedules A, B and C hereto.

     3. The costs set forth in Schedules A, B and C are reasonable estimates of the cost of the Project, and such estimates will be reasonable upon issuance of the governmental obligations issued to finance the Project (the "Bonds").

     4.   Except as set forth on Schedules B and C hereto:

          (a) All of the costs of the Project are used to provide "residential rental property" as provided in Section 103(b)(4)(A) of the Internal Revenue Code of 1954, as amended (the "Code") and the Federal Income Tax Regulations (the "Regulations") promulgated thereunder, and are either:

               (i) amounts which are chargeable to capital account to increase the federal tax bases of the land and depreciable property which constitute the Project (or would be so chargeable with a proper election by the Borrower or but for a proper election by the Borrower to deduct such amounts), or

               (ii) amounts which represent the costs of securing the loan, and which may be deducted for federal income tax purposes ratably over the life of the Loan or may be chargeable to the Project capital account; and

          (b) With respect to all the land and depreciable property whose costs are listed on Schedule A:

               (i) improvements on the land consist of buildings or structures each containing one or more similarly constructed units or one or more proximate buildings or structures which have similarly constructed units (including all such buildings that are owned for federal tax purposes by the same person and financed pursuant to a common plan),

               (ii) all of the aggregate number of units in the buildings described in 4(b)(i) above are used other than on a transient basis, are available to members of the general public, and are complete facilities for living, sleeping, eating, cooking and sanitation,

               (iii) all of the units in the buildings described in 4(b)(i) above will be rented or available for rental on a continuous bases during the longer of the remaining term of the Bonds or the qualified project period as defined in Section 103(b)(12)(B) of the Code,

               (iv) land and other facilities that are functionally related and subordinate to the facilities described in this section 4(b) are of a character and size commensurate with the number and size of the living units, and

               (v) in the event one unit in a building is occupied by the owner thereof, such building must contain at least 5 units.

For purposes of the above, buildings are proximate if they are located on a single tract of land or any parcel or parcels of land which are contiguous except for the interposition of a road, street, stream or similar property. For purposes of the above, the qualified project period shall be a period beginning on the first day on which at least 10% of the aggregate number of units in buildings described in 4(b)(i) above are first occupied (or, if later, the date of issuance of the Bonds) and ending on the later of the date:

          (a) which is 10 years after the date on which at least 50% of aggregate number of units are first occupied,

          (b) which is that number of days after which any of the units are first occupied equal to 50% of the total number of days in the term of those Bonds with the longest maturity, or guidelines established by the Internal Revenue Service set forth in Rev. Proc. 62-21, 1962-2 C.B.418.

     IN WITNESS WHEREOF, I have signed this Certificate on December 31, 1985, and I declare under penalty of perjury that the foregoing statements are true to the best of my knowledge after investigation.


                                        SAN MARCOS RETIREMENT VILLAGE



                                        By ____________________________________
                                        Bruce Schoen



                                        By ____________________________________
                                        P.Garcia Ovies

                                  Schedule A
                              (Qualifying Costs)
             (All qualifying costs must be costs paid or incurred
                       after the inducement resolution)

1.   Land cost

       Acquisition                                $______________

       Site improvements                          $______________

2.   Building costs

       Construction                               $______________

       Acquisition                                $______________

       Remodeling                                 $______________

       Moving                                     $______________

3.     Machinery and equipment                    $______________

4.     Personal property installed in project     $______________

5.     Interest during construction on
         qualifying costs                         $______________

6.     Ongoing letter of credit fee during
         construction attributable to
         qualifying costs                         $______________

7.     Title and guaranty expenses                $______________

8.     Architect's fees                           $______________

9.     Financing fees
         (excluding bond issuance costs)          $______________

10.    Legal and accounting fees
         (excluding bond issuance costs)          $______________

11.    Inspection fees                            $______________

12.    Other costs (specify)                      $______________
         Project Mgmt./Construction Mgmt.         $______________
         Pre-opening Marketing                    $______________

                                  Schedule B
                            (Non-qualifying costs)



1.   Any expenditures paid or incurred prior
       to issuer's inducement resolution for
       the bond or other similar official
       action (including architect's fees,
       costs of plans and specifications and
       legal and financing charges)               $______________

2.   Post-construction interest                   $______________

3.   Post-construction premiums and
       letter of credit fees                      $______________

4.   Real estate taxes after completion of
       construction                               $______________

5.   Management fees                              $______________

6.   Developer's profit                           $______________

7.   Interest during construction on non-
       qualifying costs                           $______________

8.   Ongoing letter of credit fees during
       construction attributable to non-
       qualifying costs                           $______________

9.   Other costs (please specify)                 $______________

                                  Schedule C
                                (Neutral costs)



1.   Fees

          Bond counsel                            $______________

          Company counsel                         $______________

          Other counsel                           $______________

          Application and filing                  $______________

          Remarketing                             $______________

          Financial Consulting                    $______________

          Trustee Fee                             $______________

2.   Other costs in connection with the
       bonds (please specify)                     $______________

3.   Interest Reserve                             $______________

4.   Insurance premiums paid at closing or
       paid during construction period            $______________

5.   Initial letter of credit fee                 $______________

6.   Placement Fee                                $______________

                                 EXHIBIT 904B


                             MONITORING AGREEMENT


     This MONITORING AGREEMENT (sometimes herein this "Agreement"), is made as of the ______ day of ________________ , 19___ by and among
___________________________ (the "Monitoring Agent"), a
_________________________________ firm whose principal offices are located at
______________________________________________________________________________
SAN MARCOS RETIREMENT VILLAGE, a California partnership (the "Borrower") and THE FIRST NATIONAL BANK OF BOSTON (the Trustee"), the trustee under an Indenture of Trust and Agreement (the "Indenture") dated as of December 1, 1985, among The Redevelopment Agency of the City of San Marcos (the "Issuer"), the Borrower, Security Pacific National Bank and the Trustee in connection with a project known as San Marcos Retirement Village project (the "Project").

     WHEREAS, the Issuer has issued $13,500,000 of its Adjustable/Fixed Rate Multifamily Housing Bonds (San Marcos Retirement Village Project) (the "Bonds"), the proceeds of which have been or will be loaned by the Issuer to the Borrower (the "Loan"), pursuant to the Indenture, the proceeds of the Loan to be used by the Borrower to finance the construction, acquisition and equipping of the Project; and

     WHEREAS, in order to preserve the tax-exempt status of the bonds under
Section 103 of the Internal Revenue Code of 1954, as amended, and rulings and regulations promulgated thereunder ("Section 103"), the Borrower and the Issuer have entered into a certain Land Use Restriction Agreement dated as of December 1, 1985 (the "Land Use Restriction Agreement"), whereby the Borrower has agreed that the Project shall be operated in a manner so as to comply with the requirements of Section 103; and

     WHEREAS, to assure compliance with the terms and conditions of the Land Use Restriction Agreement and with the requirements of Section 103, the Trustee desires to employ a monitoring agent to monitor and to enforce the terms and conditions of the Land Use Restriction Agreement and to assist the Trustee in performing its duties thereunder; and

     WHEREAS, the Monitoring Agent is engaged in the business of originating and servicing mortgage loans financed by the issuance of tax-exempt bonds and notes and as such is capable of undertaking, on behalf of the Trustee, to monitor and to enforce the terms and conditions of the Land Use Restriction Agreement so as to assure compliance with Section 103 requirements.

     NOW THEREFORE, the Trustee and the Monitoring Agent agree as follows:

I.   DEFINITIONS
     -----------

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Land Use Restriction Agreement unless the context clearly indicates otherwise.

II.  POWERS AND DUTIES
     -----------------

     A.   Lower-Income Requirement.  Monitoring Agent shall, prior to the
          ------------------------
beginning of the Qualified Project Period, undertake to determine through review of the Income Certifications, the form of which is attached to the Land Use Restriction Agreement, from each prospective tenant and other reasonable means that the Lower-Income Requirement is satisfied during the Qualified Project Period and that all requirements of Paragraph 1 of the Land Use Restriction Agreement are continually satisfied for the periods required therein.

     Monitoring Agent shall receive from the Borrower an Income Certification from each prospective tenant who is to be the initial occupant of a Lower-Income Unit within ten (10) days after entering into a lease with such tenant and at least ten (10) days prior to said tenant's occupancy of the Lower-Income Unit.

     B.   Monthly and Annual Reviews.  Monitoring Agent shall undertake a
          --------------------------
periodic review of Project operations through review of quarterly and annual reports and Income Certifications and annual certificates of the Borrower to determine that the Project is being operated in compliance with the requirements of the Land Use Restriction Agreement. Periodic review by the Monitoring Agent shall include the following procedures:

     1.   Monthly Review
          --------------

          a. Monitoring Agent shall receive from the Borrower Within ten (10) days after the end of each month, Income Certifications for each tenant who commenced occupancy of a Lower-Income Unit during the preceding month and shall review the Income Certifications for compliance with low or moderate income standards (Note: Individuals who are qualifying individuals upon initial occupancy continue to be qualifying individuals even though they subsequently cease to be of low or moderate income).

          b. Monitoring Agent shall review Income Certifications and make a quarterly review of the books of the managing agent of the Project to determine that Lower-Income Units have not been either subleased or subsequently leased to other than qualifying individuals, and not occupied for a temporary period exceeding thirty-one (31) days by other than a qualifying individual.

     2.   Annual Review.
          -------------

          a.   Monitoring Agent shall receive from the Borrower within twenty
(20) days after the anniversary of the beginning of the Qualified Project Period a certification by the Borrower supporting reports:

          (i) Indicating the number and percent of units in the Project that were Lower-Income Units at all times during the year preceding the date of such certification.

         (ii) Certifying that the rental requirements set forth in Paragraph 5 of the Land Use Restriction Agreement has been met from the beginning of the Qualified Project Period to date.

        (iii) Certifying that any of the Lower-Income Units which were vacant at any time during the preceding year were not at any time occupied by other than a qualifying individual for a period exceeding thirty-one (31) days.

         (iv) Certifying that all things necessary and all actions required to assure compliance with the obligations of the Borrower under the Land Use Restriction Agreement, and to assure management and operation of the Project in accordance with the requirements under Section 103, have been done, do exist and are continuing.

          (v) Any non-compliance with the requirements under the Land Use Restriction Agreement shall, upon notice or discovery and within a period not to exceed sixty (60) days, be immediately cured, so that the Project is in full compliance with these requirements.

          b. Monitoring Agent shall within forty-five (45) days following the anniversary of the beginning of the Qualified Project Period submit a written report to the Issuer and the Trustee regarding the prior year s operation of the Project, which shall include a certification by the Monitoring Agent that to the best of the Monitoring Agent's knowledge and belief, upon reasonable investigation, the Project has been operated in compliance with the terms and conditions of the Land Use Restriction Agreement.

     C.   Notice of Non-Compliance.  Monitoring Agent shall act on behalf of
          ------------------------
the Issuer and the Trustee to assure compliance by the Borrower with the terms and conditions of the Land Use Restriction Agreement, and where the Borrower fails to comply with the terms and conditions of the Land Use Restriction Agreement, to notify the Borrower, the Issuer and the Trustee of such non-compliance within ten (10) days of notice or discovery of much non-compliance.

     D.   Notice of Certain Facts.  Monitoring Agent shall, upon notice from the
          -----------------------
Borrower or upon discovery otherwise of any of the following, give immediately (within fifteen (15) days) notice of such facts to the Issuer and the Trustee, and where appropriate the Borrower:

          1. Involuntary loss of the Project by the Borrower including losses resulting from fire, requisition, foreclosure, transfer of title, deed in lieu of foreclosure.

          2. Planned conversion of the Project to a cooperative or a condominium.

          3. Any non-compliance with the requirements under the Land Use Restriction Agreement.

     E.   Notice of Cure.  Monitoring Agent, upon notice or discovery of any
          --------------
non-compliance with the Land Use Restriction Agreement, shall give written notice by registered or certified mail of said non-compliance to the Borrower, the Issuer, and the Trustee immediately within fifteen (15) days) upon such notice or discovery and undertake at the direction of the Issuer, within a reasonable period (not more than sixty (60) days), to effect a cure of any non-compliance.

     F.   Agency.  Monitoring Agent shall carry out on behalf of the Trustee all
          ------
of the actions specified in subparagraphs A through E above as agent for the Trustee, and shall have no power or authority (expressed or implied) beyond the express power and authority set out herein.

III.  LIMITATIONS
      -----------

     Monitoring Agent has no power or authority, express, implied or otherwise, other than those expressly granted above. The Issuer shall have no liability for any costs, expenses or damages Incurred by or against Monitoring Agent except to the extent expressly provided in the Indenture.

IV.  TERMINATION
     -----------

     A. This Agreement may be terminated for cause by the Trustee upon written notice by it being mailed or delivered to the Monitoring Agent's address last known to the Trustee or upon oral notice by the Trustee, followed by such written notice, or by Monitoring Agent upon actual written notice to the Trustee.

     B. Termination of this Agreement in accordance with subsection A above shall in no way affect the parties' rights and liabilities under subparagraph D hereof.

     C. Any attempt on the part of the Monitoring Agent to assign or otherwise transfer any or all of its duties under this Agreement shall result in the termination of this Agreement and all power and authority of the Monitoring Agent, expressed herein or otherwise implied, shall expire immediately upon such attempted assignment or transfer.

     D. The Trustee, at its option, shall have the right to cancel this Agreement, without cause or reason, by giving notice to Monitoring Agent of not less than twenty (20) days. In the event of such cancellation, all rights and duties of Monitoring Agent and its rights to further compensation hereunder shall cease with respect to this Agreement, and Monitoring Agent shall transfer and deliver to or on the order of Trustee all information in its possession relating to the performances by the Borrower of its obligations under the Land Use Restriction Agreement which are in the possession of the Monitoring Agent or under its custody or control.

V.   CONFIDENTIALITY
     ---------------

     Monitoring Agent recognizes and agrees that any and all information regarding non-compliance with Section 103 and the Land Use Restriction Agreement shall be confidential as between the Monitoring Agent, the Issuer, the Borrower and the Trustee, and that the Monitoring Agent shall not otherwise disclose any fact or information regarding said non-compliance to any person, group or agency without the prior written consent of the Trustee and the Issuer.

VI.  COMPENSATION
     ------------

     A. As full compliance for performing the duties herein provided and the monitoring procedures performed by the Monitoring Agent, the Monitoring Agent shall be entitled to receive an initial fee of $____________ and a quarterly fee of $____________ to be increased annually by the percentage increase in applicable median income. The Monitoring Agent shall be required to pay all expenses incurred by it in connection with its monitoring under this Agreement, but will be reimbursed for any expenses and attorney's fees incurred by it in connection with the following:

               (i) Expenses and attorney's fees resulting enforcement upon the direction of the Trustee or the Issuer any provision of the Land Use Restriction Agreement.

              (ii) Extraordinary expenses incurred in connection with the investigation of non-compliance by the Borrower with the Land Use Restriction Agreement outside of the scope of the review procedure described hereunder.

VII. AMENDMENT
     ---------

     If, as a result of an amendment to the Land Use Restriction Agreement, the duties and procedures set out herein with respect to review for compliance with the Land Use Restriction Agreement must be amended to assure compliance with the amended Land Use Restriction Agreement and the requirements of Section 103 or any successor provision, then this Agreement shall be subject to amendment with respect to the duties and compensation of the Monitoring Agent.

VIII. TERM OF AGREEMENT
      -----------------

     Unless sooner terminated or canceled as herein provided or by mutual agreement, this Agreement shall continue in full force and effect during the period the Land Use Restriction Agreement is in effect.

IX.  CAPTIONS
     --------

     The captions of the paragraphs of this Agreement are inserted only as a matter of convenience and for reference only and they in no way define, limit or describe the scope of any paragraph of this Agreement or the intent of any provision hereof.

X.   SEVERABILITY
     ------------

     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or Unenforceable to any extent whatsoever.

XI.  GOVERNING LAW
     -------------

     This Agreement shall be governed by and construed in accordance with the applicable laws of the State of California, except to the extent that the laws of the United States may prevail.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives.



                                        By ___________________________________
                                        Title _______________________________


                                        SAN MARCOS RETIREMENT

                                             By Brim and Associates, Inc.



                                                By _____________________________
                                                   Name:
                                                   Title:

                                             By University Financial
                                                Corporation


                                                By _____________________________
                                                   Name:
                                                   Title:


                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as Trustee


                                        By _____________________________________
                                        Title __________________________________

                                 EXHIBIT 906A
                                 ------------

                             INCOME CERTIFICATION
                             --------------------


The undersigned hereby (certify) (certifies) that:

     1. This Income Certification is being delivered in connection with the undersigned's application for occupancy of Apartment #_____ in the San Marcos Retirement Village, in the city of San Marcos, California.

     2. List all the occupants of the apartment, the relationship (if any) of the various occupants, their ages, and indicate whether they are students (for this purpose, a student is any individual who has been, or will be, a full-time student at an educational institution during five months of the year in which this application is submitted, other than correspondence school, with regular facilities and students).

                                                      Student
Occupant                 Relationship      Age      (Yes or No)
- ----------               ------------      ---      -----------

(a)  _________________   _______________   ___      ___________
(b)  _________________   _______________   ___      ___________
(c)  _________________   _______________   ___      ___________
(d)  _________________   _______________   ___      ___________
(e)  _________________   _______________   ___      ___________


     3. Are any of the students listed in 2 above eligible to file a joint return for Federal income tax purposes?

                          Yes                      No

     4. The total anticipated income for each person listed in 2 above during the 12 month period commencing with the date occupancy will begin including:

          full amount, before any payroll deductions of wages, salaries, overtime, commissions, fees, tips and bonuses; net income from operation of a business or profession; interest and dividends and other net income from real or personal property; periodic payments from social security, annuities, insurance policies, retirement funds, pensions, disability or death benefits and other similar types of periodic payments; payments in lieu of earnings, such as unemployment and disability compensation, workers compensation and severance pay; public assistance income, where payments include amounts specifically designated for shelter and utilities; periodic and determinable allowances such as alimony and child support, and regular contributions or gifts from persons not residing in the dwelling; all regular and special pay and allowances of members of the Armed Forces (whether or not living in the dwelling) who are the head of the family or spouse; and any earned income tax credit to the extent it exceeds income tax liability;

     but excluding:

          casual, sporadic or irregular gifts; amounts which are Specifically for reimbursement of medical expenses; lump sum additions to family assets, such as inheritances, insurance payments (including payments under health and accident insurance and workers' compensation), capital gains and settlement for personal or property losses; amounts of educational scholarships paid directly to the student or the educational institution, and amounts paid by the government to a veteran for use in meeting the costs of tuition, fees, books and equipment, but in either case only to the extent used for such purposes; special pay to a serviceman head of a family who is away from home and exposed to hostile fire; relocation payments under Title II of the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970; foster child care payments; the value of coupon allotments for the purchase of food pursuant to the Food Stamp Act of 1964 which is in excess of the amount actually charged for the allotments; payments received pursuant to participation in ACTION volunteer programs; and income from the employment of children (including foster children) under the age of 18 years;

     is as follows:

                                               Anticipated
     Occupant                                 Annual Income
     --------                                 -------------

(a)  ____________________________________     __________________________
(b)  ____________________________________     __________________________
(c)  ____________________________________     __________________________
(d)  ____________________________________     __________________________
(e)  ____________________________________     __________________________

           Total                              __________________________


     5. If any of the occupants listed in 2 above has any Savings, bonds, equity in real property, or other form of capital investment (but do not include necessary items such as furniture or automobiles),* enter the following amounts:

          a.   the total value of all such assets owned by all such persons:
               $______________,

          b. the amount of income expected to be derived from such assets in the 12 month period commencing with the occupancy of the unit:
               $_______________, and

          c.   the amount of such income in 5(b) which is included in 4:
               $______________.

     6. RESIDENT'S STATEMENT: The information on this form is to be used to determine maximum income for eligibility. I/We have provided, for each person set forth in Section 2, either (1) an Employer's Verification of current anticipated annual income, if the occupant is currently employed or (2) copies of their most recent federal income tax return, if a return was filed for the most recent year. I/We certify that the statements above are true and complete to the best of my/our knowledge and belief and are given under the penalty of perjury.

Date:     (a)  ______________________________________________
          (b)  ______________________________________________
          (c)  ______________________________________________
          (d)  ______________________________________________
          (e)  ______________________________________________



______________________

* Include the value over and above actual consideration received, except in a foreclosure or bankruptcy, of any asset disposed of for less than fair market value within two years of the date of this Income Certification.



STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

     7. BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day, personally appeared _________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day of ______________, 19__.


                                       ----------------------------------------
                                       Notary Public in and for San Diego
                                       County, California
                                       My commission expires: _________________

     8.   OWNER/DEVELOPER'S STATEMENT: The family or individual(s) named in
Section 2 of this Income Certification is eligible under the provisions of the Land Use Restriction Agreement, to live in a unit in the Project, as defined in the Indenture of Trust Agreement among its owner, Security Pacific National Bank, The Redevelopment Agency of the City of San Marcos and The First National Bank of Boston, as trustee, and, the anticipated annual income from paragraph 4 and, if applicable, from paragraph 5 will be $___________. Thus, the family or individual(s) constitute(s):

               _______ a.     Lower-Income Resident;

               _______ b.     An Eligible Resident other than a Lower-Income
                              Resident.



- ---------------------------------              ---------------------------------
Signature of Owner's                                        Date
Authorized Representative

SUBJECT: DEVELOPER INSTRUCTIONS FOR INCOME CERTIFICATION



          In order to qualify as tax-exempt under Section 103(b)(4)(A) of the Internal Revenue Code, 15 percent or more in the case of targeted area projects, or 20 percent or more in the case of any other project, of the units in each multi-family residential rental project must be occupied by individuals of low or moderate income. In addition, state law requires that the balance of the units in such project be occupied by income-eligible persons. The purpose of the Income certification is to assist in determining whether the occupants of a particular unit are of "low or moderate" income for federal tax purposes or income-eligible for state law purposes.

          Part I of the Certificate asks for the Project Name, project Address et al., and should be filled out by a representative of the Developer.
- -- --
Similarly Part II of the certificate asks for the Apartment Address et al. and
                                                                    -----
should also be filled out by a representative of the Developer.

          Part III, Section I of the Certificate asks the occupants to list their names, relationship, ages, and whether they are students. Part II, Section 2 of the Certificate asks whether any of the students listed in Part III, Section l are able to file a joint return for Federal income tax purposes (i.e., are they married). Part III, Section 3 of the Certificate asks each occupant to list his/her anticipated annual income, as defined. Finally, Part III, Section 4 asks the occupants to estimate the value of all "capital investments" (excluding necessary items"), the estimated amount of income expected to be derived from these "capital investments" that has already been included in Part III, Section 3 of the Certificate. The occupant is referred to in instructions on the reverse of the Certificate to assist him/her in filling out the various Sections.

          The information provided in Sections 1 through 4 of Part III of the Certificate should be sufficient to determine whether an individual(s) or the family constitutes a lower-income resident for Federal income tax purposes, and whether the individual(s) or the family constitutes an eligible resident for state law purposes, if applicable.

          The Income Tax Regulations provide that the occupants of a unit shall not be considered "of low or moderate income" if all of the occupants are students no one of whom is entitled to file a joint return for Federal income tax purposes. Thus, if Section III,
Section 1 of the Certificate indicates that all of the occupants are students,
                                            ---
and if Part III, Section 2 of the Certificate indicates that none of the
- ---                                                          ----
students are able to file a joint return for Federal income tax purposes, (i.e., none of the students are married) the occupants are not "lower-income residents" even if the occupants have no income. It should be noted, however, that even though the occupants may not qualify as "lower income" for Federal income tax purposes, they may, in fact, qualify as "eligible residents" for State purposes.

          Assuming the occupants of the units are not all students, none of whom are entitled to file a joint return for Federal income tax purposes, the next step in filling out the certificate is to determine the "anticipated annual income" of the occupants of the unit for the "certification year. The "certification year" is the twelve-month period of time that begins on the date the unit is first occupied. Thus, if the certification is completed before the prospective occupants move in, the occupants should recertify the Certificate on the date they actually move into the unit so that you may determine whether they qualify as lower-income occupants.

          All payments from all sources received by the Family head (even if temporarily absent) and each additional member of the Family household, they main exception being the income from employment of children (including foster
                                     ----------    --------
children) under the age of 18 years that are members of the household, should be included in "anticipated annual income." For example, if a 17-year old son or daughter has a part- or full-time job that pays $5,000 per year and has income from bank deposits of $100 per year, only the $100 should be listed. Part III, Section l of the Certificate indicates the various relationships of the occupants in a household and their ages.

          Once the anticipated annual income in Part III, Section 3 of the Certificate has been totaled, you should determine whether the occupants have "capital investment," including capital investments of any children in the family, of more than $5,000 listed in Part III, Section 4a of the Certificate. If the "capital investments" exceed $5,000, "anticipated annual income" will be the sum of the amount totaled in Part III, Section 3 of the Certificate plus the
                                                                        ----
greater of, if any, (a) the actual amount of income in Part III, Section 4b,
- -------
minus the amount of income enumerated in Part III, Section 4c, if any, or (b) the "imputed amount of income" minus the amount of income enumerated in Part III, Section 4c, if any. The "imputed amount of income" is the value of the assets listed in Part III, Section 4a of the Income Certification multiplied by the "current passbook Savings rate" as determined by the United States Department of Housing and Urban Development. (The "current passbook savings rate" will vary from time to time and will first be available around October 1, 1984; if the "current passbook savings rate" is unavailable, you should multiply the value of the assets by 10%. For example, if the prospective occupants list assets of $7,000 in Part III, Section 4a of the Income Certification, and the "current passbook savings rate" is 6%, the "imputed amount of income is $420.

          The "anticipated annual income" of Part III, Section 3 of the Certificate plus, if the capital investments exceed $5,000, the necessary adjustments of Part III, Section 4 of the Certificate, as discussed in the preceding paragraph should be entered in the blank on the third line of the Owner/Developer Statement portion of the certificate. If this amount does not exceed 80 percent of the median gross income for the area, the occupants qualify as a lower-income residents and (a) should be checked in the Owner/Developer portion of the Certificate. If this amount exceeds 80 percent of the median gross income of the area, the occupants do not qualify as lower-income
                                           ---
residents. In such case, the occupants still may qualify as "eligible residents" for state law purposes and, if they so qualify (b) should be checked in the Owner/Developer portion of the Certificate.

          The "low or moderate" income requirement must be met for the "qualified project period." Thus, 20 percent, or 15 percent in the case of a targeted area, of the occupants at any one time must be of lower income beginning at the time when 10 percent of the units are first occupied. For example, if a project in a non-targeted area contains 200 units, the low income restrictions need not be met until 20 units have been occupied. However, as
                  ---
soon as 20 units have been occupied, 4 Units must actually be occupied by
                                                  --------
occupants of "low or moderate" income, or must have been previously occupied by occupants of "low or moderate" income, i.e., it is not sufficient that 4 units are reserved for lower income families.
    --------

          It should be noted that a unit occupied by an individual or family who at the commencement of such occupancy is of lower income is treated as occupied by such an individual or family during their occupancy of such an individual of family during their occupancy of such unit, even though they later cease to be of lower income. Further, if a tenant has occupied a unit for a length of time and decides to add a roommate, the "anticipated annual income" of the new tenant when he/she first occupies the unit, and the "anticipated annual income of the existing tenant when he/she first occupied the unit must be aggregated to determine whether the unit may continue to be certified as being occupied by "low or moderate" income individuals. If, however, the occupants of a unit move into another unit in the project, the second unit will be treated as occupied by a lower-income occupant only if the occupants qualified as lower income at the time of the move. Moreover, if a lower-income occupant moves out of a unit, such unit is treated as occupied by an individual or family of lower income until reoccupied at which time the character of the unit shall be redetermined.

                                 EXHIBIT 906B
                                 ------------

                            COMPLIANCE CERTIFICATE
                            ----------------------



     The undersigned, on behalf of San Marcos Retirement Village, a California partnership (the "Company"), has read and is thoroughly familiar with the provisions of the various loan documents associated with the issuance by The Redevelopment Agency of The City of San Marcos (the "Issuer"), of its $13,500,000 Adjustable/Fixed Rate Multifamily Housing Bonds (San Marcos Retirement Village Project), which documents include the following: (1) the Land Use Restriction Agreement dated as of __________ 1986 (the "Agreement") among the Company, The First National Bank of Boston, a national banking association (the "Trustee") and the Issuer and (2) the Indenture of Trust and Agreement between the Issuer, the Company and Security Pacific National Bank, and the Trustee dated as of December 1, 1985 (the "Indenture").


     The undersigned hereby certifies on behalf of the Company that during the entire calendar quarter immediately preceding the date of this certificate, (i) the following number of units in the Project were first occupied during such calendar quarter by Lower-Income Tenants (as such terms are defined in the Agreement) and (ii) the following number and percentages of dwelling units in the Project were either occupied by Lower-Income Tenants or were held vacant and available for such occupancy for all of such period:

                                                       Percent of
                                     Total Number     Total Units
                   Number Newly     Units Occupied      Occupied
                  Occupied Units     or Available     or Available
Lower-Income
Tenants:          ______________    ______________    ______________%

All Tenants:      ______________    ______________    ______________%

     The Company further certifies that attached hereto is a listing of all tenants who commenced occupancy or terminated occupancy of a unit in the Project during the preceding month, identified by name and unit number.

     The undersigned hereby certifies that the representations, warranties and agreements of the Company contained in the Land Use Restriction Agreement are and true and correct and have been duly performed by the Company in all respects, all as of the date of this certificate, and that to the best of the Company's knowledge the Company is not in default under any of the above documents, with the exception of the following (if none, please so state):



                                        SAN MARCOS RETIREMENT VILLAGE, a
                                        California partnership



                                        By: __________________________________


Date:_____________________